Amended and Restated Receivables Loan Agreement



                           Dated as of December 23, 1998


                                       Among


                            BWA Receivables Corporation,
                                    as Borrower,

                           Borg-Warner Automotive, Inc.,
                                as Collection Agent,

                                ABN AMRO Bank N.V.,
                                     as Agent,


                     The Banks from time to time party hereto,


                                ABN AMRO Bank N.V.,
                            as the Program LOC Provider,


                                        and


                            Windmill Funding Corporation

                                 Table of Contents

Section                                Heading                        Page
Article I Definitions

Section   1.1. Certain Defined Terms
Section   1.2. Other Terms
Section   1.3. Computation of Time Periods

Article II     Loans to Borrower and Settlements
Section   2.1. Loans
Section   2.2. Optional Liquidations.
Section   2.3. Selection of Interest Rates and Tranche Periods.
Section   2.4. Fees and Other Costs and Expenses
Section   2.5. Maintenance of Secured Interest; Deemed Collection
Section   2.6. Reduction in Commitments
Section   2.7. Optional Prepayments.
Section   2.8. Assignment of Purchase Agreement.

Article III    Sales to and from Windmill; Allocations
Section   3.1. Required Loans from Windmill
Section   3.2.  Loans by Windmill
Section   3.3. Allocations and Distributions

Article IV     Representations and Warranties
Section 4.1.   Representations and Warranties
Section 4.2.   Reaffirmation of Representations and Warranties

Article V Conditions Precedent and Subsequent
Section 5.1.   Conditions to Closing
Section 5.2.   Conditions Subsequent.
Section 5.3.   Condition to Each Loan

Article VI     Covenants
Section 6.1.   Affirmative Covenants of the Borrower
Section 6.2.   Negative Covenants of the Borrower

Article VII    Administration and Collections

Section 7.1.   Appointment of Collection Agent.
Section 7.2.   Duties of Collection Agent
Section 7.3.   Lock-Box Arrangements.
Section 7.4.   Enforcement Rights
Section 7.5.   Responsibilities of the Borrower
Section 7.6.   Collection Agent Fee
Section 7.7.   Indemnities by the Collection Agent.

Article VIII   Termination Events
Section 8.1.   Termination Events
Article IX     Indemnification
Section 9.1.   Indemnities by the Borrower
Section 9.2.   Tax Indemnification and Characterization
Section 9.3.   Increased Cost and Reduced Return
Section 9.4.   Other Costs and Expenses
Section 9.5.   Withholding Taxes
Section 9.6.   Allocations

Article X The Agent
Section 10.1.  Appointment.
Section 10.2.  Delegation of Duties.
Section 10.3.  Exculpatory Provisions
Section 10.4.  Reliance by Agent
Section 10.5.  Notice of Termination.
Section 10.6.  Non-Reliance on Agent and Other Lenders.
Section 10.7.  Indemnification.
Section 10.8.  Agent in Its Individual Capacity
Section 10.9.  Successor Agent
Section 10.10. ABN AMRO Conflict Waiver
Section 10.11. Certain Actions

Article XI     Miscellaneous
Section 11.1.  Term of Agreement.
Section 11.2.  Waivers; Amendments
Section 11.3.  Notices.
Section 11.4.  Governing Law; Submission to Jurisdiction; Integration
Section 11.5.  Severability; Counterparts
Section 11.6.  Successors and Assigns; Participations; Assignments
Section 11.7.  Further Assurances
Section 11.8.  Right of Setoff.
Section 11.9.  Waiver of Confidentiality
Section 11.10. Confidentiality of Agreement
Section 11.11. Bankruptcy Petition Against Windmill
Section 11.12. Limitation of Liability
Section 11.13. Headings.
Section 11.14. Waiver of Trial by Jury.
Section 11.15. Administrator
Section 11.16. No Recourse
Section 11.17. Reliance on Information Obtained from Third Parties
Section 11.18. Excess Funds
Section 11.19. Enforceability of Receivables
Section 11.20. Integration
Signature

Exhibits
Exhibit A Credit and Collection Policy
Exhibit B-1    Form of Contract
Exhibit B-2    Contract Terms
Exhibit C Lock-Boxes and Lock-Box Banks
Exhibit D Form of Lock-Box Letter
Exhibit E Form of Periodic Report
Exhibit F-1    Form of Assignment-From Windmill to a Bank or the Program LOC
Provider
Exhibit F-2    Form of Assignment-From a Bank or the Program LOC Provider to
Windmill
Exhibit G Addresses of Borrower and Originators
Exhibit H Borrowers and Borg-Warner Entities Corporate Names;
          Trade Names; Assumed Names
Exhibit I Form of Opinion for Borg-Warner Entities
Exhibit J Form of Compliance Certificate
Exhibit K Form of Loan Request
Exhibit L Activities to Maintain Separate Corporate Existence of Borg-Warner Entities
Exhibit M Form of Transfer Supplement for Bank Commitment
Exhibit N Form of Transfer Supplement for Program LOC Provider
Exhibit O Form of Transfer Supplement for Windmill
Schedules
Schedule I     Banks and Bank Commitments

                  AMENDED AND RESTATED RECEIVABLES LOAN AGREEMENT

     Amended and Restated Receivables Loan Agreement, dated as of December 23, 1998, among the banks which are or may become a party to this Agreement (the "Banks"), Windmill Funding Corporation, a Delaware corporation ("Windmill"); ABN AMRO Bank N.V., as provider of the Program LOC (the "Program LOC Provider"); ABN AMRO Bank N.V., as agent for the Lenders (the "Agent"), BWA Receivables Corporation, a Delaware corporation (the "Borrower") and Borg-Warner Automotive, Inc., a Delaware corporation (the "Collection Agent").

Preliminary Statements

     The parties hereto are currently parties to that certain Receivables Transfer Agreement (the "Receivables Transfer Agreement") dated as of January 28, 1994 among the Borrower, the Agent, the Banks from time to time party thereto, the Program LOC Provider and Windmill. The Borrower desires to borrow money from the Lenders and to secure such borrowings with Receivables, and the Borrower has requested that necessary amendments be made to the Receivables Sale Agreement, the Lenders desire to make Loans to the Borrower subject to the terms and conditions of this Amended and Restated Receivables Loan Agreement, and, for the sake of clarity and convenience, that the Receivables Transfer Agreement be restated in its entirety as so amended. This Amended and Restated Receivables Loan Agreement amends and replaces in its entirety the Receivables Transfer Agreement. All references to the Receivables Transfer Agreement in any Transaction Document or in any other instrument or document shall, without notice, be deemed to refer to this Amended and Restated Receivables Loan Agreement.

     The parties hereto agree as follows:

Article I
Definitions
     Section 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "ABN AMRO" shall mean ABN AMRO Bank N.V., in its individual capacity and not in its capacity as the Agent.

     "ABN AMRO Prime Rate" shall mean at the time any determination thereof is to be made, a rate per annum equal to the greater (redetermined daily) of: (i) the floating commercial loan rate of ABN AMRO for Dollars announced from time to time, changing as and when said rate changes, and (ii) the Federal Funds Effective Rate plus three fourths of one percent (0.75%). The ABN AMRO Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by ABN AMRO. ABN AMRO may make commercial loans or other loans at rates of interest at, above or below the ABN AMRO Prime Rate.
     "ABN AMRO Roles" shall have the meaning ascribed to such term in Section 10.10.

     "Administration Agreement" shall mean that certain Amended and Restated Administration Agreement by and between the Management Company and the Administrator, dated as of November 15, 1994.

     "Administrator" shall mean ABN AMRO, in its capacity as Administrator under the Administration Agreement.

     "Adverse Claim" shall mean a lien, security interest, charge, mortgage, pledge, hypothecation, assignment or encumbrance, or any other right or claim, in, of or on any Persons assets or properties in favor of any other Person.

     "Affected Assets" shall mean each and every Receivable, Related Account and Related Security, if any, with respect thereto, each and every Collection, with respect thereto, and proceeds of any of the foregoing.

     "Affected Bank" shall have the meaning ascribed to such term in Section 11.6(d).

     "Affiliate" shall mean, with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or a Subsidiary of such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power to either (i) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

     "Agent's Account" means the account designated to the Borrower and the Lenders by the Agent.

     "Aggregate Bank Commitment" shall mean an amount equal to One Hundred Fourteen Million Seven Hundred Fifty Thousand Dollars ($114,750,000), as such amount may be reduced pursuant to Section 2.6.

     "Aggregate Bank Commitment Percentage" shall mean ninety percent (90%).

     "Aggregate Commitment" shall mean an amount equal to One Hundred Twenty Seven Million Five Hundred Thousand Dollars ($127,500,000), as such amount may be reduced pursuant to Section 2.6.

     "Aggregate Loan Amount" means the sum of the Loan Amounts of all Lenders.

     "Aggregate Unpaids" shall mean, at any time, an amount equal to the sum of
(i) the aggregate accrued and unpaid Interest with respect to all Tranche Periods at such time, plus (ii) the Aggregate Loan Amount at such time, plus
(iii) all other amounts owed (whether due or accrued) hereunder by the Borrower to the Agent, Windmill, the Program LOC Provider, any Bank, the Collection Agent or any other Person at such time.

     "Agreement" shall mean this Receivables Loan Agreement.

     "Approved Obligor" shall mean each of Ford Motor Company, General Motors Corporation, Daimler Chrysler Corporation, New Venture Gear, and the wholly-owned Subsidiaries of each of the foregoing.

     "Approved Obligor Limit" shall mean, (a) with respect to Ford Motor Company, $67,000,000; (b) with respect to General Motors Corporation, $40,000,000, (c) with respect to Daimler Chrysler Corporation, $42,000,000 and
(d) with respect to New Venture Gear, $10,000,000; provided, however, that the Agent may designate a lesser amount as the Approved Obligor Limit for any Approved Obligor, upon the request of any Bank or the Program LOC Provider following the occurrence of a Downgrading Event with respect to such Approved Obligor or any Subsidiary of such Approved Obligor.

     "Assigned Windmill Settlement" means, for each Committed Lender for any Put, the product of such Committed Lender's Purchased Percentage and the amount of the Windmill Settlement being transferred pursuant to such Put.

     "Average Collection Period" shall mean, at any time, a period of days equal to the product of (a) a fraction (i) the numerator of which shall be the amount set forth in the most recent Periodic Report with respect to the preceding month as the "Beginning Balance" (ii) and the denominator of which shall be the Collections received during such preceding month as set forth in such Periodic Report, multiplied by (b) thirty (30).

     "Bank Commitment" shall mean at any time, for any Bank, the amount set forth opposite such Bank's name on Schedule I under the heading "Bank Commitment" and adjusted in accordance with Section 11.6(c), as such amount may be reduced pursuant to Section 2.6.

     "Bank Termination Date" shall mean the earliest to occur of (i) the date of the occurrence of a Termination Event described in Section 8.1(f), (ii) the date that the Agent designates as the Bank Termination Date in a written notice to the Borrower given at any time after the occurrence of any other Termination Event, (iii) that Business Day designated by the Borrower as the Bank Termination Date with no less than five (5) Business Days prior written notice to the Agent, and (iv) December 22, 1999.

     "Bankruptcy Event" means, for any Person, that (a) such Person makes a general assignment for the benefit of creditors or any proceeding is instituted by or against such Person seeking to adjudicate it bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (b) such Person takes any corporate action to authorize any such action.

     "Banks" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

     "Borg-Warner Entities" shall mean the Parent, each Originator and the Borrower.

     "Borrower" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

     "Borrower Account" shall mean the Borrower's account number 92-35671 at The First National Bank of Chicago or such other account designated by the Borrower in writing to the Agent with at least ten (10) days prior notice.

     "Borrowing" shall mean the incurrence by the Borrower of a Loan.

     "Business Day" shall mean generally any day excluding Saturday, Sunday and any day which is a day on which banking institutions located in New York, New York or Chicago, Illinois are authorized or required by law or other governmental action to close and excluding any day which is a holiday on the Federal Reserve calendar and with respect to any matters relating to the Eurodollar Rate or a Eurodollar Tranche Period, a Business Day on which dealings in Dollars are carried on in the London interbank market.

     "Capitalized Lease" shall mean any lease of property, real or personal, by a Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Charge-Off" shall mean any Receivable that has been (in accordance with the objective criteria of the Credit and Collection Policy then in effect) or should have been charged-off or written-off by the Borrower.

     "Collection" shall mean, with respect to each Receivable, any cash collections or other cash proceeds of such Receivable, including any Finance Charges paid thereon and any cash proceeds received from the Related Security with respect to such Receivable and any amount deemed to have been received by the Borrower or the Collection Agent with respect to such Receivable pursuant to
Section 2.5(b) or otherwise.

     "Collection Agent" shall have the meaning ascribed to such term in Section 7.1.

     "Collection Agent Fee" shall mean a fee equal to Two Thousand Dollars ($2,000) per month payable in accordance with Section 7.6.

     "Collection Reserve Percentage" shall mean, at any time, two percent (2%).

     "Commitment" means, for each Bank, its Bank Commitment and for the Program LOC Provider, the Program LOC Provider Commitment.

     "Committed Lenders" is defined in Section 2.1(b).

     "Concentration Factor" shall mean, at any time, an amount equal to three and thirty three hundredths of one percent (3.33%) of the Aggregate Loan Amount at such time.

     "Contract" shall mean, with respect to any Receivable, any and all contracts, understandings, instruments, agreements, leases, invoices, notes, or other writings pursuant to which such Receivable arises or which evidences such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

     "Coverage Percentage" shall mean at any time a percentage equal to the sum of (i) one hundred percent (100%), plus (ii) the Reserve Percentage, redetermined each time the Aggregate Loan Amount is redetermined.

     "CP Dealers" shall mean each Person which Windmill elects to hire as a placement agent or commercial paper dealer as of and after the effective date of such hiring.

     "CP Rate" shall mean, with respect to any CP Tranche Period, the rate equivalent to the rate per annum (or if more than one rate, the weighted average of the rates) at which commercial paper having a term equal to such CP Tranche Period may be sold by any CP Dealer selected by Windmill, as agreed between each such CP Dealer and Windmill; provided, however, that if the rate (or rates) as agreed between any such CP Dealer and Windmill is a discount rate (or rates), the "CP Rate" for such CP Tranche Period shall be the rate (or, if more than one rate, the weighted average of the rates) resulting from Windmill's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum. The CP Rate shall be calculated in a manner which includes the costs and expenses to Windmill of issuing the related commercial paper notes, including all dealer commissions thereon and note issuance costs in connection therewith.

     "CP Tranche" shall mean a Tranche as to which Interest is calculated at, or by reference to, a CP Rate.

     "CP Tranche Period" shall mean, with respect to a CP Tranche, a period of days commencing on a Business Day as selected by the Borrower or the Agent (but not to exceed two hundred seventy (270) days).

     "Credit and Collection Policy" shall mean the Borrower's credit and collection policy and practices relating to Contracts and Receivables existing on the date hereof and attached as Exhibit A, as modified in writing from time to time in accordance with the terms of this Agreement.

     "Deemed Collections" is defined in Section 2.5(c).

     "Default Ratio" shall mean, at any time of determination, the ratio (expressed as a percentage) of (i) the aggregate Outstanding Balance of all Defaulted Receivables (other than Charge-Offs and Excluded Receivables) at such time, to (ii) the aggregate Outstanding Balance of all Receivables (other than Charge-Offs and Excluded Receivables) at such time.

     "Defaulted Receivable" shall mean any Receivable (i) as to which all or any portion of any amount payable thereon remains unpaid for more than ninety (90) days from the original due date for such payment, or (ii) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 8.1(f) (as if references to any Borg-Warner Entity therein referred to such Obligor).

     "Delinquency Ratio" shall mean, at any time of determination, the ratio (expressed as a percentage) of (i) the aggregate Outstanding Balance of all Delinquent Receivables (other than Excluded Receivables) at such time, to (ii) the aggregate Outstanding Balance of all Receivables (other than Charge-Offs and Excluded Receivables) at such time.

     "Delinquent Receivable" shall mean a Receivable as to which any payment, or part thereof, remains unpaid for more than thirty (30) days but no more than ninety (90) days from the original due date for such payment.

     "Depositary" shall mean The Chase Manhattan Bank, in its capacity as Depositary under that certain Amended and Restated Depositary Agreement between Windmill and the Depositary, dated as of November 14, 1994.

     "Designated Financial Officer" shall mean, with respect to any Person, the controller, assistant controller, treasurer, assistant treasurer or chief financial officer of such Person.

     "Designated Obligor" shall mean, at any time, each Obligor other than any Obligor that the Agent (upon the direction of the Required Banks or the Program LOC Provider) has notified the Borrower in writing at least three (3) Business Days prior to such time shall not be considered a Designated Obligor, which writing shall describe the basis for such determination.

     "Desired Increase" shall have the meaning ascribed to such term in Section 3.2.

     "Dilution Ratio" shall mean, for any period of determination, the ratio (expressed as a percentage) of (a) the aggregate amount of payments owed by the Borrower pursuant to Section 2.5 (other than amounts owed with respect to Tooling Receivables and Retroactive Pricing Adjustment Receivables) during such period, to (b) the aggregate amount of Collections (other than Collections from Tooling Receivables or Retroactive Pricing Adjustment Receivables) received during such period.

     "Dilution Reserve Percentage" shall mean, at any time, the Dilution Ratio at such time measured for the three (3) month period ending on the last day of the month covered by the most recent Periodic Report delivered by the Borrower hereunder.

     "Dollar" and "$" shall mean lawful money of the United States of America.

     "Downgrading Event" shall mean, with respect to any Person, that any one of the following has occurred with respect to such Person: (a) any long-term unsecured indebtedness of such Person (that is not subordinated to the general indebtedness of such Person) is rated less than BBB by S&P or Baa2 by Moody's or BBB by D&P, (b) any short-term indebtedness of such Person is rated less than A-2 by S&P or P-2 by Moody's or (c) such Person does not have indebtedness of the type described in clauses (a) and (b) above respectively rated by each of the rating agencies specified in such clauses (a) and (b).

     "D&P" shall mean Duff and Phelps Credit Rating Co.

     "Early Collection Fee" shall mean, for each Lender and each CP Tranche Period or Eurodollar Tranche Period during which any Loan Amount allocated to such Tranche Period is reduced, or which is terminated prior to the end of the period for which it was originally scheduled to last (the amount of such reduction or, in the case of a termination of a Tranche Period, the amount of the Loan Amount allocated to such Tranche Period being referred to as the "Allocated Amount"), the excess, if any, of (i) the Interest that would have accrued during the remainder of such Tranche Period subsequent to the date of such reduction or termination on the Allocated Amount if such reduction or termination had not occurred, over (ii) the sum of (a) to the extent the Allocated Amount is allocated to another Tranche Period, the Interest actually accrued on the portion of the Allocated Amount so allocated during the remainder of such Tranche Period, plus (b) to the extent the Allocated Amount is not allocated to another Tranche Period, the income, if any, actually received by such Lender from investing the portion of the Allocated Amount not so allocated.

     "Effective Date" shall have the meaning ascribed to such term in Section
5.1.

     "Eligible Receivable" means, at any time, any Receivable:

     (i) the Obligor of which: (a) if a natural person, is a resident of the USA or, if a corporation or other business organization, is organized under the laws of the USA and has its chief executive office in the USA; (b) is not an Affiliate of any of the parties hereto; (c) is a Designated Obligor; and (d) is not a government or governmental subdivision or agency,

     (ii) the Obligor of which is not the Obligor of any Charge-Off,

     (iii) the Obligor of which is not the Obligor of Receivables (other than Retroactive Pricing Adjustment Receivables) for which any payment, or part thereof, remains unpaid for more than sixty (60) days from the original due date for such payment, which Receivables have an aggregate Outstanding Balance in excess of ten percent (10%) of the aggregate Outstanding Balance of all such Obligor's Receivables (other than Retroactive Pricing Adjustment Receivables),

     (iv) which is not a Tooling Receivable, a Retroactive Pricing Adjustment Receivable, a Defaulted Receivable, a Charge-Off, or a Receivable for which any payment, or part thereof, remains unpaid for more than sixty (60) days from the original due date for such payment,

     (v) which, according to the Contract related thereto, requires a payment within sixty (60) days of the original billing date (which shall not be later than the date on which the goods giving rise to such Receivable are shipped or delivered to the related Obligor or the services giving rise to such Receivable are rendered to the related Obligor) therefor,

     (vi) which is an (account) within the meaning of Section 9-106 of the UCC of all applicable jurisdictions,

     (vii)     which is denominated and payable only in Dollars in the USA,

     (viii) which arises under a duly authorized Contract which either is in substantially the form of one of the forms of contract set forth on Exhibit B-1 or complies with the Contract terms set forth on Exhibit B-2 or is otherwise approved by the Agent in writing, and, in any case, which Contract has not been modified or restructured and is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

     (ix) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights of the applicable Originator under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of the Agent or any Lender to exercise its rights under this Agreement, including its right to review the Contract,

     (x) which arises under a Contract that contains an obligation of the related Obligor to pay a specified sum of money, which obligation has been fully earned by the sale of goods or the provision of services by an Originator and is subject to no contingencies, and which Contract is not an executory contract or unexpired lease, in each case, within the meaning of Section 365 of the Federal Bankruptcy Code,

     (xi) which, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

     (xii) which (A) satisfies all applicable objective requirements of the Credit and Collection Policy, and (B) complies with such other objective criteria and requirements that the Agent deems necessary, as the Agent may from time to time specify to the Borrower in a written notice at least five (5) days prior to the effectiveness of such other objective criteria and requirements,

     (xiii)    which arises in the ordinary course of business of an Originator,

     (xiv) which was validly purchased by the Borrower from an Originator pursuant to a Purchase Agreement, which purchase is not voidable, including pursuant to Section 548 of the Federal Bankruptcy Code or similar laws regarding fraudulent conveyances or fraudulent transfers, and which purchase vests in the Borrower a valid and perfected first priority ownership interest therein,

     (xv) which arises solely from the sale of goods or the rendering of services to the related Obligor by an Originator and not by any other Person (in whole or in part),

     (xvi) as to which the Agent has not notified the Borrower in writing that the Agent, Windmill, the Program LOC Provider or the Required Banks have determined, in its or their reasonable business judgment, that such Receivable or class of Receivables of which such Receivable is a part is not acceptable as an Eligible Receivable, including because such Receivable arises under a Contract that is not acceptable to the Agent, Windmill, the Program LOC Provider or such Required Banks but excluding any determination based upon the credit quality of an Approved Obligor if a Downgrading Event has not occurred with respect to such Approved Obligor or any Subsidiary of such Approved Obligor,

     (xvii) which is an account receivable representing all or part of the sales price of merchandise, insurance and services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, and

     (xviii)   a purchase of which with the proceeds of notes would constitute a
"current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended.

     "Eurodollar Rate" shall mean, with respect to any Eurodollar Tranche Period, the sum of (i) the quotient of (a) the rate determined by the Agent to be the rate at which deposits in Dollars are offered by ABN AMRO to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Eurodollar Tranche Period, such deposits being in the approximate amount of ABN AMRO's Pro Rata Share of the Bank Loan Amount allocated to such Eurodollar Tranche Period or the Program LOC Provider Loan Amount allocated to such Eurodollar Tranche Period, whichever Loan Amount is greater, and having a maturity approximately equal to such Eurodollar Tranche Period, divided by (b) one (1) minus the Reserve Requirement (expressed as a decimal), as defined below, applicable to such Eurodollar Tranche Period, plus (ii) as to all applications affecting the Banks, one and one quarter percent (1.25%) per annum and as to all applications affecting the Program LOC Provider, the amount specified in the Fee Letter. The Eurodollar Rate shall be rounded up, if necessary, to the next higher one sixteenth of one percent (0.0625%). The "Reserve Requirement" means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which may be imposed in respect of Eurocurrency liabilities, under and as defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Eurodollar Tranche" shall mean a Tranche as to which Interest is calculated at, or by reference to, a Eurodollar Rate.

     "Eurodollar Tranche Period" shall mean, with respect to a Eurodollar Tranche, a period of one (1) month, two (2) months or three (3) months, or such other period as may be mutually agreeable to the parties hereto, commencing on a Business Day selected by the Borrower or the Agent pursuant to the terms hereof. Such Eurodollar Tranche Period shall end on the day in the succeeding calendar month which corresponds numerically to the beginning day of such Eurodollar Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Eurodollar Tranche Period shall end on the last Business Day of such succeeding month. If a Eurodollar Tranche Period would otherwise end on a day which is not a Business Day, such Eurodollar Tranche Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new month, such Eurodollar Tranche Period shall end on the immediately preceding Business Day.

     "Excess Funds" shall have the meaning ascribed to such term in Section
11.18.

     "Excluded Receivable" shall mean all Tooling Receivables, Retroactive Pricing Adjustment Receivables, Intercompany Receivables and Foreign Receivables.

     "Face Amount" shall mean the face amount of a Windmill commercial paper note issued on a discount basis or, with respect to any Windmill commercial paper note not issued at a discount, the principal amount of such note together with interest thereon to stated maturity.

     "Federal Bankruptcy Code" shall mean the bankruptcy code of the United States of America codified in Title 11 of the United States Code.

     "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) for such day on transactions received by ABN AMRO from three (3) federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the letter agreement dated as of the date hereof among the Borrower, the Agent, Windmill and the Program LOC Provider.

     "Filing Assets" shall have the meaning ascribed to such term in Section 5.1(e).

     "Finance Charges" shall mean, with respect to a Contract, any finance, interest, late or similar or other charges owing by an Obligor pursuant to such Contract.

     "Financial Investment" shall mean, with respect to any Person, any direct or indirect investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the incurrence of receivables arising from sales or services rendered in the ordinary course of business.

     "Foreign Receivable" shall mean any Receivable the Obligor of which, if a natural person, is not a resident of the USA or, if a corporation or other business organization, is not organized under the laws of the USA or does not have its chief executive office or principal place of business in the USA.

     "Funding Agreement" shall mean any agreement or instrument executed by Windmill and executed by or in favor of any Windmill Funding Source.

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination; provided, however, that for purposes of those certain financial covenants set forth in Exhibit A to the Indemnity Agreement, the term GAAP shall be GAAP as applicable on September 30, 1992.

     "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether in the USA or foreign.

     "Guaranty" shall mean any agreement, undertaking or arrangement by which a Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation, Indebtedness or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition (including dividends or other distributions) of any other Person or otherwise assures any creditor of such other Person against loss, including any comfort letter, operating agreement or take-or-pay contract and shall include the contingent liability of such Person in connection with any application for a letter of credit.

     "IMF" shall have the meaning ascribed to such term in Section 11.6(c).

     "Income Taxes" shall have the meaning ascribed to such term in Section 9.2(a).

     "Indebtedness" shall mean a Person's (i) obligations for borrowed money,
(ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations (including leases), whether or not assumed, secured by a lien on, or payable out of the proceeds or production from, property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by bonds, debentures, notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

     "Indemnity Agreement" shall mean that certain Indemnity Agreement dated as of the date hereof among, the Parent, each Originator and the Agent for the benefit of the Agent, the Lenders and each Person to whom any of the Aggregate Unpaids is owed.

     "Indemnified Losses" shall have the meaning ascribed to such term in
Section 9.1.

     "Indemnified Party" shall have the meaning ascribed to such term in Section 9.1.

     "Insufficiency" shall have the meaning ascribed to such term in Section 11.18.

     "Intended Characterization" shall have the meaning ascribed to such term in
Section 9.2(c).

     "Intercompany Receivable" shall mean a Receivable the Obligor of which is an Affiliate of the Borrower or any Originator.

     "Interest" shall mean, with respect to any Tranche Period:
                         TR x TA x     ADaa
                                   Year
Where: is equal to the Tranche Rate applicable to such Tranche Period;

     "TA" is equal to the portion of the Loan Amount allocated to such Tranche Period;

     "AD" is equal to the actual number of days elapsed during such Tranche Period; and

     "Year" is equal to the number three hundred sixty (360); provided, however, that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by applicable law; and provided, further, however, that Interest shall not be considered paid by any payment if at any time such payment is rescinded or must be returned for any reason.

     "Interest Rate" means, for any Tranche Period or Interest Period, the CP Rate, the Eurodollar Rate or the Prime Rate.

     "Interest Reserve" shall mean, at any time, the sum of (a) the accrued and unpaid Interest for all Tranche Periods at such time, plus (b) the product of
(i) a percentage equal to the highest Tranche Rate, for any Tranche Period outstanding at such time (or, if greater, the Eurodollar Rate) plus five percent (5%), multiplied by (ii) the Aggregate Loan Amount at such time, multiplied by
(iii) a fraction (A) the numerator of which is the product of the Average Collection Period multiplied by one and one half (1.5), and (B) the denominator of which is three hundred sixty (360).

     "Interest Reserve Percentage" shall mean, at any time, the quotient of (i) the Interest Reserve at such time, divided by (ii) the Aggregate Loan Amount at such time.

     "Interim Liquidation" means any time before the Loan Amortization Date during which Collections shall be used to pay Loan Amounts as described in
Section 3.3, as established pursuant to Section 2.2.

     "Interim Liquidation Period" shall mean any period beginning and ending on any day designated by the Borrower in a written notice to the Agent in each case given on or prior to, respectively, such beginning and ending day.


     "Lenders" means the Committed Lenders and Windmill.

     "Letter of Credit Agreement" shall mean that certain Amended and Restated Master Letter of Credit Agreement between Windmill and ABN AMRO, dated as of November 15, 1994.

     "Limited Guaranty" shall mean that certain Amended and Restated Limited Guaranty dated the date hereof from the Parent and each of the Originators for the benefit of the Borrower.

     "Liquidation Period" means, for Windmill only, all times when Windmill is not making Loans pursuant to Article II and, for all Lenders, all times (x) during an Interim Liquidation and (y) on and after the Loan Amortization.

     "Loan" is defined in Section 2.1(a).

     "Loan Amortization Date" means the earlier to occur of (i) December 23, 2001 or (ii) the date on which a Termination Event occurs.

     "Loan Amount" means, for each Lender, (a) the sum of (i) all Loans by such Lender and (ii) the aggregate amount of any payments or exchanges made by, or on behalf of, such Lender to any other Lender under Article III minus (b) all Collections, amounts received from any Lenders under Article III, and other amounts received or exchanged and, in each case, applied by the Agent or such Lender to reduce such Lender's Loan Amount. A Lender's Loan Amount shall be restored to the extent any amounts so received or exchanged and applied are rescinded or must be returned for any reason.

     "Loan Interest" is defined in Section 2.1(a).

     "Loan Limit" means $125,000,000.

     "Loan Price" means, for each Committed Lender for any Put, such Committed Lender's Purchased Percentage for such Put multiplied by the sum of (a) (i) for the Program LOC Provider, the amount of Windmill's Loan Amount being transferred pursuant to such Put (the "Put Loan Amount") and (ii) for each Bank, the lesser of (A), the Put Loan Amount and (B) the sum of (I) the product of (1) the amount of Windmill Loan Amount being transferred pursuant to such Put divided by the Windmill Loan Amount (before giving effect to such Put), (2) Windmills Loan Interest at such time, (3) the Net Receivables Balance as most recently calculated, provided, however, that Collections used to reduce such most recently computed Net Receivables Balance but not yet received by the Agent shall be added back to the Net Receivables Balance, and (II) the amount of Windmill Settlement being transferred pursuant to such Put plus (b) (i) all unpaid Interest owed to Windmill (whether or not then due) to the end of each applicable Tranche Period to which any Loan Amount being Put has been allocated,
(ii) all accrued but unpaid fees (whether or not then due) payable to Windmill in connection herewith at the time of such purchase and (iii) all accrued and unpaid costs, expenses and indemnities due to Windmill from the Borrower in connection herewith. Windmill shall calculate the Loan Price on the date of such Put based on the information then available to it, and, regardless of whether such information is complete, such calculation shall be conclusive and binding absent manifest error; provided, however, that if such purchase occurs due to the occurrence of a Termination Event, the Loan Price shall be determined as of the date such Termination Event first occurred (without regard to any grace periods), adjusted to reflect amounts received by Windmill. In making any such calculation, Windmill shall be entitled to rely on information provided to it by the Borrower without any obligation to investigate the accuracy or completeness of such information.

     "Loans" shall mean advances made to the Borrower hereunder secured by the Receivables.

     "Loans Supplement" shall have the meaning ascribed to such term in Sections 11.6(c), 11.6(e)(ii) and 11.6(f).

     "Lenders" shall mean the Banks, the Program LOC Provider and Windmill.

     "Lock-Box" shall mean each post office box or bank box listed on Exhibit C and such other boxes as such boxes may be added or deleted pursuant to the terms hereof.

     "Lock-Box Account" shall mean an account maintained by the Collection Agent at a Lock-Box Bank for the purpose of receiving, collecting or concentrating Collections from Receivables.

     "Lock-Box Agreement" shall mean each agreement between the Borrower and a Lock-Box Bank with respect to the Lock-Box Accounts.

     "Lock-Box Bank" shall mean each of the banks set forth in Exhibit C and such other banks as may be added hereto or deleted herefrom as a LockBox Bank pursuant to the terms hereof.

     "Lock-Box Letter" shall mean a letter in substantially the form of Exhibit D (with such changes therein as are acceptable to the Agent) from the Borrower to each Lock-Box Bank, acknowledged and accepted by such Lock-Box Bank and the Agent.

     "Loss Reserve Percentage" shall mean, at any time, the product of (a) three multiplied by (b) the average Loss-to-Liquidation Ratio for each of the last three calendar months.

     "Loss-to-Liquidation Ratio" shall mean, for any period of determination, the ratio (expressed as a percentage) of (i) the Outstanding Balance of Charge-Offs which became Charge-Offs during such period, to (ii) the aggregate amount of Collections during such period.

     "Management Company" shall mean Securitization Services, LLC, a Delaware limited liability company.

     "Mandatory Put Event" shall mean the occurrence of any one or more of the following: (a) a Termination Event; (b) the Windmill Termination Date; or (c) a Windmill Event.

     "Matured Aggregate Loan Amount" means, at any time, the Matured Value of Windmill's Loan Amount plus the total Loan Amounts of all other Lenders then outstanding.

     "Matured Value" means, for any Loan Amount, the sum of such Loan Amount and all unpaid Interest, fees and other amounts scheduled to become due (whether or not then due) on such Loan Amount during all Tranche Periods to which any portion of such Loan Amount has been allocated.

     "Maximum Incremental Loan Amount" means, at any time, the lesser of (a) the difference between the Loan Limit and the Aggregate Loan Amount then outstanding and (b) the difference between the Aggregate Commitment and the Matured Aggregate Loan Amount then outstanding.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Net Receivables Balance" shall mean, at any time, the Outstanding Balance of all Eligible Receivables at such time reduced by the sum of (a) the amount by which the Outstanding Balance of all Eligible Receivables of any Obligor (other than an Approved Obligor) and its Affiliates exceeds the Concentration Factor at such time, plus (b)the amount by which the Outstanding Balance of all Eligible Receivables of any Approved Obligor and its Affiliates exceeds its Approved Obligor Limit.

     "Non-Excluded Taxes" shall have the meaning ascribed to such term in
Section 9.5.

     "Obligor" shall mean, with respect to any Receivable, the Person obligated to make payments on such Receivable or any guarantor of such obligation.

     "OECD Country" shall have the meaning ascribed to such term in Section 11.6(c).

     "Originator" shall mean each of the following Delaware corporations: Borg-Warner Automotive Diversified Transmission Products Corporation; Borg-Warner Automotive Air/Fluid Systems Corporation; Borg-Warner Automotive Morse TEC Corporation; Borg-Warner Automotive Automatic Transmission Systems Corporation; and Borg-Warner Automotive Powertrain Systems Corporation.

     "Other Costs" shall have the meaning ascribed to such term in Section 9.4.

     "Other Borrowers" shall have the meaning ascribed to such term in Section 9.1.

     "Outstanding Balance" of any Receivable shall mean, at any time, the aggregate of all amounts required to be paid by the related Obligor and not then paid, whether or not then due, including any accrued and unpaid Finance Charges but excluding any unaccrued Finance Charges.

     "Parent" shall mean Borg-Warner Automotive, Inc., a Delaware corporation.

     "Participant" shall have the meaning ascribed to such term in Section 11.6(b).

     "Payment" shall mean any payment of funds hereunder by or on behalf of any Lender to the Borrower.

     "Payment Date" shall mean, with respect to each Payment, the Business Day on which such Payment is made.

     "Periodic Report" shall mean a monthly report, substantially in the form of Exhibit E or in such other form as mutually agreed to by the Collection Agent and the Agent.

     "Permitted Investments" shall mean (a) evidences of indebtedness, maturing not more than thirty (30) days after the date of purchase thereof, issued by, or guaranteed by the full faith and credit of, the federal government of the USA,
(b) repurchase agreements with banking institutions or broker-dealers registered under the Securities Exchange Act of 1934, as amended, fully secured by obligations of the kind specified in (a) above, or (c) money market funds rated not lower than the highest rating category from Moody's and AAAm or AAAm-g from S&P or otherwise acceptable to the Rating Agencies or (d) commercial paper issued by any corporation incorporated under the laws of the USA, provided that such commercial paper is rated at least A-1+ or the equivalent thereof by S&P and at least P-1 or the equivalent thereof by Moody's.

     "Person" shall mean individuals, partnerships, corporations, business trusts, joint stock companies, trusts, unincorporated associations, joint ventures, Governmental Authorities, or any other entity of whatever nature.

     "Potential Termination Event" shall mean any event or condition which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

     "Prime Rate" shall mean (a) prior to the occurrence of a Termination Event except with respect to any Tranche Period to which all or any portion of the Loan Amount of the Banks has been allocated, a rate per annum equal to the ABN AMRO Prime Rate, (b) prior to the occurrence of a Termination Event with respect to any Tranche Period to which all or any portion of the Loan Amount of the Program LOC Provider has been allocated, the ABN AMRO Prime Rate plus one percent (1%) per annum and (c) on or after the occurrence of a Termination Event, the ABN AMRO Prime Rate plus two percent (2%) per annum.

     "Prime Tranche" shall mean a Tranche as to which Interest is calculated at, or by reference to, the Prime Rate.

     "Prime Tranche Period " shall mean, with respect to a Prime Tranche a period of one (1) day or any other period selected by the Borrower or otherwise determined, and approved by the Agent and commencing on a Business Day.

     "Pro Rata Share" shall mean, as to any Bank, a fraction (expressed as a percentage) (a) the numerator of which shall be the amount of its Bank Commitment, and (b) the denominator of which shall be the Aggregate Bank Commitment.

     "Probable Loss Determination Notice" shall mean the notice given by the Administrator to the Depositary in which the Administrator states that the Administrator has determined that Windmill may not have sufficient monies to pay the Face Amount to any holder of a Windmill commercial paper note.

     "Program Documents" shall mean each of the placement agreements between Windmill and the CP Dealers; that certain Amended and Restated Depositary Agreement, dated as of November 15, 1994, between Windmill and the Depositary; that certain Amended and Restated Management Agreement, dated as of November 15, 1994, between the Management Company and Windmill; the Letter of Credit Agreement; that certain Amended and Restated Referral Agreement, dated as of November 15, 1994, among Windmill, ABN AMRO, as a referral agent, and the other Persons who become referral agents thereunder; the Swingline and Backup Purchase Agreement; and the Administration Agreement.

     "Program LOC" shall mean that certain irrevocable transferable letter of credit issued by the Program LOC Provider pursuant to the Letter of Credit Agreement, and each letter of credit issued in substitution or replacement therefore.

     "Program LOC Provider" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

     "Program LOC Provider Commitment" shall mean an amount equal to Twelve Million Seven Hundred Fifty Thousand Dollars ($12,750,000), as such amount may be reduced pursuant to Section 2.6.

     "Program LOC Provider Commitment Percentage" shall mean ten percent (10%).

     "Program LOC Provider Termination Date" shall mean the earliest to occur of
(a) the third (3rd) Business Day following the Bank Termination Date, (b) that Business Day designated by the Borrower as the Program LOC Provider Termination Date in a written notice to the Agent effectively given at least five (5) Business Days prior to such designated Business Day (which may not occur prior to three (3) Business Days following the Bank Termination Date), and (c) December 22, 1999.

     "Program LOC Provider Unused Commitment" shall mean, in each case as of the date of the determination thereof, the excess, if any, of (a) the Program LOC Provider Commitment, minus (b) the sum of (i) that portion of the Program LOC Provider Windmill Exposure determined by the Administrator (in accordance with the Program Documents) to be attributable to the Borrower under this Agreement, plus (ii) the Program LOC Provider Loan Amount.

     "Program LOC Provider Windmill Exposure" shall mean, as of the date of any determination, the sum of (a) the amount available to the Depositary under the Program LOC, plus (b) the Program Unreimbursed Draw Amount, plus (c) the outstanding principal amount of all Swingline Advances (as that term is used and defined in the Swingline and Backup Purchase Agreement), together with all unpaid, accrued interest thereon (whether or not then due and payable).

     "Program Unreimbursed Draw Amount" shall mean, as of the date of any determination, the sum of all draws under the Program LOC in connection with this Agreement which have not been reimbursed (whether through the payment of cash or the exchange of assets) by, or on behalf of, Windmill, together with all interest thereon and all other amounts, if any, payable in connection therewith.

     "Purchase Agreement" shall mean that certain Purchase Agreement, dated as of December 23, 1998, among the Borrower and each Originator.

     "Purchased Asset" shall have the meaning ascribed to such term in the Purchase Agreement.

     "Purchased Percentage" means, for any Put, for each Committed Lender, its Ratable Share or such lesser percentage as is necessary to prevent the Loan Price of such Committed Lender from exceeding its Unused Commitment (unless, in the case of the Program LOC Provider, it elects not to reduce its Purchased Percentage in whole or in part).

     "Purchasing Banks" shall have the meaning ascribed to such term in Section 11.6(c).

     "Put" is defined in Section 3.l(a).

     "Ratable Share" means, for each Committed Lender, such Committed Lender's Commitment divided by the Aggregate Commitment. If, however, on the date any Loan or payment for any Put is to be made by the Committed Lenders, the Program LOC Provider has outstanding Loan Amount plus Program Unreimbursed Draw Amount in excess of its Ratable Share of the outstanding Loan Amount and Program Unreimbursed Draw Amount of all Committed Lenders, then for purposes of such Loan or Put the Ratable Share of each Committed Lender shall be replaced with a percentage equal for each Committed Lender to (a) its Commitment minus its Loan Amount and Program Unreimbursed Draw Amount before such Loan or Put (its "Existing Loan Amount") divided by (b) the Aggregate Commitment minus the sum of the Existing Loan Amounts of all Committed Lenders.

     "Rating" shall mean the ratings by a Rating Agency of the commercial paper notes issued by Windmill.

     "Rating Agency" shall mean (i) if Windmill's commercial paper notes are then rated by Moody's, Moody's, (ii) if Windmill's commercial paper notes are then rated by S&P, S&P, and (iii) if Windmill's commercial paper notes are then rated by any other rating agency, such rating agency.

     "Receivable" shall mean any indebtedness and other obligations owed to an Originator (without giving effect to any sale or conveyance to the Borrower pursuant to the Purchase Agreement or to the Agent for the benefit of the Lenders hereunder) or any right of such an Originator to payment from or on behalf of an Obligor whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of goods or the rendering of services by such Originator (and conveyed by such Originator to the Borrower), including the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including indebtedness and other rights and obligations represented by an individual invoice or agreement, shall constitute a receivable separate from a receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

     "Records" shall mean, with respect to any Receivable, all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, punch cards, media, data processing software and related property and rights) relating to such Receivable and the related Obligor.

     "Referral Agent" shall mean ABN AMRO, in its capacity as a referral agent, and the other Persons who become referral agents under that certain Amended and Restated Referral Agreement, dated as of November 15, 1994, between Windmill and the Referral Agent.

     "Register" shall have the meaning ascribed to in such term Section 11.6(g).

     "Regulatory Change"  shall have the meaning ascribed to such term in
Section 9.3(a).

     "Related Accounts" shall mean, with respect to any Receivable, all deposit accounts and investment accounts into which any Collections or other proceeds of such Receivable are deposited, including all Lock-Box Accounts, and all monies and other funds, certificates, securities, other instruments, general intangibles and other items credited thereto from time to time.

     "Related Security" shall mean, with respect to any Receivable: (i) all of the Borrower's right, title and interest in goods (including returned goods), if any, the sale or lease of which by an Originator gave rise to such Receivable, and all insurance contracts with respect thereto; (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable; (iii)all Guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; (iv) all service contracts and other contracts and agreements related to such Receivable; and (v)all Records related to such Receivable.

     "Replacement Bank" shall have the meaning ascribed to such term in Section 11.6(d).

     "Required Banks" shall mean, at any time, Banks having an aggregate Bank Commitment in excess of sixty-six and two-thirds percent (66-2/3%) of the Aggregate Bank Commitment then in effect or, if the Aggregate Bank Commitments shall then have been terminated, such Banks as together shall then own in excess of sixty-six and two-thirds percent (66-2/3%) of the Bank Loan Amount at such time.

     "Reserve" shall for each Lender mean, at any time that such Lender's Loan Amount is greater than zero, an amount equal to the product of (a) the Reserve Percentage at such time, multiplied by (b) such Lender's Loan Amount at such time, and otherwise zero.

     "Reserve Percentage" shall mean the greater of (a) ten percent (10%), or
(b) the sum of (i) the Loss Reserve Percentage, plus (ii) the Interest Reserve Percentage, plus (iii) the Collection Reserve Percentage, plus (iv) the Dilution Reserve Percentage.

      "Retroactive Pricing Adjustment Receivable" shall mean any Receivable owed in connection with a price adjustment for the goods giving rise to such Receivable subsequent to the original invoice sent in respect of such goods.

     "Section 9.3 Costs" shall have the meaning ascribed to such term in Section 9.3(c).

     "Secured Interest" is defined in Section 2.1(a).

     "Special Borrower Subaccount" shall mean the special Borrower subaccount for the Borrower established pursuant to that certain Amended and Restated Depositary Agreement between Windmill and the Depositary, dated as of November 15, 1994.

     "S&P" shall mean Standard & Poor's Corporation.

     "Subordination Agreement" shall mean that certain Subordination Agreement dated as of the date hereof among each Originator and the Agent for the benefit of the Lenders.

     "Subsidiary" shall mean, for any Person, any corporation or other business organization fifty percent (50%) or more of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more such corporations or organizations or by such Person and one or more such corporations or organizations, and any partnership of which such Person or any such corporation or organization is a general partner; provided, however, NSK-Warner K.K. shall not be considered a Subsidiary of any Person unless such Person shall own or control, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities of NSK-Warner K.K. For purposes of this definition, the term "voting securities" shall mean capital stock or other ownership interests having ordinary voting power under ordinary circumstances for the election of directors (or the equivalent of such corporate association, business organization or other entity).

     "Successor Program LOC Provider" shall have the meaning ascribed to such term in Section 11.6(f).

     "Swingline and Backup Purchase Agreement" shall mean that certain Amended and Restated Swingline and Backup Purchase Agreement, dated as of November 15, 1994, between Windmill and ABN AMRO.

     "Taxes" shall mean all taxes, charges, fees, levies or other assessments including income, gross receipts, profits, withholding, excise, property, sales, use, license, occupation and franchise taxes (including, in each such case, any interest, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees or other assessments) imposed by the USA or any foreign government or any other jurisdiction or taxing authority.

     "Termination Date" shall mean (a) with respect to Windmill, the Windmill Termination Date, (b) with respect to the Banks, the Bank Termination Date and
(c) with respect to the Program LOC Provider, the Program LOC Provider Termination Date.

     "Termination Event" shall mean an event or condition described in Section 8.1.

     "Tooling Receivable" shall mean any Receivable arising in connection with the tooling of equipment utilized to manufacture the related goods (the sale of which gave rise to such Receivable) or other start-up costs or items related thereto which the Obligor must reimburse the Originator therefor.

     "Tranche" shall mean a portion of the Aggregate Loan Amount allocated to a Tranche Period.

     "Tranche Maturity Date" shall mean the last day of a Tranche Period, whether such date is the originally scheduled last day of such Tranche Period or occurs by reason of early termination of such Tranche Period or otherwise; provided, however, that, if any Tranche Maturity Date shall occur on any day which is not a Business Day, such Tranche Maturity Date shall be extended to the next following Business Day and all applicable Interest, interest and fees shall give effect to such extension of such Tranche Maturity Date.

     "Tranche Period" shall mean a CP Tranche Period, a Eurodollar Tranche Period or a Prime Tranche Period.

     "Tranche Rate" shall mean the CP Rate, the Eurodollar Rate or the Prime
Rate.

     "Transaction Documents" shall mean this Agreement, the Fee Letter, the Purchase Agreement, the Indemnity Agreement, the Limited Guaranty, the Subordination Agreement, and all other documents, instruments and agreements executed in connection herewith and therewith.

     "UCC" shall mean, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

     "Unpaid Amount" shall have the meaning ascribed to such term in Section 3.1(b).

     "Unused Commitment" means, for any Committed Lender at any time, the difference between its Commitment and its Loan Amount then outstanding.

     "USA" shall mean the United States of America, including all states and political subdivisions thereof.

     "Windmill" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

     "Windmill Event" shall mean the occurrence of any one or more of the following: (a) Windmill becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended; (b) the Depositary has received a Probable Loss Determination Notice that has not been revoked; (c) either (i) Windmill's commercial paper notes have been (A) rated by S&P less than A-1, or
(B) rated by Moody's less than P-1, or (ii) S&P or Moody's has withdrawn or suspended its Rating; or (d) the Program LOC shall fail to be the binding and enforceable obligation of the Program LOC Provider.

     "Windmill Funding Source" shall mean any insurance company, bank or other financial institution providing liquidity, back-up purchase or credit support for Windmill.

     "Windmill Settlement" means the sum of all claims and rights to payment pursuant to Section 2.5 or 2.7 or any other provision owed to Windmill (or owed to the Agent or the Collection Agent for the benefit of Windmill) by the Borrower that, if paid, would be applied to reduce Windmill's Loan Amount.

     "Windmill Termination Date" means the earliest of (a) the Business Day designated by the Borrower with no less than five (5) Business Days prior notice to the Agent, (b) the Business Day designated by Windmill at any time to the Borrower and (c) the Bank Termination Date.

     Section 1.2. Other Terms. Except as otherwise specified in this Agreement, all references in this Agreement (i) to any Person (other than the Parent, any Originator or the Borrower) shall be deemed to include such Person's successors and assigns, and (ii) to any law, agreement, statute or contract specifically defined or referred to in this Agreement shall be deemed references to such law, agreement, statute or contract as the same may be supplemented, amended, waived, consolidated, replaced or modified from time to time, but only to the extent permitted by, and effected in accordance with, the terms thereof. The words "herein", "hereof" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any provision of this Agreement, and references to "Article," "Section," "paragraph," "Exhibit," "Schedule" and "Appendix" are references to this Agreement unless otherwise specified. Whenever the context so requires, words importing any gender include the other gender. Any of the defined terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference; the singular includes the plural and the plural includes the singular. The word "or" shall not be exclusive.

     All defined terms shall have the defined meanings when used in the Transaction Documents or, except as otherwise expressly stated therein, any certificate, opinion or other document delivered pursuant to a Transaction Document. In the event of a conflict in the defined meanings in a Transaction Document and this Agreement, this Agreement shall govern.

     For purposes of the Transaction Documents, all accounting terms not otherwise defined in this Agreement or in the relevant Transaction Document shall have the meanings assigned them in conformity with GAAP.

     For purposes of the Transaction Documents, all terms used in Article 9 of the UCC and not specifically defined in this Agreement or in the relevant Transaction Document shall be defined herein and in the Transaction Documents as such terms are defined in the UCC as in effect in the State of Illinois.

     For purposes of the Transaction Documents, each reference to this Agreement, any other Transaction Document, the Program LOC, any Program Document or any other agreement shall be a reference to such agreement together with all exhibits, schedules, attachments and appendices thereto, in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     References to "writing" include telecopying, printing, typing, lithography and other means of reproducing words in a tangible visible form including computer generated information accessible in tangible visible form. References to "written" include faxed, printed, typed, lithographed and other means of reproducing words or symbols in a tangible visible form consistent with the preceding sentence. The words "including," "includes " and "include" shall be deemed to be followed by the words "without limitation."

     Section 1.3. Computation of Time Periods. Unless otherwise expressly provided herein, any period of time (including each Tranche Period) ending on a day which is not a Business Day shall end on the next succeeding Business Day. Unless otherwise stated in this Agreement or the other Transaction Documents, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                     Article II
                         Loans to Borrower and Settlements

     Section 2.1.   Loans.

     (a) The Secured Interest. Subject to the terms and conditions hereof, the Borrower may, from time to time before the Bank Termination Date, request Windmill or, only if Windmill denies such request, ratably request that the Committed Lenders make loans secured by an undivided percentage ownership interest in the Receivables and all related Collections. Any such loan made by Windmill or the Committed Lenders (a "Loan") shall be made by each relevant Lender remitting funds to the Borrower, through the Agent, pursuant to Section 2.1(c) or by the Collection Agent remitting Collections to the Borrower pursuant to Section 2.1(d). The aggregate percentage security interest so acquired by a Lender in the Receivables and related Collections (its "Loan Interest") shall equal at any time the following quotient:

               aaaaaaaaaLA + Raaaaaaaaa
               aaaaaaaaaNRB
where:
          LA   =    the outstanding Loan Amount of such Lender at such time;

          R    =    the Reserve for such Lender at such time; and

          NRB  =    the Net Receivables Balance at such time.

Except during a Liquidation Period for a Lender, such Lender's Loan Interest will change whenever its Loan Amount, its Reserve or the Net Receivables Balance changes. During a Liquidation Period for a Lender its Loan Interest shall remain constant, except for redeterminations of the Loan Interests of Lenders to reflect Loan Amounts acquired from or transferred to another Lender under
Article III. The sum of all Loan Interests of the Lenders at any time is referred to herein as the "Secured Interest", which at any time is the aggregate percentage ownership interest then held by such Lenders in the Receivables and Collections.

     (b) Windmill Loan Option and Committed Lenders' Commitments. At no time will Windmill have any obligation to make a Loan. Each Bank and the Program LOC Provider (together the "Committed Lenders" and each a "Committed Lender") severally hereby agrees, subject to the terms and conditions hereof, to make Loans before the Bank Termination Date, based on its Ratable Share of each Loan by the Committed Lenders, to the extent its Loan Amount would not thereby exceed its Commitment, the Aggregate Loan Amount would not thereby exceed the Loan Limit, and the Matured Aggregate Loan Amount would not thereby exceed the Aggregate Commitments.

     (c) Loans. In order to request a Loan from a Lender, the Borrower must provide to the Agent an irrevocable written request (including by telecopier or other facsimile communication) substantially in the form of Exhibit K, by 10:00 a.m. (Chicago time) three Business Days before the requested date (the "Loan Date") of such Loan, the requested Loan Date (which must be a Business Day) and the requested amount of such Loan, which must be in a minimum amount of $1,000,000 and multiples thereof (or, if less, an amount equal to the Maximum Incremental Loan Amount). A Loan may only be requested from Windmill unless Windmill, in its sole discretion, determines not to make such Loan (and the Borrower shall be notified of such determination by not later than 10:45 a.m. on the date of such request), in which case the Borrower may request such Loan from the Committed Lenders. The Agent shall promptly notify the contents of any such request to each Lender from which the Loan is requested. If the Loan is requested from Windmill and Windmill determines, in its sole discretion, to make the requested Loan, Windmill shall transfer to the Agent's Account the amount of such Loan on the requested Loan Date. If the Loan is requested from the Committed Lenders, subject to the terms and conditions hereof, each Committed Lender shall transfer its Ratable Share of the requested Loan Amount into the Agent's Account by no later than 12:00 noon (Chicago time) on the Loan Date.
The Agent shall transfer to the Borrower Account the proceeds of any Loan delivered into the Agent's Account.

     (d) Security Interest. To secure all of the Borrower's obligations under the Transaction Documents, the Borrower hereby grants to the Agent (for the benefit of the Lenders) a security interest in all of the Borrower's rights in the Receivables, the Collections, and the Lock-Box Accounts.

     Section 2.2. Optional Liquidations. The Borrower may at any time direct that an Interim Liquidation commence for all Lenders by giving the Agent and the Collection Agent at least three Business Days' written (including telecopy or other facsimile communication) notice specifying the date on which the Interim Liquidation shall commence and, if desired, when such Interim Liquidation shall cease before the Loan Amortization Date (identified as a specific date or as when the Aggregate Loan Amount is reduced to a specified amount). If the Borrower does not so specify the date on which an Interim Liquidation shall cease, it may cause such Interim Liquidation to cease at any time before the Loan Amortization Date by notifying the Agent and the Collection Agent in writing (including by telecopy or other facsimile communication) at least three Business Days before the date on which it desires such Interim Liquidation to cease.

     Section 2.3. Selection of Interest Rates and Tranche Periods. (a) Each Loan Amount shall be allocated to one or more Tranches reflecting the Interest Rates at which such Loan Amount accrues Interest and the Tranche Periods for which such Interest Rates apply. In each request for a Loan and three Business Days before the expiration of any Tranche Period applicable to any Loan Amount of any Lender, the Borrower may request the Interest Rate(s) and Tranche Period(s) to be applicable to such Loan Amount. All Loan Amounts (i) of Windmill shall accrue Interest at the CPRate and (ii) of the Committed Lenders may accrue Interest at either the Eurodollar Rate or the Prime Rate, in all cases as established for each Tranche Period applicable to such Loan Amount. Each Tranche shall be in the minimum amount of $1,000,000 and in multiples thereof or, in the case of Interest accruing at the Prime Rate, in any amount of the Loan Amount that otherwise has not been allocated to another Tranche Period. Any Loan Amount not allocated to a Tranche Period shall be a Prime Tranche. During the pendency of a Termination Event, the Agent may reallocate any outstanding Loans to a Prime Tranche. All Interest accrued during a Tranche Period shall be payable by the Borrower on the last day of such Tranche Period or, for a Eurodollar Tranche with a Tranche Period of more than three months, 90 days after the commencement, and on the last day, of such Tranche Period.

     (b) If, by the time required in Section 2.3(a), the Borrower fails to select a Tranche Period for any Loan Amount of Windmill, the Agent may, in its sole discretion, select such Tranche Period. If, by the time required in
Section 2.3(a), the Borrower fails to select a Interest Rate or Tranche Period for any Loan Amount of the Committed Lenders, such Loan Amount shall automatically accrue Interest at the Prime Rate for a three Business Day Tranche Period. Any Loan Amounts purchased from Windmill pursuant to Section 3.1 shall have a Prime Tranche Period of three Business Days.

     (c) If the Agent or any Committed Lender determines (i) that maintenance of any Eurodollar Tranche would violate any applicable law or regulation or (ii) that deposits of a type and maturity appropriate to match fund any of such Committed Lender's Eurodollar Tranches are not available, then the Agent, upon the direction of such Committed Lender shall suspend the availability of, and terminate any outstanding, Eurodollar Tranche so affected. All Loan Amounts allocated to any such terminated Eurodollar Tranche shall be reallocated to a Prime Tranche.

     Section 2.4. Fees and Other Costs and Expenses. (a) The Borrower shall pay to the Agent for the account of the Program LOC Provider and the Agent, such amounts as agreed to with the Program LOC Provider and the Agent in the Fee Letter.

     (b) If any Loan Amount allocated to any CP or Eurodollar Tranche is reduced before the last day of its Tranche Period, or if a requested Loan at the Eurodollar Rate does not take place on its scheduled Loan Date, the Borrower shall pay the Early Collection Fee to each Lender that had its Loan Amount so reduced or scheduled Loan not made.

     (c) Each Loan Amount shall be payable solely from Collections and from amounts payable under Sections 2.5 and 2.7 (to the extent amounts paid under Section 7.1 indemnify against reductions in or nonpayment of Receivables). The Borrower shall pay, as a full recourse obligation, all other amounts payable hereunder, including, without limitation, all Interest, fees described in clauses (a) and (b) above and amounts payable under Article IX.

     Section 2.5. Maintenance of Secured Interest; Deemed Collection. (a) General. If at any time before the Loan Amortization Date the Net Receivables Balance is less than the sum of 100% plus the Reserve Percentage multiplied by the Aggregate Loan Amount (or, if a Termination Event exists, the Matured Aggregate Loan Amount), the Borrower shall pay to the Agent an amount equal to such deficiency for application to reduce the Loan Amounts of the Lenders ratably in accordance with the principal amount of their respective Loan Amounts, applied first to Prime Tranches and second to the other Tranches with the shortest remaining maturities unless otherwise specified by the Borrower. Any amount so applied to reduce Windmill's Loan Amount shall be deposited in the Special Borrower Subaccount.

     (b) Deemed Collections. If on any day the outstanding balance of a Receivable is reduced or cancelled as a result of any defective or rejected goods or services, any cash discount or adjustment (including any adjustment resulting from the application of any special refund or other discounts or any reconciliation), any setoff or credit (whether such claim or credit arises out of the same, a related, or an unrelated transaction) or other similar reason not arising from the financial inability of the Obligor to pay undisputed indebtedness, the Borrower shall be deemed to have received on such day a Collection on such Receivable in the amount of such reduction or cancellation. If on any day any representation, warranty, covenant or other agreement of the Borrower related to a Receivable is not true or is not satisfied, the Borrower shall be deemed to have received on such day a Collection in the amount of the outstanding balance of such Receivable. All such Collections deemed received by the Borrower under this Section 2.5(b) shall be remitted by the Borrower to the Collection Agent in accordance with Section 3.3.

     (c) Adjustment to Secured Interest. At any time before the Loan Amortization Date that the Borrower is deemed to have received any Collection under Section 2.5(b) ("Deemed Collections") that derive from a Receivable that is otherwise reported as an Eligible Receivable, so long as no Liquidation Period then exists, the Borrower may satisfy its obligation to deliver such amount to the Collection Agent by instead notifying the Agent that the Secured Interest should be recalculated by decreasing the Net Receivables Balance by the amount of such Deemed Collections, so long as such adjustment does not cause the Secured Interest to exceed 100%.

     (d) Payment Assumption. Unless an Obligor otherwise specifies or another application is required by contract or law, any payment received by the Borrower from any Obligor shall be applied as a Collection of Receivables of such Obligor (starting with the oldest such Receivable) and remitted to the Collection Agent as such.

     Section 2.6. Reduction in Commitments. The Borrower may, upon 30 days' notice to the Agent, reduce the Aggregate Commitment in increments of $1,000,000, so long as the Aggregate Commitment at all times equals at least the outstanding Matured Aggregate Loan Amount. Each such reduction in the Aggregate Commitment shall reduce the Commitment of each Committed Lender in accordance with its Ratable Share and shall ratably reduce the Loan Limit so that the Aggregate Commitment remains equal to 102% of the Loan Limit.

     Section 2.7. Optional Prepayments. At any time that the Aggregate Loan Amount is less than 10% of the Aggregate Commitment in effect on the date hereof, the Borrower may, upon thirty days' notice to the Agent, prepay the entire Loan Amount at a price equal to the outstanding Matured Aggregate Loan Amount and all other amounts then owed to the Lenders hereunder.

     Section 2.8. Assignment of Purchase Agreement. The Borrower hereby assigns and otherwise transfers to the Agent (for the benefit of the Agent, each Lender and any other Person to whom any amount is owed hereunder), all of the Borrowers right, title and interest in, to and under the Purchase Agreement.
The Borrower shall execute, file and record all financing statements, continuation statements and other documents required to perfect or protect such assignment. This assignment includes (a) all monies due and to become due to the Borrower from the Originators under or in connection with the Purchase Agreement (including fees, expenses, costs, indemnities and damages for the breach of any obligation or representation related to such agreement) and (b) all rights, remedies, powers, privileges and claims of the Borrower against the Originators under or in connection with the Purchase Agreement. All provisions of the Purchase Agreement shall inure to the benefit of, and may be relied upon by, the Agent, each Lender and each such other Person. At any time that a Termination Event has occurred and is continuing, the Agent shall have the sole right to enforce the Borrower's rights and remedies under the Purchase Agreement to the same extent as the Borrower could absent this assignment, but without any obligation on the part of the Agent, any Lender or any other such Person to perform any of the obligations of the Borrower under the Purchase Agreement (or any of the promissory notes executed thereunder). All amounts distributed to the Borrower under the Purchase Agreement from Receivables sold to the Borrower thereunder shall constitute Collections hereunder and shall be applied in accordance herewith.

                                    Article III
                      Sales to and from Windmill; Allocations

     Section 3.1. Required Loans from Windmill. (a) Windmill may, at any time, and on the earlier of the Windmill Termination Date and 10 Business Days following the Agent and Windmill learning of a continuing Termination Event, Windmill shall, sell to the Committed Lenders any percentage designated by Windmill of Windmill's Loan Amount and its related Windmill Settlement (each, a "Put"). If the Put occurs due to the Windmill Termination Date or a Termination Event, the designated percentage shall be 100% or such lesser percentage as is necessary to obtain the maximum available Loan Price from each Committed Lender. Immediately upon notice of a Put from Windmill to the Agent, the Agent shall deliver to each Lender a notification of assignment in substantially the form of Exhibit F-1, and each Committed Lender shall purchase from Windmill its Pro Rata Share of Windmill's Loan Amount and related Windmill Settlement by transferring to the Agent's Account an amount equal to such Committed Lender's Loan Price by not later than 1:00 p.m. (Chicago time) on the date such funds are requested; provided, however, that the Program LOC Provider may exchange for part or all of the Loan Price payable by it an equal amount of the Program Unreimbursed Draw Amount.

     (b) If a Bank fails to transfer to the Agent its full Loan Price when required by Section 3.1(a) (the aggregate amount not made available to the Agent by each such Bank being the "Unpaid Amount"), then, upon notice from the Agent by not later than 1:15 p.m. (Chicago time), each Bank not owing an Unpaid Amount shall transfer to the Agent's Account, by not later than 1:45 p.m. (Chicago time), an amount equal to the lesser of such Bank's proportionate share (based on its Commitment divided by the Commitments of all Banks that have not so failed to pay their full Loan Price) of the Unpaid Amount and its Unused Commitment. If the Agent does not then receive the Unpaid Amount in full, upon notice from the Agent by not later than 2:00 p.m. (Chicago time) on such day, each Bank that has not failed to fund any part of its obligations on such day under this Section 3.1 shall pay to the Agent, by not later than 2:30 p.m. (Chicago time), its proportionate share (determined as described above) of the amount of such remaining deficiency up to the amount of its Unused Commitment. Any Bank that fails to make a payment under this Section 3.1 on the date of a Put shall pay on demand to each other Bank that makes a payment under this subsection (b) the amount paid by it to cover such failure, together with interest thereon, for each day from the date such payment was made until the date such other Bank has been paid such amount in full, at a rate per annum equal to the Federal Funds Rate plus two percent (2%) per annum. In addition, without prejudice to any other rights Windmill may have under applicable law, any Bank that has failed to transfer to the Agent under Section 3.1(a) its full Loan Price shall pay on demand to Windmill the difference between such unpaid Loan Price and the amount paid by other Banks or the Agent to cover such failure, together with interest thereon, for each day from the date such Loan Price was due until the date paid, at a rate per annum equal to the Federal Funds Rate plus two percent (2%) per annum.

     (c) Any portion of Windmill's Loan Amount and related Windmill Settlement purchased by a Committed Lender (including any purchased under Section 3.1(b) in fulfillment of another Bank's obligation unless such purchase is reimbursed in full, with interest, by such other Bank under Section 3.1(b)) shall be considered part of such Lender's Loan Amount and related Windmill Settlement from the date of the relevant Put. Each such sale by Windmill to a Committed Lender shall be without recourse, representation or warranty except for the representation and warranty that such Loan Amount and related amounts are being sold by Windmill free and clear of any Adverse Claim created or granted by Windmill. Immediately upon any purchase by the Committed Lenders of any portion of Windmill's Loan Amount, the Borrower shall pay to the Agent (for the ratable benefit of such Lenders) an amount equal to the sum of the Assigned Windmill Settlement and the amount calculated for all such Lenders pursuant to clause (b) of the definition of Loan Price.

     (d) The proceeds from each Put received by Windmill (other than amounts described in clauses (b)(ii) and (iii) of the definition of Loan Price), shall be transferred into the Special Borrower Subaccount and used solely to pay that portion of the outstanding commercial paper of Windmill issued to fund or maintain the Loan Amount of Windmill so transferred. Until used to pay commercial paper notes, all proceeds of any Put pursuant to this Section shall be invested in Permitted Investments. All earnings on such Permitted Investments shall be promptly remitted to the Borrower.

     (e) The obligation of each Committed Lender to make any purchase from Windmill pursuant to this Section 3.1 shall be several, not joint, and shall be absolute and unconditional; provided, however, that no Committed Lender shall have any obligation to make such a purchase at a time that (i) Windmill shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Windmill or (ii) involuntary proceedings or an involuntary petition shall have been commenced or filed against Windmill under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Windmill and such proceeding or petition shall not have been dismissed or stayed for a period of thirty (30) days, or any of the actions sought in such proceeding or petition (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, Windmill or for any substantial part of Windmill's property) shall occur.

     Section 3.2. Loans by Windmill. If the Borrower requests an increase in Windmill's Loan Amount when any Committed Lender has any outstanding Loan Amount, Windmill shall determine the amount, if any, by which it desires to increase its Loan Amount (the "Desired Increase") and shall so notify the Agent. If Windmill has a Desired Increase, the Agent shall deliver to the Committed Lenders a notification of assignment in substantially the form of Exhibit F-2 and, before purchasing any additional Loan Amount from the Borrower, Windmill shall purchase in full the Loan Amount of the Committed Lenders, at a purchase price equal to such Loan Amount plus accrued and unpaid Interest thereon. If the Desired Increase is less than the sum of the total Loan Amount of the Committed Lenders and accrued Interest, Windmill shall purchase a ratable portion of each Bank's Loan Amount and only after all such Loan Amount and accrued Interest thereon is purchased may Windmill purchase Loan Amount of the Program LOC Provider and Interest thereon. As a condition to any such sale of Loan Amount by Committed Lenders to Windmill, the Borrower must pay the Early Collection Fee then owed to such Committed Lenders. Any sale from any Committed Lender to Windmill pursuant to this Section 3.2 shall be without recourse, representation or warranty except for the representation and warranty that the Loan Amount sold by such Committed Lender is free and clear of any Adverse Claim created or granted by such Committed Lender and that such Lender has not suffered a Bankruptcy Event.

     Section 3.3.   Allocations and Distributions.

     (a) Windmill Termination and Liquidation Periods. Before the Bank Termination Date unless an Interim Liquidation is in effect and at all times on and after the Windmill Termination Date, the Collection Agent (i) shall set aside and hold solely for the benefit of Windmill, Windmill's Loan Interest in all Collections received on such day and (ii) shall distribute on the last day of each CP Tranche Period to the Agent (for the benefit of Windmill) the amounts so set aside up to the amount of Windmill's Loan Amount allocated to such Tranche Period and, to the extent not already paid in full, all Interest thereon and all other amounts then due from the Borrower in connection with such Loan Amount and Tranche Period. The Secured Interest, and the Loan Interest of the Lenders, shall be recalculated to give effect to any application of any portion of the Secured Interest in Collections to pay Interest or other amounts (except Loan Amount) under this Section 3.3(a), and the Borrower shall comply with
Section 2.5(a) after such recalculation.

     (b) Loan Amortization Date and Interim Liquidations. On each day on and after the Bank Termination Date, and during any Interim Liquidation, the Collection Agent shall set aside and hold solely for the account of the Agent, for the benefit of the Lenders, all Collections received on such day as follows:

     (i) first, only so long as (A) the sum of the Matured Value of the Windmill Loan Amount, the Matured Value of each Bank's Loan Amount, and the Program LOC Provider Loan Amount is less than (B) the product of the Secured Interest (or, if less, 100%) multiplied by the Net Receivables Balance, to the payment of all Interest then due and not paid to the Program LOC Provider;

     (ii) second, to Windmill and to the Banks (ratably, based on the Matured Value of their Loan Amounts) until all Loan Amounts of, and Interest due but not already paid to, the Banks and Windmill has been paid in full;

     (iii) third, to the Program LOC Provider until all Loan Amounts of, and Interest due but not already paid to, the Program LOC Provider has been paid in full;

     (iv) fourth, to the Lenders until all other amounts owed to the Lenders have been paid in full;

     (v) fifth, to the Agent until all amounts owed to the Agent have been paid in full;

     (vi) sixth, to any other Person to whom any amounts are owed under the Transaction Documents until all such amounts have been paid in full; and

     (vii)seventh, to the Borrower (or as otherwise required by applicable law). Unless an Interim Liquidation has ended by such date, the Collection Agent shall deposit into the Agent's Account, from such set aside Collections, all amounts allocated to such Tranche Period and all Tranche Periods that ended before such date, due in accordance with the priorities in clauses (i)-(iii) above. No distributions shall be made to pay amounts under clauses (iv) - (vii) until sufficient Collections have been set aside to pay all amounts described in clauses (i) - (iii) that may become payable for all outstanding Tranche Periods. All distributions by the Agent shall be made ratably within each priority level in accordance with the respective amounts then due each Person included in such level unless otherwise agreed by the Agent and all Lenders. As provided in
Section 2.4(c) all Interest and other amounts payable hereunder other than Loan Amounts are payable by the Borrower. If any part of the Secured Interest in any Collections is applied to pay any such amounts pursuant to this Section 3.3(b), the Borrower shall pay to the Collection Agent the amount so applied for distribution as part of the Secured Interest in Collections.

 Article IV

Representations and Warranties

     Section 4.1. Representations and Warranties. The Borrower represents and warrants to the Agent and each Lender that:

     (a) Corporate Existence and Power. Each of the Borg-Warner Entities is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all corporate power and all governmental licenses, authorizations, consent and approvals required to carry on its business in each jurisdiction in which its business is now conducted except where failure to obtain such licenses, authorizations, consents and approvals would not have (i) an adverse effect on its ability to perform its obligations under each of the Transaction Documents to which it is a party, (ii) an adverse effect on the enforceability of any of the Transaction Documents, (iii) a material adverse effect on its business or financial condition, (iv) a material adverse effect on the interests of the Agent or any Lender hereunder or under any of the other Transaction Documents, or (v) a material adverse effect on the enforceability or collectibility of any Receivable.

     (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by each of the Borg-Warner Entities of each Transaction Document to which it is (or is stated to be) a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of any such Borg-Warner Entity or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any lien on assets of any Borg-Warner Entity or any of its Subsidiaries.

     (c) Binding Effect. Each of the Transaction Documents constitutes the legal, valid and binding obligation of each Borg-Warner Entity which is (or is stated to be) a party thereto enforceable against each such Borg-Warner Entity in accordance with its terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     (d) Perfection. Immediately preceding the Loans hereunder, each Originator shall have been the owner and shall have effectively sold all receivables and other property that constitute Purchase Assets to the Borrower, free of any Adverse Claim, and the Borrower shall be the owner of all of the receivables purported to be transferred as Receivables hereunder. On or prior to the date hereof and prior to the Borrower's acquisition of any new receivable from an Originator, all financing statements and other documents required to be recorded or filed in order to perfect and maintain the Agent's (for the benefit of the Lender's) interest in the Secured Interest and in any additional property conveyed pursuant to ArticleII against all creditors of and purchasers from the Borrower and all creditors of and purchasers from any Originator will have been duly filed in each filing office necessary for such purpose and all filing fees and Taxes, if any, payable in connection with such filings shall have been paid
in full.   Notwithstanding the foregoing, nothing in this Section 4.1(d) shall constitute a representation with respect to any Receivable the Obligor of which is a government or governmental subdivision or agency to the extent that such representation requires compliance with any federal laws of the USA relating to the transfer or perfection of such Receivable.

     (e) Accuracy of Information. All information heretofore furnished by any Borg-Warner Entity to Windmill, the Program LOC Provider, the Agent or any Bank for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by any Borg-Warner Entity to Windmill, the Program LOC Provider, the Agent or any Bank will be, true and accurate in every material respect and will not omit any information necessary to make the statements therein not materially misleading, on the date such information is stated or certified.

     (f) Eligible Receivables. Each Receivable at any time included in the Net Receivables Balance as an Eligible Receivable at the time of any computation hereunder shall in fact be an Eligible Receivable at such time.

     (g) Actions, Suits. There are no actions, suits or proceedings pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any other Borg-Warner Entity or any Subsidiary of any Borg-Warner Entity or any of their respective properties, in or before any Governmental Authority, arbitrator or other body, which may materially adversely affect the financial condition of the Borrower or any other Borg-Warner Entity or the collectibility of the Receivables or materially adversely affect the ability of any Borg-Warner Entity to perform its obligations under each of the Transaction Documents to which it is (or is stated to be) a party; the Borrower is not in default with respect to any contractual obligation or any order of any court, arbitrator or Governmental Authority; and no Borg-Warner Entity nor any Subsidiary of any Borg-Warner Entity is in material default with respect to any material contractual obligation or any order of any court, arbitrator or Governmental Authority.

     (h) No Material Adverse Change. Since September 30, 1998, there has been no material adverse change in the financial condition, business, operations or prospects of any Borg-Warner Entity, or in the ability of any Borg-Warner Entity to perform its obligations hereunder or under any other Transaction Document or in the collectibility of the Receivables.

     (i) Credit and Collection Policy. The Borrower and each Originator has complied in all material respects with the Credit and Collection Policy in regard to each Receivable and related Contract and since September 30, 1998, there has been no material change in such Credit and Collection Policy.

     (j) Use of Proceeds. No proceeds of the Loans will be used by any Borg-Warner Entity to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

     (k) Place of Business. The chief place of business and chief executive office of the Borrower and each Originator are located at the respective addresses of each such Person set forth on Exhibit G and such offices have been so located for six months prior to the date hereof.

     (l) Lock-Box Arrangements. All Lock-Box Banks, Lock-Box numbers and Lock Box Account numbers are listed on Exhibit C or described in a notice provided by the Borrower to the Agent. The Borrower has sent a copy of all Lock-Box Agreements to the Agent.

     (m) Payments on Receivables. Each Obligor is required to send all payments with respect to each Receivable (other than Tooling Receivables) to a Lock-Box in the exclusive control of the Lock-Box Bank for deposit in a Lock-Box Account, and no funds other than payments with respect to the Receivables (which may be Tooling Receivables) are deposited in any such Lock-Box Account.

     (n) Good Title. Upon the Loans and upon each Payment, the Agent shall have, for the benefit of the Lenders, a valid and perfected first priority interest in each item comprising the Secured Interest as it exists at the time of the Loans or such Payment and in any additional property conveyed pursuant to
Article II, free and clear at all such times of any Adverse Claim.

     (o) Names. Except as described in Exhibit H, the Borrower has not used any corporate names, tradenames or assumed names other than its name set forth on the signature pages of this Agreement.

     (p)  Coverage Requirement.    The product of the Secured Interest
(expressed as a percentage) multiplied by the Net Receivables Balance equals or exceeds the Coverage Amount.

     (q) Net Worth. The Borrower has a positive tangible net worth of at least One Million Dollars ($1,000,000) as determined in accordance with GAAP.

     (r) Subsidiaries. The Borrower has no Subsidiaries and does not own or hold, directly or indirectly, any capital stock or equity security of, or equity interest in, any Person.

     (s) Termination Event. No Termination Event or Potential Termination Event has occurred and is continuing.

     (t) 1933 and 1940 Acts. Each Receivable is an account receivable representing all or part of the sale prices of merchandise, insurance and services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, and a purchase price of each Receivable with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended.

     Section 4.2. Reaffirmation of Representations and Warranties. On each day that a Payment is made hereunder, the Borrower, by accepting such Payment, shall be deemed to have certified that (i) all representations and warranties described in Section 4.1 are correct in all material respects on and as of such day as though made on and as of such day and (ii) no event has occurred or is continuing, or would result from any such Payment, which constitutes a Termination Event or a Potential Termination Event.

                                      Article V

                        Conditions Precedent and Subsequent

     Section 5.1. Conditions to Closing. This Agreement shall become effective on the first date (the "Effective Date") on which all of the conditions set forth in this Section 5.1 shall have been satisfied. On or prior to the Effective Date, the Borrower shall deliver to the Agent, with a copy to each Lender, the following documents, instruments and opinions, all of which shall be in form and substance acceptable to the Agent and each Lender:

     (a) Originals of proper financing statements, if any, necessary to release all Adverse Claims of any Person in the Filing Assets previously granted by the Borrower or any Originator.

     (b) Certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably near the date of the Loans listing all effective financing statements which name the Borrower or any Originator (under its present name and any previous name) as seller, Borrower or debtor and which are filed in jurisdictions in which the filings were made pursuant to Section 5.1(e) together with copies of such financing statements (none of which shall cover any Filing Assets).

     (c) A certificate in the form of Exhibit J executed by a Designated Financial Officer of the Borrower.

     (d) Any fee payable on the date hereof pursuant to the Fee Letter in accordance with Section 2.4.

     (e) A Periodic Report for November, 1998 (prepared as if this Agreement and the Purchase Agreement had been in effect during such month).

     (f)  An executed copy of the Fee Letter.

     (g)  An executed copy of each of the other Transaction Documents.

     (h) Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with this Agreement.

     (i) Such other approvals, opinions or documents as the Agent may reasonably request.
     Section 5.2. Conditions Subsequent. Within 30 days after the Effective Date, the Borrower shall deliver to the Agent, with a copy to each Lender, the following documents, instruments and opinions, all of which shall be in a form and substance acceptable to the Agent and each Lender:

     (a) Originals of proper UCC continuation statements with respect to each Originator and the Borrower.

     (b) Copy of the resolutions of the board of directors of each of the Borg-Warner Entities, certified by its secretary or any assistant secretary, approving each of the Transaction Documents to which it is (or is stated to be) a party.

     (c) Certificate of incorporation of each of the Borg-Warner Entities certified by the Secretary of State of its state of incorporation.

     (d) Good standing certificates for each of the Borg-Warner Entities issued by the Secretaries of State of each jurisdiction where it has material operations.

     (e) A certificate of the secretary or any assistant secretary of each of the Borg-Warner Entities certifying (i) the names and signatures of the officers authorized on its behalf to execute each Transaction Document to which it is (or is stated to be) a party (on which certificate the Agent and each Lender may conclusively rely until such time as the Agent and each Lender shall receive from it a revised certificate meeting the requirements of this Section 5.1(d)) and (ii) a copy of its by-laws.

     (f) Favorable opinions of counsel to each of the Borg-Warner Entities in substantially the form of Exhibit I, and as to such other matters as the Agent may reasonably request.

     Section 5.3. Condition to Each Loan. Neither the Agent nor Windmill shall have any obligation to make a Loan hereunder. Neither the Program LOC Provider nor any Bank shall have any obligation to make any Loan, if at the time of such Loan and after giving effect thereto, there shall exist a Termination Event or Potential Termination Event. Nothing in this Section 5.2 shall be construed as a condition to or a limitation of the obligation to Windmill of the Program LOC Provider to pay, or exchange any Program Unreimbursed Draw Amount in connection with, its Loan Price, or of each Bank to pay its respective Loan Price, pursuant to Article III.

                                     Article VI

                                     Covenants

     Section 6.1. Affirmative Covenants of the Borrower. The Borrower hereby covenants, undertakes and agrees that at all times from the date hereof until the termination of this Agreement pursuant to Section 11.1, unless the Agent, with the consent of Windmill (at any time that the Windmill Loan Amount is greater than zero), the Program LOC Provider and the Required Banks, shall otherwise consent in writing:

     (a) Financial Reporting. The Borrower will maintain, and will cause each Borg-Warner Entity to maintain, for itself and each of its Subsidiaries, a system of account established and administered in accordance with GAAP, and the Borrower will furnish to the Agent and to each Lender:

     (i) Annual Financial Statements. Within one hundred twenty (120) days after each fiscal year of the Parent (beginning with the fiscal year ending December 31, 1997), copies of the annual audited financial statement of the Parent certified by an independent certified public accountant satisfactory to the Agent and prepared on a consolidated basis in conformity with GAAP, together with the certificate described in clause (iii) below. Within one hundred twenty
(120) days after each fiscal year of each of the Borg-Warner Entities (other than the Parent), copies of the annual balance sheet for such Borg-Warner Entity and, in the case of the Borrower, an annual profit and loss statement, in each case certified by a Designated Financial Officer of such Borg-Warner Entity and prepared on a consolidated basis, together with the certificate described in clause (iii) below.

     (ii) Quarterly Financial Statement. Within forty-five (45) days after each quarter (except the last quarter) of each fiscal year of the Parent, copies of the unaudited financial statement of the Parent prepared in the same manner as the report referred to in preceding clause (i), signed by a Designated Financial Officer of the Parent and consisting of at least a balance sheet as at the close of such quarter and statements of earnings and source and application of funds for the period from the beginning of such fiscal year to the close of such quarter, together with the certificate described in clause (iii) below. Within forty-five (45) days after each quarter (except the last quarter) of each fiscal year of the Borrower, a quarterly balance sheet and profit and loss statement of the Borrower for the period from the beginning of such fiscal year to the close of such quarter certified by a Designated Financial Officer of the Borrower, together with the certificate described in clause (iii) below.

     (iii) Officer's Certificate. Together with the balance sheet or financial statements furnished with respect to the Borrower and the Parent under preceding clauses (i) and (ii), a compliance certificate in substantially the form of Exhibit J, signed by a Designated Financial Officer of the Borrower or the Parent, as the case may be, and dated the date of such annual balance sheet or financial statement or such quarterly balance sheet or financial statement, as the case may be, to the effect that no Termination Event or Potential Termination Event has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this Agreement and the Indemnity Agreement respectively.

     (iv) Other Information. Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     (b) Notices. The Borrower will notify the Agent in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

     (i) Termination Events or Potential Termination Events. The occurrence of any Termination Event or Potential Termination Event, and such notice shall include a statement of a Designated Financial Officer of the Borrower, setting forth the date of such occurrence and the nature thereof.

     (ii) Representations and Warranties. The failure of any representation or warranty to be true (when made or at any time thereafter) in any material respect with respect to any Receivable.

     (iii) Downgrading. Any lowering in the rating of any indebtedness below the rating that it has on the date hereof of any Approved Obligor or any Borg-Warner Entity or any Subsidiary of any of the foregoing by any rating agency, setting forth the indebtedness affected and the nature of such change.

     (iv) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which is reasonably likely to be material to any Borg-Warner Entity.

     (v) Judgment. The entry of any judgment or decree against any Borg-Warner Entity or any of their respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Borg-Warner Entities and their Subsidiaries exceeds Ten Million Dollars ($10,000,000) after deducting (a) the amount with respect to which any Borg-Warner Entity or any such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, and (b) the amount for which any Borg-Warner Entity or any such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Agent.Promptly upon receipt of any such notice, the Agent will deliver copies thereof to each of the Lenders.

     (c) Conduct of Business. The Borrower will, and will cause each other Borg-Warner Entity to, do all things necessary to remain duly incorporated, validly existing and in good standing as domestic corporations in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     (d) Compliance with Laws. The Borrower will, and will cause each other Borg-Warner Entity (in all material respects and in all respects that could have an effect on the enforceability of any Transaction Document) to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

     (e) Furnishing of Information and Inspection of Records. The Borrower will furnish to the Agent and the Lenders from time to time such information with respect to the Receivables as the Agent or any Lender shall reasonably request, including listings identifying the Obligor and the Outstanding Balance for each Receivable. The Borrower will permit, at any time and from time to time either (i) upon two (2) days prior notice or (ii) after the occurrence of a Potential Termination Event or a Termination Event, during regular business hours, the Agent or any Lender, or any of their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Borrower for the purpose of examining such Records, and to discuss matters relating to Receivables or the Borrower's performance hereunder with any of the officers or employees of the Borrower having knowledge of such matters. The agent will, within sixty (60) days of the receipt of the annual balance sheet of the Borrower delivered pursuant to Section 6.1(a), utilize the services of an independent certified public accounting firm or auditing firm to conduct an annual audit of the Records of the Borrower and/or to make test verifications of the Receivables (at the expense of the Borrower pursuant to Section 9.4).

     (f)  Keeping of Records and Books.

     (i) The Borrower will, and will cause each Originator as sub-collection agent to, maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Borrower will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

     (ii) The Borrower will, and will cause each other Borg-Warner Entity to, keep true books of record and account of itself and its Subsidiaries in which full, true and correct entries in accordance with GAAP will be made of all dealings or transactions in relation to its business and activities, including the setting up on its books, from income, reserves which, on a consolidated basis, are adequate in the judgment of such Person for obsolescence, depreciation, depletion and amortization of its properties during each year.

     (g) Separate Corporate Existence. The Borrower will take all actions necessary to maintain its identity as a separate legal entity from each other Borg-Warner Entity, including each of the activities listed on Exhibit L.

     (h) Performance and Compliance with Receivables and Contracts. The Borrower will, and will cause each Originator to, at its expense timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

     (i) Credit and Collection Policy. The Borrower will, and will cause each Originator to, comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

     Section 6.2. Negative Covenants of the Borrower. Until the termination of this Agreement pursuant to Section 11.1, unless the Agent, with the consent of Windmill (at any time that the Windmill Loan Amount is greater than zero), the Program LOC Provider and the Required Banks, shall otherwise consent in writing:

     (a) Sales and Liens Relating to Receivables. Except as otherwise provided herein, the Borrower will not transfer, convey, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including the filing of any financing statement) or with respect to (i) any inventory or goods (other than sales in the ordinary course of business), the sale of which may give rise to a Receivable, (ii) any Receivable or (iii) any related Contract, Related Security, Collection or Related Account with respect to any Receivable, or assign any right to receive income in respect to any of the foregoing.

     (b) Extension or Amendment of Receivables. Except as otherwise permitted in Section 7.2, the Borrower will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

     (c) Change in Business or Credit and Collection Policy. The Borrower will not, and will not permit any Originator to, make any change in the character of its business or in its Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable.

     (d) Merger, etc. The Borrower will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), any of its assets (whether now owned or hereafter acquired), or acquire any of the assets or capital stock or other ownership interest of, any Person (other than in connection with asset dispositions and acquisitions contemplated hereunder or in connection herewith or under or in connection with any of the other Transaction Documents), or otherwise enter into any partnership or joint venture arrangement with any other Person.

     (e) Accounting of Sales under the Purchase Agreement. The Borrower will not, nor will it permit any Originator to, prepare any financial statements which shall account for the transactions contemplated by the Purchase Agreement in any manner other than as a sale of Receivables by the Originators to the Borrower, and will not in any other respect account for or treat the transactions contemplated thereby (including but not limited to for accounting and tax purposes) in any manner other than as a sale of Receivables by the Originators to the Borrower.

     (f) Change in Purchase Agreement. The Borrower will not amend, modify, waive or terminate any terms or conditions of the Purchase Agreement, which right to amend, modify, waive or terminate has been assigned to the Agent for the benefit of the Agent and the Lenders.

     (g) Contingent Liabilities. The Borrower will not guarantee, endorse or otherwise be or become contingently liable (including by agreement to maintain balance sheet tests) in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement or indemnification obligations in favor of the Agent or the Lenders as provided for under this Agreement.

     (h) Limitation on Investments. The Borrower will not make any Financial Investment in any person, including any of its Affiliates, except for:

     (i)  Permitted Investments; and

     (ii) endorsements of instruments or items of payment for deposit to the Borrower's bank accounts.

     (i) Limitation on Transactions with Affiliates. The Borrower will not enter into, or be a party to, any transaction with any Affiliate of the Borrower, except for:

     (i)  the transactions contemplated by the Transaction Documents; and

     (ii) other transactions upon fair and reasonable terms materially no less favorable to the Borrower than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

     (j) Bank Accounts. The Borrower will not maintain any bank accounts other than the Lock-Box Accounts and the Borrower Account.

     (k) Expenditures. The Borrower will not make any expenditure (by long-term or operating lease or otherwise) for capital assets (both realty and personalty) or any other assets if such expenditure, when added to other such expenditures made by the Borrower during the same calendar year (including as contemplated by Section 6.2(n)) would, in the aggregate, exceed Ten Thousand Dollars ($10,000).

     (l) Incurrence of Indebtedness. The Borrower shall not incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to any Indebtedness other than (i) Indebtedness to the Agent or any Lender pursuant to the terms and provisions of this Agreement, (ii) Indebtedness to the Collection Agent hereunder or, if it is then serving as Collection Agent, to any Originator in its capacity as sub-collection agent for the amount of any reasonable collection agency fee, (iii) Indebtedness to each Originator (that is payable solely to the extent that the Borrower has funds that are not necessary to satisfy any obligation hereunder) in connection with the purchase of such Originator's receivables pursuant to the terms and provisions of the Purchase Agreement and (iv) Indebtedness to any Borg-Warner Entity that is expressly subordinated to Indebtedness to the Agent and the Lenders on terms satisfactory to the Agent.

     (m) Prohibition of Dividends. The Borrower will not declare any dividends on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of stock of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower.

     (n) Business Activities. The Borrower will not carry on any business or engage in any business transactions other than the business and transactions contemplated by or related to this Agreement or the other Transaction Documents or incidental to the purposes hereof. The Borrower will not be a party to any documents, agreements or instruments other than the Transaction Documents and any office or equipment leases necessary in connection herewith or incidental to the purposes hereof which office or equipment leases shall not create or evidence an obligation of the Borrower that, when added to the other expenditures made by the Borrower during the same calendar year (including as contemplated by Section 6.2(k)) would, in the aggregate, exceed Ten Thousand Dollars ($10,000).

     (o) Net Worth. The Borrower shall, at all times, have a tangible net worth of not less than One Million Dollars ($1,000,000) determined in accordance with GAAP.

                                    Article VII

                           Administration and Collections

     Section 7.1. Appointment of Collection Agent. (a) The servicing, administering and collection of the Receivables shall be conducted by the Person (the "Collection Agent") so designated from time to time in accordance with this
Section 7.1. Initially, Borg-Warner Automotive Inc., shall be the Collection Agent. Until the Agent gives notice to the Borrower (in accordance with this Section 7.1) of the designation of a new Collection Agent, the Parent is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. Either (i) upon thirty (30) days prior written notice to the Borrower or (ii) upon the occurrence and during the continuance of a Termination Event, the Agent may designate as Collection Agent any Person (including itself, any Bank or the Program LOC Provider) to succeed the Parent or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent. Whether or not it is then serving as Collection Agent, upon the occurrence and during the continuance of a Termination Event, the Agent may notify any Obligor of the transfer to the Agent of the Secured Interest.

     (b) In the case of Receivables arising out of the sale or lease of goods or the rendering of services by any Originator, the Parent may, and if requested by the Agent shall, delegate its duties and obligations as Collection Agent with respect to such Receivables to such Originator (acting as sub-collection agent), on the condition in each case that such Originator shall agree in writing to perform the duties and obligations of the Collection Agent; provided, however, that notwithstanding such delegation, the Parent shall remain primarily liable to the Agent and the Lenders for the performance of the duties and obligations so delegated and the Agent and each Lender shall have the right to look solely to the Parent for such performance; provided, further, however, that either (i) upon thirty (30) days prior written notice to the Parent or (ii) upon the occurrence and during the continuance of a Termination Event, the Agent may replace an Originator as sub-collection agent.

     (c) The Parent agrees that it will terminate its activities as Collection Agent and cause each Originator to terminate such Originator's activities as sub-collection agent in a manner which the Agent determines will facilitate the transition of the performance of such activities to the new Collection Agent, and the Parent shall cooperate with and assist such new Collection Agent. Such cooperation shall include access to, and transfer of, all Records and use by the new Collection Agent of all licenses, hardware or software necessary or desirable to collect the Affected Assets if permitted or not prohibited by the applicable contract. The Parent hereby agrees that if at any time it shall cease to be the Collection Agent, it shall act (if the then current Collection Agent so requests) as the data-processing agent of the Collection Agent and, in such capacity, the Parent shall conduct the data-processing functions of the administration of the Receivables and the Collections in substantially the same way that the Parent conducted such data-processing functions while it acted as the Collection Agent.

     (d) The Parent acknowledges that the Agent and each Lender have relied on the Borrower's agreement to act as Collection Agent and on each Originator's agreement to act as sub-collection agent with respect to Receivables originated by each such Originator in making their decision to execute and deliver this Agreement. Accordingly, the Parent agrees that it will not voluntarily resign as Collection Agent nor will it permit any Originator to voluntarily resign as a sub-collection agent.

     Section 7.2. Duties of Collection Agent. (a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Borrower, the Agent and each Lender hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 7.1, to enforce its respective rights and interests in and under the Affected Assets. The Collection Agent shall set aside for the accounts of the Borrower, the Agent, the Lenders and any other Person entitled thereto the amount of the Collections to which each is entitled in accordance with Article III. If the amount of the Collections held by the Collection Agent is not sufficient to pay the amount to which a group or class of the Lenders are entitled hereunder, the Collection Agent shall distribute such Collections as provided in Article III on a pro rata basis according to the respective claims of each of the members of such class or group. If instructed by the Agent, the Collection Agent shall segregate and deposit with the Agent the amount of Collections to which all Lenders are entitled pursuant to Article III, on the first (1st) Business Day following receipt by the Collection Agent of such Collections and the Agent shall distribute such amounts in accordance with Article III. So long as no Termination Event shall have occurred and be continuing, the Parent, while it is the Collection Agent may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable (but not beyond thirty (30) days) and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Collection Agent may determine to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of the Agent or the Lenders under any other provision of this Agreement. If a Termination Event has occurred and the Parent is still serving as Collection Agent, the Parent may make such extension or adjustment only upon the prior written approval of the Agent and the Lenders. The Borrower shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the benefit of the Borrower, the Agent and the Lenders in accordance with their respective interests, all Records with respect to each Receivable. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute, unlimited and unconditional right to, and may, direct the Collection Agent (whether the Collection Agent is the Parent or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security; provided, however, that no such direction may be given unless either (i) a Potential Termination Event or a Termination Event has occurred and is continuing hereunder or (ii) such legal action, foreclosure or repossession shall affect a material portion of the Receivables.

     (b) The Collection Agent shall, as soon as practicable following receipt, turn over to the Borrower (i) that portion of all Collections which is not part of the Secured Interest, less, in the event the Parent is not the Collection Agent, all reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent of servicing, collecting and administering the Receivables and
(ii) the collections of any indebtedness that is not a Receivable; provided, however, that if the Parent is not the Collection Agent, the Collection Agent shall not be under any obligation to remit any such funds to the Borrower unless and until the Collection Agent has received from the Borrower evidence satisfactory to the Agent and the Collection Agent that the Borrower is entitled to such funds hereunder and under applicable law. The Collection Agent, if other than the Parent, shall as soon as practicable upon demand, deliver to the Borrower all records in its possession which evidence or relate to any indebtedness that is not a Receivable, and copies of Records in its possession which evidence or relate to any indebtedness that is a Receivable.

     (c) Notwithstanding anything to the contrary contained in this Article VII, the Collection Agent, if not the Parent, shall have no obligation to collect, enforce or take any other action described in this Article VII with respect to any indebtedness that is not a Receivable other than to deliver to the Borrower the collections and records with respect to any such indebtedness as described in Section 7.2(b).

     Section 7.3. Lock-Box Arrangements. The Agent is hereby authorized by all of the other parties hereto, and it is hereby agreed to by such other parties that the Agent shall be entitled, whether or not it is then serving as Collection Agent, to, at any time, do any or all of the following: (i) give notice to each Lock-Box Bank that the Agent is exercising its rights under the Lock-Box Letters, (ii) have the exclusive ownership and control of the Lock-Box Accounts (and all funds deposited, or to be deposited, therein) transferred to the Agent and to exercise exclusive dominion and control over the funds deposited therein, (iii) have the proceeds that are sent to the respective Lock-Boxes be redirected pursuant to its instructions rather than deposited in the applicable Lock-Box Account, and (iv) take all other actions permitted under such Lock-Box Letter. If the Agent, at any time, takes the actions set forth in the preceding sentence, the Agent shall have exclusive ownership and control of the accounts and post office boxes to which the Obligors shall make payments and in which Collections may be concentrated and control of the proceeds (including Collections) of all Receivables and the Borrower agrees to take any action that the Agent may reasonably request to transfer such control. In case any authorized signatory of the Borrower whose signature shall appear on any Lock-Box Letter shall cease to have such authority before the delivery of such Lock-Box Letter, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such delivery. Any proceeds of Receivables received by the Borrower thereafter shall be sent immediately to the Agent. The parties hereto acknowledge that if at any time the Agent takes control of any Lock-Box Account, the Agent shall not have any rights to the funds therein in excess of the Aggregate Unpaids and the Agent shall distribute or cause to be distributed such funds in accordance with
Section 7.2(b) and Article II; provided, however, that the Agent shall not be under any obligation to remit any such funds to the Borrower or any other Person unless and until the Agent has received from the Borrower or such Person evidence satisfactory to the Agent that the Borrower or such Person is entitled to such funds hereunder and under applicable law. In the event that the Agent shall then be receiving disbursements from a Lock-Box Account, whether because it is then the Collection Agent or because it has submitted Lock-Box Letters or for any other reason, the Agent shall promptly remit to the Borrower any amounts received by it from a Lock-Box Bank (i) upon its receipt of evidence reasonably satisfactory to it that such amounts do not constitute Collections with respect to Receivables or the proceeds of other Affected Assets and (ii) to the extent of the Borrower's residual interest, if any, therein after accounting for each Interest. In determining whether the Borrower has, in any instance, presented reasonably satisfactory evidence of its ownership of items that do not constitute Collections or the proceeds of other Affected Assets, the Agent shall be entitled to the presumption that, in respect of any collections or other items for which the remitting Obligor has not expressly indicated its intended application on the face of the payment item or the accompanying documentation, the appropriate application thereof shall be to Receivables of such Obligor, and thus subject to the Secured Interest hereunder, and, if there shall be more than one Receivable of such Obligor, to the oldest first.

     Section 7.4. Enforcement Rights. (a) At any time following the designation of a Collection Agent (other than the Borrower or any of the Borrower's Affiliates) pursuant to Section 7.1:

     (i) Upon the occurrence and during the continuance of a Termination Event, the Agent may direct the Obligors and the Lock-Box Banks that payment of all amounts payable under any Receivable be made directly to the Agent or its designee. The Agent may, and the Borrower shall at the Agent's request, withhold the identity of the Lenders from any Lock-Box Bank or Obligor.

     (ii) Upon the occurrence and during the continuance of a Termination Event, the Agent may instruct the Borrower to give, and upon such request the Borrower shall give, at the Borrower's expense notice of the Agent's ownership of the Secured Interest, to each Obligor and direct that payments be made directly to the Agent or its designee. The Borrower shall, at the Agent's request, withhold the identity of the Lenders in any such notification.

     (iii) The Agent may request the Borrower to, and upon such request the Borrower shall, (A) assemble all of the Records, the Related Security and transfer, or license the use of, to the new Collection Agent all software necessary or desirable to collect the Receivables and the Related Security, and shall make the same available to the Agent or its designee at a place selected by the Agent, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections with respect to the Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

     (b) The Borrower hereby authorizes, and irrevocably appoints, the Agent as its attorney-in-fact coupled with an interest, with full power of substitution and with full authority in the place and stead of the Borrower, to take any and all steps in the name of the Borrower and on behalf of the Borrower necessary or desirable, in the determination of the Agent, (i) to collect any and all amounts or portions thereof due under any and all Receivables or Related Security, including endorsing the name of the Borrower on checks and other instruments representing Collections and enforcing such Receivables, Related Security and the related Contracts and (ii) upon the occurrence and during the continuance of a Termination Event, to exercise any and all of the Borrower's rights and remedies under the Purchase Agreement and the Limited Guaranty. The Borrower's conferring of powers upon the Agent under this Section 7.4(b) shall not subject the Agent to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon the Agent in any manner whatsoever.

     (c) Neither the Agent nor the Lenders shall have any obligation to take any action or commence any proceedings to realize upon any Receivable (including any Defaulted Receivables) or to enforce any of their respective rights, powers, privileges or remedies with respect thereto.

     Section 7.5. Responsibilities of the Borrower. (a) Anything herein to the contrary notwithstanding, the Borrower shall, and shall cause each Originator to, (i) perform all of its obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been transferred hereunder and the exercise by the Agent or any Lender of its rights hereunder shall not relieve the Borrower from such obligations, and (ii) pay when due any and all Taxes, including any and all sales Taxes payable in connection with the Receivables and their creation and satisfaction. The Agent and the Lenders shall not have any obligation or liability with respect to any Receivable, any Related Security or any related Contract, nor shall any of them be obligated to perform any of the obligations of the Borrower under any of the foregoing.

     (b) The Borrower irrevocably agrees that if at any time it shall cease to be the Collection Agent, it shall act (if the then current Collection Agent so requests) as the data-processing agent of the Collection Agent and, in such capacity, the Borrower shall conduct the data-processing functions of the administration of the Receivables and the Collections in substantially the same way that the Borrower conducted such data-processing functions while it acted as the Collection Agent.

     Section 7.6.   Collection Agent Fee.  On or prior to the twenty-fifth
(25th) day of each month, the Borrower shall pay to the Collection Agent the Collection Agent Fee with respect to the immediately preceding month as compensation for its services. The Collection Agent may apply only Collections that are not part of the Secured Interest (or that have been reinvested pursuant to Section 2.1(d)) to the payment of the Collection Agent Fee. The Agent may, in its sole and absolute discretion with the prior written consent of the Required Banks, Windmill and the Program LOC Provider, pay all or any portion of the Collection Agent Fee to the Collection Agent from Collections that are part of the Secured Interest. Any Collections so applied by the Agent pursuant to the immediately preceding sentence shall not be distributed to the Lenders or to any other Person pursuant to Section 3.3.

     Section 7.7. Indemnities by the Collection Agent. Without limiting any other rights any Person may have hereunder or under applicable law, the Collection Agent hereby indemnifies and holds harmless the Agent and each Lender and their respective officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, liabilities, penalties, Taxes, costs and expenses (including attorneys' fees and court costs) (all of the foregoing collectively, the "Indemnified Losses") at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to:

     (i) any written representation or warranty made by the Collection Agent (or any employee or agent of the Collection Agent) in this Agreement, any other Transaction Document, any Periodic Report or any other information or report delivered by the Collection Agent pursuant hereto, which shall have been false or incorrect in any material respect when made;

     (ii) the failure by the Collection Agent to comply with any applicable law, rule or regulation related to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation;

     (iii) any loss of a perfected security interest (or in the priority of such security interest) as a result of any commingling by the Collection Agent of funds to which the Agent or any Lender is entitled hereunder with any other funds; or

     (iv) any failure of the Collection Agent, to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document to which the Collection Agent is a party; whether arising by reason of the acts to be performed by the Collection Agent hereunder or otherwise, excluding only Indemnified Losses to the extent (a) such Indemnified Losses resulted solely from negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) solely due to the credit risk of the Obligor and for which reimbursement would constitute recourse to the Collection Agent for uncollectible Receivables, (c) such Indemnified Losses include Taxes on, or measured by, the overall net income of the Agent or any Lender computed in accordance with the Intended Characterization, (d) the applicable Originator is the plaintiff and the Indemnified Party is the defendant unless such Indemnified Party prevails in such legal action or (e) such Indemnified Losses arise from events occurring after another Person has been designated as a successor Collection Agent; provided, however, that nothing contained in this sentence shall limit the liability of the Collection Agent or limit the recourse of the Agent and each Lender to the Collection Agent for any amounts otherwise specifically provided to be paid by the Collection Agent hereunder.

                                    Article VIII

                                 Termination Events

     Section 8.1. Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

     (a) (i) the Collection Agent (or any sub-collection agent) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 8.1(a)) and such failure shall remain unremedied for three (3) Business Days or (ii) either the Collection Agent or the Borrower shall fail to make any payment or deposit to be made by it hereunder when due; or

     (b) the Borrower shall default in the observance or performance of any agreement contained in Sections 5.2 or 6.2 or the Parent shall default in the observance or performance of any financial covenant set forth in the Indemnity Agreement; or

     (c) any representation, warranty, certification or statement made by any Borg-Warner Entity in this Agreement or in any other Transaction Document shall prove to have been incorrect in any material respect when made or deemed made; provided, however, that, with respect to any representation, warranty, certification or statement made pursuant to Section 4.1(p) which shall prove to have been incorrect in any material respect when made or deemed made, a Termination Event shall only occur if such incorrect representation, warranty, certification or statement remains incorrect for more than one (1) day; or

     (d) any Borg-Warner Entity shall default in the performance of any undertaking hereunder or under any other Transaction Document (other than those covered by Section 7.1(a) or 7.1(b)) and such default shall continue for ten
(10) days; or

     (e) failure of any Borg-Warner Entity or any of their respective Subsidiaries to pay any Indebtedness when due (except for any such payments on account of any such Indebtedness in any aggregate principal amount at any one time outstanding of up to Ten Million Dollars ($10,000,000)); or the default by any Borg-Warner Entity or any of their respective Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness (except for any such Indebtedness in an aggregate principal amount at any one time outstanding of up to Ten Million Dollars ($10,000,000)) was created or is governed, the effect of which is to cause such Indebtedness to become due prior to its stated maturity; or any Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or there shall occur a default, termination event or similar event by or with respect to any Borg-Warner Entity or any of their respective Subsidiaries under any agreement providing for the sale, transfer or conveyance by any Borg-Warner Entity or any of their respective Subsidiaries of any of its financial assets; or

     (f) (i)   any Borg-Warner Entity or any of their respective Subsidiaries shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borg-Warner Entity or any of their respective Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property which remains unvacated or unstayed for a period of 30 days or (ii) any Borg-Warner Entity or any of their respective Subsidiaries shall take any corporate action to authorize any of the actions set forth in clause (i) above in this Section 8.1(f); or

     (g) any Borg-Warner Entity or any of their respective Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally; or

     (h) the Delinquency Ratio at any time shall exceed six and one half percent (6.5%), the Default Ratio at any time shall exceed four percent (4%), or the Loss-to-Liquidation Ratio at the end of any calendar month measured for the three (3) month period then ending shall exceed one percent (1%); or

     (i) the product of the Secured Interest (expressed as a percentage) multiplied by the Net Receivables Balance at any time shall fail to be greater than or equal to the Coverage Amount at such time and such failure shall continue for one (1) day after the Borrower has knowledge thereof; or

     (j) there shall occur a material adverse change in the financial condition, business, operations or prospects of the Parent and its Subsidiaries taken as a whole or in the Borrower, or in the ability of any Borg-Warner Entity to perform its obligations under any Transaction Document to which it is (or is stated to be) a party, including, but not limited to, the collection of the Receivables or in the collectibility of the Receivables; or

     (k) any Borg-Warner Entity shall, directly or indirectly, disaffirm or contest in any manner the effectiveness, validity, binding nature or enforceability of any of the Transaction Documents, or any of the Transaction Documents shall fail to be the binding and enforceable obligation of any Borg-Warner Entity that is (or is stated to be) a party thereto; or

     (l) the Parent shall cease to own or control, directly or indirectly, one hundred percent (100%) of the issued and outstanding voting stock of the Borrower and each Originator or the Parent shall enter into any agreement or take any action that would result in such event; or

     (m) individuals who constitute the board of directors of the Parent on the Effective Date (or individuals whose election or nomination for election was approved by a vote of at least seventy-five percent (75%) of the directors then in office who either were directors on the Effective Date or whose election was previously so approved) cease for any reason to constitute at least a majority of the board of directors of the Parent at any time; or

     (n) any Borg-Warner Entity shall (i) sell, convey, transfer or otherwise dispose of all or any substantial part of its assets in a single transaction or in a series of related transactions or (ii) enter into any transaction of merger or consolidation (other than a merger or consolidation with respect to any Originator in which such Originator is the surviving Person); or

     (o) the financial condition of the Parent shall be materially different than the most-recent written projections of the financial condition of the Parent given by any Borg-Warner Entity to the Agent on or prior to the date hereof; or

     (p) there shall be any amendment to the certificate of incorporation of the Borrower without the prior written consent of the Agent, the Program LOC Provider and the Required Banks; or

     (q) the Purchase Agreement shall fail to vest and maintain vested in the Borrower a valid first priority perfected ownership interest in the receivables (other than receivables the Obligor of which is a government or governmental subdivision or agency to the extent that the transfer thereof requires compliance with any federal laws of the USA) and other assets purported to be sold thereunder; or

     (r) this Agreement shall fail to vest and maintain vested in the Agent for the benefit of the Lenders a valid first priority perfected interest in the Secured Interest.

If (x) such event is a Termination Event described in Section 8.1(f) with respect to any Borg-Warner Entity or any of their respective Subsidiaries, then automatically all of the Bank Commitments to purchase Bank Interests shall thereupon terminate without notice of any kind, which is hereby waived by the Borrower, and (y) such event is any other Termination Event, then the Agent may, and at the direction of the Required Banks or the Program LOC Provider shall, by notice to the Borrower terminate all of the Bank Commitments to purchase Bank Interests. Upon the termination of all of the Bank Commitments to purchase Bank Interests, whether pursuant to this Article VIII or otherwise, and the collection or other final resolution of the Secured Interest such that the Aggregate Unpaids and the Loan Amount in respect of each Lender shall have been reduced to zero, the Agent shall, at the expense of the Borrower, execute such UCC termination statements and such other documents as the Borrower may reasonably request to evidence the termination of the Secured Interest. It is expressly understood that the termination of the Bank Commitments under this
Section 8.1 shall relate solely to the commitment of the Banks to make purchases from the Borrower. No termination of the Bank Commitments under this Section
8.1 shall waive, release or otherwise affect the commitment of the Banks to make purchases from Windmill under Article III.

                                     Article IX

                                  Indemnification

     Section 9.1. Indemnities by the Borrower. Without limiting any other rights that the Agent or any Lender may have hereunder or under applicable law, the Borrower hereby agrees to indemnify the Agent and each Lender and its respective officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys' fees (which such attorneys may be employees of the Agent, any Lender, or any assignee, if any) and disbursements (all of the foregoing being collectively referred to as "Indemnified Losses") awarded against or incurred by any of them arising out of or as a result of this Agreement or any other Transaction Document or the acquisition, either directly or indirectly, by the Agent, for the benefit of the Lenders, of the Secured Interest or in respect of any action taken by the Borrower or any Originator (whether acting as Collection Agent or otherwise) relative to any Receivable, excluding, however, (i) Indemnified Losses to the extent final judgment of a court of competent jurisdiction holds such Indemnified Losses resulted solely from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification or (ii) Indemnified Losses to the extent the same include losses in respect of uncollectible Receivables solely due to the credit risk of the Obligor and reimbursement therefor would constitute recourse to the Borrower or the Collection Agent for the amount of uncollectible Receivables; provided, however, that nothing contained in this sentence shall limit the liability of the Borrower or the Collection Agent or limit the recourse of the Agent and each Lender to the Borrower or the Collection Agent for any amounts otherwise specifically provided to be paid by the Borrower or the Collection Agent under the terms of this Agreement, including under the terms of the next succeeding sentence. Without limiting the generality of the foregoing indemnification, the Borrower shall indemnify the Agent and each Lender for Indemnified Losses (including losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to the Borrower or the Collection Agent) relating to or resulting from:

     (a) the transfer to the Agent, for the benefit of the Lenders, of an undivided percentage interest in any Receivable other than an Eligible Receivable, if, on the date of the most recent transfer of any interest in a Receivable or a transfer of an Interest from one Lender to another Lender, the product of the Secured Interest multiplied by the Net Receivables Balance was less than the Coverage Amount;

     (b) any representation or warranty made by any Borg-Warner Entity or the Collection Agent (or any officers of any Borg-Warner Entity or the Collection Agent) under or in connection with any of the Transaction Documents, including any Periodic Report or any other information or report delivered by any Borg-Warner Entity or the Collection Agent pursuant hereto or thereto, that shall have been false or incorrect in any material respect when made or deemed made;

     (c) any alleged failure by the Borrower, the Collection Agent (if the Collection Agent is the Borrower or any Affiliate of the Borrower), any Originator or any other Person (acting for, on behalf of, or together with, the Borrower or the Collection Agent (if the Collection Agent is the Borrower or any Affiliate of the Borrower)) to comply with any applicable law, rule or regulation with respect to any Receivable, or the collectability thereof, or any Contract related thereto, or imposed by any governmental or regulatory body, including any requirements of licensing, registration, authorizations, consents and approvals necessary or desirable to enter into any Contract or create any Receivable or the transfer to the Agent for the benefit of the Lenders hereunder and including laws, rules and regulations relating to usury, disclosures, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, trade practices, consumer protection and privacy, or any of the foregoing which may affect the enforceability of any Receivable, or the nonconformity of any Receivable or Contract included therein or transfer to the Agent, for the benefit of the Lenders, with any such applicable law, rule or regulation;

     (d) the failure of the Borrower to vest and maintain vested in the Agent, for the benefit of the Lenders, a perfected interest in the Secured Interest and the property conveyed pursuant to Section 2.8, free and clear of any Adverse Claim;

     (e) the failure of the Borrower to vest and maintain vested in the Agent, for the benefit of the Lenders, a perfected security interest in all of the property listed in Sections 2.1(d) and 2.8, free and clear of any Adverse Claim;

     (f) the failure of any Originator to vest and maintain vested in the Borrower a perfected ownership interest in and to the Purchased Assets free and clear of any Adverse Claim;

     (g) the failure of the Borrower, the Collection Agent, any Originator or any sub-collection agent to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the Filing Assets;

     (h) any commingling of funds to which the Agent or any Lender is entitled hereunder with any other funds;

     (i) failure of any Lock-Box Bank to comply with the terms of the applicable Lock-Box Letter;

     (j) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable included in the Affected Assets (including a defense based on such Receivable or the Contract relating to such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services;

     (k) any failure of any Borg-Warner Entity to perform its duties or obligations in accordance with the provisions of this Agreement and each of the other Transaction Documents to which such Borg-Warner Entity is (or is stated to be) a party;

     (1) any action taken by the Agent as attorney-in-fact for the Borrower pursuant to Section 7.4(b); or

     (m) any environmental liability claim, products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort, whether sounding in tort, contract or other legal theory, arising out of or in connection with any Receivable or the Related Security therefor or any other suit, claim or action of whatever sort relating to any of the Transaction Documents; provided, however, that if any Lender enters into agreements for the transfer of interests in receivables from one or more other Persons ("Other Borrowers"), such Lender shall allocate such Indemnified Losses that are attributable to the Borrower and to the Other Borrowers to the Borrower and to each Other Borrower; and provided, further, that if such Indemnified Losses are attributable to the Borrower and not attributable to any Other Borrower, the Borrower shall be solely liable for such Indemnified Losses, or if such Indemnified Losses are attributable to Other Borrowers and not attributable to the Borrower, such Other Borrowers shall be solely liable for such Indemnified Losses.

     Section 9.2. Tax Indemnification and Characterization. (a) The Borrower hereby agrees to pay, and to indemnify, protect, save and hold harmless, on an after-Tax basis, the Agent and each Lender from and against any and all (i) Taxes that may at any time be imposed or asserted by reason of, in connection with or in respect of the Receivables or any transactions contemplated hereby or by any of the Transaction Documents or the receipt of payment under this Section 9.2, whether imposed on the Agent, any Lender, the Borrower, the Receivables, any other corporation or entity or otherwise, and whether arising by reason of the acts to be performed by the Borrower hereunder or otherwise and (ii) damages, losses, claims, liabilities and related costs and expenses of the Agent and each Lender in connection with the imposition or assertion of any Tax described in clause (i) above; provided, however, this Section 9.2(a) shall not apply with respect to Taxes on or measured by the overall net income of the Agent or any Lender ("Income Taxes") to the extent that the computation of such Income Taxes is consistent with the Intended Characterization.

     (b) In addition to and not in limitation of the indemnifications contained in Section 9.2(a), the Borrower hereby agrees to pay to, and to indemnify, protect, save and hold harmless, the Agent and each Lender, on an after-Tax basis from and against, (i) the excess of (x) the aggregate state and local Taxes on or measured by net income or profits (and Taxes in lieu thereof) payable by the Agent and any Lender in connection with or in respect of the Receivables or any transactions contemplated hereby or the receipt of payment under this Section 9.2, over (y) the amount of such state and local Income Taxes that would have been payable on the Agent's and any Lender's net income in connection with or in respect of the Receivables or any transactions contemplated hereby, had the entire amount of such income been subject to Tax in the jurisdiction in which the Agent's and any Lender's respective principal executive office is located, and only in such jurisdiction and (ii) any and all damages, losses, claims, liabilities and related costs and expenses of the Agent and each Lender in connection with clause (i) above.

     (c) It is the intention of the parties hereto that for the purposes of all Taxes, the transactions with respect to the Borrower, the Agent and the Lenders contemplated hereby shall be treated as a loan by the Agent (on behalf of the Lenders) or the Lenders to the Borrower that is secured by the Receivables (the "Intended Characterization"). The parties hereby agree to report such transactions for the purposes of all Taxes, and otherwise to act for the purposes of all Taxes, in a manner consistent with the Intended Characterization.

     (d) All payments due pursuant to this Section 9.2 shall be paid no later than ten (10) days after demand for such payment has been made by the Agent or any Lender. Without in any way limiting the Agent's and any Lender's remedies, any such amount not paid when due shall bear interest at a rate equal to the ABN AMRO Prime Rate plus two percent (2%) per annum. Any claim that the Agent or any Lender makes for payment pursuant to this Section 9.2 shall be accompanied by a statement of the Agent's or such Lender's accountants which attests that the claim has been computed in conformity with the requirements of this Section 9.2.

     Section 9.3. Increased Cost and Reduced Return. (a) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Windmill Funding Source, the Agent or any Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency (a "Regulatory Change"): (i) shall subject any Windmill Funding Source, the Agent or any Lender to any charge or withholding on or with respect to the applicable Funding Agreement or this Agreement in connection with the Secured Interest or other property conveyed hereunder or funds advanced in connection therewith, or such Person's obligations under the applicable Funding Agreement or this Agreement, as the case may be, or shall change the basis of taxation of payments to any Windmill Funding Source, the Agent or any Lender of any amounts payable under the applicable Funding Agreement or this Agreement, as the case may be (except for changes in the rate of Tax on the overall net income of such Windmill Funding Source, the Agent or any Lender), (ii) shall impose, modify or deem applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of any Windmill Funding Source, the Agent or any Lender, or credit extended by such Person or (iii) shall impose any other condition, and the result of any of the foregoing is to impose a cost on or increase the cost to any Windmill Funding Source, the Agent or any Lender of its commitment under the applicable Funding Agreement or hereunder, as the case may be, or purchasing, maintaining or funding of any property interests under the applicable Funding Agreement or of the Secured Interest or other property interests hereunder, as the case may be, or to reduce the amount of any sum received or receivable by any Windmill Funding Source, the Agent or any Lender under this Agreement or under the applicable Funding Agreement, as the case may be, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent or any Lender, the Borrower shall pay to the Agent or such Lender such additional amount or amounts as will compensate the Agent or such Lender for such increased cost or reduction or, in the case of Windmill, will enable Windmill to compensate any Windmill Funding Source for such increased cost or reduction.

     (b) If after the date hereof, any Windmill Funding Source, the Agent or any Lender shall have determined that any Regulatory Change, including any such Regulatory Change that results in or results from or otherwise relates to any transaction in connection with any Funding Agreement or this Agreement or any commitment thereunder or hereunder being classified as a highly leveraged transaction for regulatory or other purposes, has or would have the effect of reducing the rate of return on such Windmill Funding Source's, the Agent's or such Lender's capital as a consequence of such Windmill Funding Source's, the Agent's or such Lender's obligations or commitment under the applicable Funding Agreement or this Agreement, to a level below that which such Windmill Funding Source, the Agent or such Lender could have achieved but for such Regulatory Change (taking into consideration such Windmill Funding Source's, the Agent's or such Lender's policies with respect to capital adequacy), then from time to time, upon demand by the Agent or any Lender, the Borrower shall pay to the Agent or such Lender such additional amount or amounts as will compensate the Agent or such Lender for such reduction or, in the case of Windmill, will enable Windmill to compensate any Windmill Funding Source for such reduction.

     (c) Anything in this Section 9.3 to the contrary notwithstanding, if the Agent or any Lender enters into agreements with Other Borrowers, the Agent (upon consultation with any applicable Lender) shall allocate the liability for any amounts under this Section 9.3 ("Section 9.3 Costs") to the Borrower and to each Other Borrower; provided, however, that if such Section 9.3 Costs are attributable to the Borrower and not attributable to any Other Borrower, the Borrower shall be solely liable for such Section 9.3 Costs or if such Section
9.3 Costs are attributable to Other Borrowers and not attributable to the Borrower, such Other Borrowers shall be solely liable for such Section 9.3 Costs.

     Section 9.4. Other Costs and Expenses. The Borrower shall pay to the Agent and Windmill on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Agreement and the other Transaction Documents, including reasonable fees and out-of-pocket expenses of legal counsel for the Agent and Windmill (which such counsel may be employees of the Agent or Windmill) with respect thereto and with respect to advising the Agent, Windmill and any financial institution providing funding to Windmill as to its rights and remedies under this Agreement, any other Transaction Document or any related funding agreement and all costs and expenses, if any, including reasonable counsel fees and expenses of the Agent, each Lender and each such financial institution in connection with the enforcement of this Agreement, the other Transaction Documents and any such funding agreement and in connection with any restructuring or workout of this Agreement or such other Transaction Documents or the administration of this Agreement and the other Transaction Documents following a Termination Event; provided, however, that the Borrower shall have no obligation to pay any such amounts to the extent such amounts are expressly stated in the Fee Letter not to be payable by the Borrower. The Borrower shall reimburse the Agent for the cost of the Agent's auditors (which such auditors may be employees of the Agent) auditing the books, records and procedures of the Borrower. The Borrower shall reimburse Windmill for any amounts Windmill must pay to any Windmill Funding Source pursuant to any Funding Agreement on account of any Tax described in
Section 9.2 and applicable to such Windmill Funding Source. The Borrower shall reimburse Windmill on demand for any and all issuing and paying agents' agent fees and rating agency fees and commissions of placement agents and commercial paper dealers in respect of commercial paper notes issued by Windmill to fund any CP Tranche hereunder. The Borrower shall reimburse Windmill on demand for all other reasonable costs and expenses incurred by Windmill or any shareholder of Windmill ("Other Costs") including the cost of auditing Windmill's books by certified public accountants, the cost of the Ratings, and the reasonable fees and out-of-pocket expenses of counsel for Windmill or any counsel for any shareholder of Windmill with respect to advising Windmill or such shareholder as to matters relating to Windmill's operation; provided, however, that if Windmill enters into agreement with Other Borrowers, Windmill shall allocate the liability for such Other Costs to the Borrower and to each Other Borrower; and provided, further, that if such Other Costs are attributable to the Borrower and not attributable to any Other Borrower, the Borrower shall be solely liable for such Other Costs, or if such Other Costs are attributable to Other Borrowers and not attributable to the Borrower, such Other Borrowers shall be solely liable for such Other Costs.

     Section 9.5. Withholding Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or other taxing authority excluding, in the case of the Agent and each Lender, net income taxes imposed on the Agent or such Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein (such non-excluded Taxes being hereinafter called "Non-Excluded Taxes"). If any Non-Excluded Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) all such amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any NonExcluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for such Non-Excluded Taxes and any incremental Taxes that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section 9.5(a) shall survive the termination of this Agreement.

     (b) At least five (5) Business Days prior to the first (1st) date on which any payments, including Interest or fees, are payable under this Agreement for the account of any Lender, each Lender (including each Purchasing Bank that becomes party to this Agreement pursuant to Section 11.6(c)) that is not incorporated under the laws of the United states of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed copies of (i) United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) United States Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Lender which so delivers a Form 1001 or 4224 and Form W-8 or W-9 further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of Form W-8 or W-9, establish an exemption from United States backup withholding tax. If a Lender that is not incorporated under the laws of the United States of America, or a state thereof, does not deliver the forms described in this Section 9.5(b), the Borrower or the Agent shall withhold United States federal income taxes from any payments made under this Agreement at the applicable statutory rate. Each Lender agrees to indemnify and hold the Borrower and the Agent harmless for any United States federal income taxes, penalties, interest and other costs and losses incurred or payable by the Borrower or the Agent as a result of either (i) such Lender's failure to submit any form that it is required to provide pursuant to this
Section 9.5(b) or (ii) the Borrower's or Agent's reliance on any such form that such Lender has provided pursuant to this Section 9.5(b).

     Section 9.6. Allocations. All allocations to be made pursuant to the foregoing provisions of this Article IX shall be made by the Agent in its reasonable discretion and shall be binding on the Borrower and each Lender. Upon the reasonable request of the Borrower, the Agent shall provide the Borrower with the basis of any calculations made pursuant to the foregoing provisions of this Article IX (or, to the extent that the Agent determines in its sole discretion that such calculations do not contain proprietary information, such calculations) which, in the absence of manifest error, shall be conclusive and binding for all purposes.

                                     Article X

                                     The Agent

     Section 10.1. Appointment. Each Lender hereby irrevocably designates and appoints ABN AMRO Bank N.V. as Agent hereunder, and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Article X are solely for the benefit of the Agent and the Lenders and the Borrower shall not have any rights as a third-party beneficiary or otherwise under this Article X. In performing its functions and duties, the Agent shall act solely as the agent of the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its respective successors and assigns. The Agent shall not be required to expend its funds if repayment or adequate indemnity is not assured to it under terms and conditions acceptable to the Agent. The Agent shall hold that portion of the Secured Interest consisting of the Interest of a Lender for the benefit of such Lender.

     Section 10.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 10.3. Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in
Section 10.2 under, or in connection with, this Agreement (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement, any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Transaction Document or any other document furnished in connection herewith or for any failure of the Borrower to perform its obligations or for the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to the Agent. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. This Section 10.3 is intended solely to govern the relationship between the Agent, on the one hand, and the Lenders, on the other.

     Section 10.4. Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of Windmill, the Program LOC Provider, any Bank, the Required Banks or all of the Lenders, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Program LOC Provider and the Banks against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action (excluding any such liability, cost or expense which shall have been incurred by the Agent as a result of its own gross negligence or willful misconduct in the taking of any such action). The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of Windmill, any Bank, the Program LOC Provider, the Required Banks or all of the Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     Section 10.5. Notice of Termination. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Termination Event or Potential Termination Event unless the Agent has received notice from any Lender or the Borrower referring to this Agreement, stating that a Termination Event or Potential Termination Event has occurred hereunder and describing such Termination Event or Potential Termination Event. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to each Lender and at all times prior to the Windmill Termination Date and thereafter until the Windmill Interest is reduced to zero, to each CP Dealer and each Rating Agency. The Agent shall take such action with respect to such Termination Event or Potential Termination Event as shall be directed by Windmill, the Program LOC Provider and the Required Banks (or, if applicable, all of the Lenders); provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Termination Event or Potential Termination Event as the Agent shall deem advisable and in the best interests of the Lenders.

     Section 10.6. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent. Each Lender represents and warrants to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower, the other Borg-Warner Entities and the Affected Assets and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under any Transaction Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Borg-Warner Entities. The Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower or any other Person which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates other than the Periodic Reports provided by the Borrower or the Collection Agent, information received by the Agent pursuant to Section 6.1(a) or 6.1(b) and such additional information as a Lender may reasonably request and which the Agent has obtained on any inspection conducted under Section 6.1(e).

     Section 10.7. Indemnification. The Program LOC Provider and the Banks agree to indemnify, defend, protect, save and hold harmless the Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower), ratably according to the percentage its Program LOC Provider Commitment or Bank Commitment is of the Aggregate Commitment, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, court costs, settlements, expenses or disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for the Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such Person shall be designated a party thereto, which counsel may include employees of the Agent or such Person) that may at any time be imposed on, incurred by or asserted against the Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated under any of the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, court costs, settlements, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such Person as finally determined by a court of competent jurisdiction). The obligations of the Banks and the Program LOC Provider under this Section 10.7 shall survive the termination of this Agreement.

     Section 10.8. Agent in Its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though the Agent were not the Agent. With respect to the acquisition of the Secured Interest, the Agent shall have the same rights and powers under this Agreement as any Bank and the Program LOC Provider, as the case may be, and may exercise the same as though it were not the Agent, and the terms Bank, Program LOC Provider and Lender (as the case may be) shall include the Agent in its individual capacity. Moreover, the Agent, in its capacity as Agent, shall be considered a Lender for all purposes and benefits hereunder to the extent that it has advanced funds pursuant to Article II on behalf of any Lender and has not been reimbursed therefor by the Borrower or such Lender.

     Section 10.9. Successor Agent. The Agent may, upon at least five (5) days written notice to the Borrower and each of the Lenders, and the Agent will, upon the direction of all of the Lenders (for purposes of this reference to Lenders, Lenders shall not include the Agent, in its individual capacity, nor any Lender that is an Affiliate of the then Agent) and with the consent of the Borrower (which consent shall not be unreasonably withheld) resign as Agent; provided, however, that the resignation of the Agent may not become effective until a successor agent is appointed and has succeeded to the rights, powers and duties of the Agent as provided in this Section 10.9. If the Agent shall resign as Agent, then Windmill, the Program LOC Provider and the Required Banks, during such notice period, shall, with the consent of the Borrower (which consent shall be unreasonably withheld), appoint from among the Program LOC Provider and the Banks a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     Section 10.10. ABN AMRO Conflict Waiver. ABN AMRO, as agent for Windmill and subagent of the Management Company, acts as Administrator for Windmill, acts as the Program LOC Provider, acts as Referral Agent, provides other backup credit facilities for Windmill, and may provide other services or facilities from time to time (the "ABN AMRO Roles "). Without limiting the generality of
Section 10.8, each Lender acknowledges and consents to any and all ABN AMRO Roles, waives any objections it may have to any actual or potential conflict of interest caused by ABN AMRO's acting as Agent and acting as or maintaining any of the ABN AMRO Roles, and agrees that in connection with any ABN AMRO Role, ABN AMRO may take, or refrain from taking, any action which it in its discretion deems appropriate, including in its role as administrative agent for Windmill the giving of notice to the Agent of mandatory or voluntary purchases pursuant to Article III. Nothing contained in this Article X shall limit or alter the duties and obligations that ABN AMRO otherwise owes to Windmill in its role as agent for Windmill under any other agreement or arrangement.

     Section 10.11. Certain Actions. Upon the direction of Windmill (at any time the Windmill Loan Amount is greater than zero), the Program LOC Provider or the Required Banks, the Agent shall make or give any requests, designations, instructions, directions or notices or exercise any other rights it is otherwise entitled to make, give or exercise; provided, however, that the Agent, unless it has obtained the written consent of the Program LOC Provider and the Required Banks, shall not give its consent under Section 6.1, 4.1(i) or 6.2(b). Upon the request of any Lender, the Agent shall (i) request information pursuant to
Section 6.1(a) or 6.1(e) and (ii) exercise the rights described in Section 6.1(e) (and give any notice required to exercise the same). Following a Termination Event, the Agent promptly shall give a written notice to the Borrower specifying the Bank Termination Date if requested to do so by the Required Banks, whereupon the Bank Commitments shall terminate. Promptly upon receipt of any notice or information received by the Agent pursuant to Section 6.1(b) or 6.1(e), the Agent will deliver copies thereof to each of the Lenders and at all times prior to the Windmill Termination Date and at all times thereafter until the Windmill Interest is reduced to zero, to each CP Dealer and each Rating Agency.

                                     Article XI

                                   Miscellaneous

     Section 11.1. Term of Agreement. Windmill shall cease to be a party to this Agreement on the first (1st) Business Day following the Windmill Termination Date on which the Matured Value of the Windmill Loan Amount has been reduced to zero and all Aggregate Unpaids payable to Windmill have been paid in full. This Agreement shall terminate following the Loan Amortization Date when all amounts payable hereunder have been indefeasibly paid in full. Notwithstanding the foregoing, (i) the rights and remedies of the Agent and each Lender with respect to any representation and warranty made, or deemed to be made, by the Borrower, (ii) the indemnification and payment provisions of
Article IX and Article X, and (iii) any other provision which by its own terms survives the termination of this Agreement (including Sections 11.11, 11.16, 11.17 and 11.18), shall be continuing and shall survive any termination of this Agreement.

     Section 11.2. Waivers; Amendments. (a) No failure or delay on the part of the Agent or any Lender in exercising any power, right, privilege or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or further exercise thereof or the exercise of any other power, right, privilege or remedy. The rights, powers, privileges and remedies herein provided shall be cumulative and not exclusive of any rights, powers, privileges or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

     (b) This Agreement may not be amended, supplemented, modified or waived except in accordance with the provisions of Section 11.2(b), 11.6(c), 11.6(e) or 11.6(f). No amendment, supplement or other modification to this Agreement shall be effective unless the Borrower, the Required Banks and the Program LOC Provider are parties thereto and it is signed by the other required parties. Notwithstanding the foregoing, no amendment, supplement, modification or waiver shall without the written consent of: (i) all the Banks, (A) extend the Bank Termination Date, the Program LOC Provider Termination Date or the date of any payment or deposit of Collections by the Borrower to the Collection Agent or by the Collection Agent to the Agent for the benefit of the Lenders, (B) reduce the rate or extend the time of payment of Interest (or any component thereof) for any Tranche other than a CP Tranche, (C) reduce or extend the time of payment of any fee payable to the Agent for the benefit of the Lenders, (D) release or transfer all or any portion of, or otherwise change (other than as provided herein) the amount of, the Bank Interest or the Program LOC Provider Interest,
(E) change the amount of any Bank Commitment or the Program LOC Provider Commitment or increase the Aggregate Commitment, other than as provided herein,
(F) amend, modify or waive any provision of the definition of Required Banks or Termination Event or Sections 2.1, 5.2, 9.1, 9.2, 9.3 or 11.2(b) or any provision of the Indemnity Agreement or any obligation of any Borg-Warner Entity thereunder, (G) consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or of any of its right, title or interest in or to the Receivables, (H) amend, modify or waive any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or (ii) the Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the indemnities to, or the rights or duties of, such Agent or reduce any fee payable to the Agent's own account; or (iii) Windmill, amend, supplement or otherwise modify (A) Sections 11.2(b)(iii), or 11.3 or Articles II or IX or (B) any other provision if the effect of such modification in such other provision shall be to limit the discretion of, or impose any new commitment or obligation on, Windmill. Notwithstanding the foregoing, without the prior consent of the Program LOC Provider or any of the Banks (but only with the prior written consent of the Borrower), the Agent or Windmill, as the case may be, may change the amount of any fee or other payment due and payable to either the Agent (solely in its capacity as Agent) or Windmill, as the case may be, from the Borrower under this Agreement, the Fee Letter or any other agreement in connection herewith or therewith. Windmill shall not knowingly issue any waiver of any condition precedent set forth in Article V in respect of any purchase then being made by it without the prior written consent of the Required Banks and the Program LOC Provider. Any amendment, supplement, modification or waiver entered into in accordance with this Section 11.2(b) shall apply to each of the Lenders equally and shall be binding upon the Borrower, the Lenders and the Agent. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights and any Potential Termination Event or Termination Event waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Potential Termination Event or Termination Event, or impair any right consequent upon such subsequent or other Potential Termination Event or Termination Event. Notwithstanding the foregoing, any additional Interest that has accrued after a Termination Event prior to the execution of a waiver thereof, solely as a result of the occurrence of such Termination Event, may be waived by the Agent at the direction of Windmill or the Program LOC Provider or the Required Banks (in each case, to the extent such additional Interest is payable to such Lender or the Banks, as the case may be). Notwithstanding the foregoing, at all times prior to the Windmill Termination Date and thereafter until the Windmill Interest is reduced to zero, no (a) material amendment, waiver, alteration, modification or supplement of or to any provision of this Agreement, (b) assignment contemplated by Section 11.6, or (c) termination, resignation or removal contemplated by Article V, Section 11.1 or Article X shall be effective unless a written statement is obtained from each Rating Agency that the Rating will not be downgraded or withdrawn or suspended as a result of such amendment, waiver, alteration, modification, supplement, assignment, termination, resignation or removal. At all times prior to the Windmill Termination Date and thereafter until the Windmill Interest is reduced to zero, Windmill shall provide each CP Dealer and each Rating Agency with at least ten (10) Business Days prior notice of each event described in clauses
(a), (b) and (c) of the prior sentence, together with a copy of the form of the proposed amendment, waiver, alteration, modification or supplement (other than the Fee Letter).

     Section 11.3. Notices. Except as provided below, all communications, demands and notices provided for hereunder shall be in writing (including bank wire, telex, telecopy or electronic facsimile transmission or similar writing) and shall be given to each other party at its address, telecopy number or telex number set forth on the signature page hereof or at such other address, telecopy number or telex number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by telex, when such telex is transmitted to the telex number specified in this
Section 11.3 and the appropriate answerback is received, (iii) if given by mail, three (3) Business Days after the time such communication is deposited in the mails with first-class postage prepaid or (iv) if given by any other means, when received at the address specified in this Section 11.3; provided, however, that, in the case of any notice to be given under Article III, such notice shall not be effective until receipt thereof by the Person to whom such notice is to be given. However, anything in this Section 11.3 to the contrary notwithstanding, the Borrower hereby authorizes the Agent to effect Loans, Payments and Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Agent in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of the Borrower. However, anything in this Section 11.3 to the contrary notwithstanding, each Lender hereby authorizes the Agent to effect the purchases described in Article II based on telephonic notices made by any Person which the Agent in good faith believes to be acting on behalf of the Lenders. The Borrower and each of the Lenders hereby authorize the Agent, at the Agent's option, to tape record all or any part of telephonic notices and any other related conversations. The Agent's records as to all such matters shall be deemed correct. Each Lender agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized office of said Lender. The absence of any written confirmation shall not affect the validity of the notice. If the written confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

     Section 11.4.  Governing Law; Submission to Jurisdiction; Integration.
This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois. Each Person party hereto hereby submits to the nonexclusive jurisdiction of any United States District Court for the Northern District of Illinois and of any Illinois state court sitting in Chicago, Illinois for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Person party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 11.5. Severability; Counterparts. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

     Section 11.6. Successors and Assigns; Participations; Assignments. (a) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, provided, however, that, except as otherwise provided herein, the Borrower may not assign or transfer any of its rights or delegate any of its duties without the prior written consent of the Agent and all the Lenders. The Banks and the Program LOC Provider may not participate, assign, transfer or sell any of its Bank Commitment or Program LOC Provider Commitment, as the case may be, except as required by operation of law, in connection with the merger, consolidation or dissolution of such Person or as provided in this Section 11.6.

     (b) Participations. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more Persons (each a "Participant") participating interests in the interests of such Lender hereunder. Notwithstanding any such sale by a Lender of participating interests to a Participant, such Lender's rights and obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower hereby agrees that if any of the Aggregate Unpaids are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of a Termination Event, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, however, that such right of setoff shall be subject to the obligations of such Participant to share with the Lenders, and the Lenders agree to share with such Participant. The Borrower also agrees that each Participant shall be entitled to the benefits of Article IX. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in subclauses (A), (B), (C), (D), (F), (G) or (H) of clause (i) in the third sentence of Section 11.2(b).

     (c) Assignments to Purchasing Banks. Any Bank may at any time and from time to time, (i) without the consent of the Borrower or the Agent, to any Person that at such time is a Lender or that is an Affiliate of such Lender and
(ii) with the prior written consent of the Borrower, which consent shall not be unreasonably withheld, and the prior written consent of the Agent, assign to one or more Persons ("Purchasing Banks") all or any part of its Bank Commitment and all or any portion of the Bank Interest of such Bank relating to such Bank Commitment pursuant to a supplement to this Agreement, substantially in the form of Exhibit M with any changes as have been approved by the parties thereto (a "Loans Supplement"), executed by such Purchasing Bank, such selling Bank and the Agent. If required in connection with the maintenance of the Rating, each such Loans Supplement must be accompanied by an opinion of counsel of the Purchasing Bank as to such matters as Windmill and the Agent may reasonably request. Any such assignment of the Bank Commitment cannot be for an amount less than Five Million Dollars ($5,000,000). Such Purchasing Bank must be a depository institution organized under the laws of a country (each an "OECD Country") which is a full member of the Organization of Economic Cooperation and Development, or which has concluded special lending arrangements with the International Monetary Fund (the "IMF") associated with the IMF's General Arrangements to Borrow. Each such Purchasing Bank shall pay a fee of Two Thousand Five Hundred Dollars ($2,500) to the Agent. Any such partial assignment shall be an assignment of an identical percentage of such selling Bank's Interest and its Bank Commitment. Upon (i) such execution of such Loans Supplement, (ii) delivery of an executed copy thereof to the Borrower and the Agent and (iii) payment by such Purchasing Bank to such selling Bank of an amount equal to the purchase price agreed between such selling Bank and such Purchasing Bank, such selling Bank shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Bank shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required. The amount of the Bank Interest allocable to such Purchasing Bank shall be equal to the amount of the Bank Interest transferred regardless of the purchase price paid therefor. Such Loans Supplement shall be an amendment of this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank as a Bank and the resulting adjustment of the Bank Commitments, if any, arising from the purchase by such Purchasing Bank of all or a portion of the Bank Commitment of such selling Bank.

     (d) Affected Bank. In the event that any Bank or the Program LOC Provider shall cease to have a short-term debt rating of A-1+ or better by S&P and P-1 or better by Moody's (an "Affected Bank"), Windmill may direct the Agent to obtain a replacement Bank (a "Replacement Bank") or a replacement Program LOC Provider (as the case may be) acceptable to Windmill for such Affected Bank. Upon notice to an Affected Bank by the Agent of the identification of a Replacement Bank willing to accept such assignment, the Affected Bank shall promptly assign all of its rights and obligations hereunder to such Replacement Bank in accordance with Section 11.6(c) or 11.6(f), as the case may be.

     (e) Windmill. (i) General. Windmill may assign, participate, grant security interests in, or otherwise transfer all or any portion of its beneficial interest in the Windmill Interest, including any such transfer pursuant to Article III. The Borrower, the Agent, the Program LOC Provider and each of the Banks further agree and consent to the complete assignment by Windmill of all of its rights under, interest in, title to and obligations under this Agreement to ABN AMRO or any other Person, and upon such assignment Windmill shall be released from all obligations and duties under this Agreement.

     (ii) Assignment. Except as provided in Article III and 11.6(e)(i), Windmill may, without the consent of the Borrower, assign to any other Person all or any portion of the Windmill Interest. As between Windmill and any such assignee, each such assignment shall be upon such terms and conditions as Windmill and such assignee may mutually agree. Windmill may not, without the prior written consent of the Required Banks and the Program LOC Provider, transfer any of its rights under Article III to cause the Banks or the Program LOC Provider to purchase the Windmill Interest unless the Lender (A) is a corporation the principal business of which is the purchase of assets of a type like the receivables with the proceeds of commercial paper issued by such corporation, (B) has requested that ABN AMRO agree, and ABN AMRO has agreed, to act as the administrative agent therefor and (C) issues commercial paper with credit ratings assigned by nationally recognized rating agencies in respect thereof which are substantially comparable to the ratings assigned by such rating agencies to the commercial paper issued by Windmill. Windmill shall deliver to the assignee a supplement to this Agreement, substantially in the form of Exhibit O with any changes as have been approved by the parties thereto (also, a "Loans Supplement"), duly executed by Windmill, assigning any such Windmill Interest, or portion thereof, to the assignee, and Windmill shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee's right, title and interest in and to such Windmill Interest (or portion thereof) and to enable the assignee to exercise or enforce any rights hereunder. Upon the assignment of any Windmill Interest (or portion thereof) from Windmill as described above, the respective assignee receiving such assignment shall have all of the rights of Windmill hereunder with respect to such Windmill Interest, except that the Interest therefor shall thereafter accrue at the rate, or shall be in the amount, determined in accordance with Article II unless the Borrower and the assignee shall have agreed in writing upon a different Interest. Windmill shall promptly notify the Agent of any such assignment by Windmill and the Agent shall in turn give prompt notice thereof to the Borrower. Windmill authorizes the Agent to, and the Agent agrees that it shall, enter an appropriate entry on the Register to reflect any assignments.

     (f) Assignments to Successor Program LOC Provider. The Program LOC Provider may at any time and from time to time, upon the prior written consent of the Borrower, which consent shall not be unreasonably withheld, the Agent and all of the Banks and the Agent's receipt of written confirmation from each Rating Agency that its Rating shall not be adversely affected thereby, assign to one Person (the "Successor Program LOC Provider") all (but not part) of its Program LOC Provider Commitment and all (but not part) of the Program LOC Provider Interest pursuant to a supplement to this Agreement, substantially in the form of Exhibit N with any changes as have been approved by the parties thereto (also, a "Loans Supplement"), executed by the Successor Program LOC Provider, the Program LOC Provider and the Agent. If required in connection with the maintenance of the Rating, any such Loans Supplement must be accompanied by an opinion of counsel of the Successor Program LOC Provider as to such matters as Windmill, the Agent and the Required Banks may reasonably request. The Successor Program LOC Provider must be a depository institution organized under the laws of an OECD Country. Upon (i) such execution of such Loans Supplement, (ii) delivery of an executed copy thereof to the Borrower and the Agent and (iii) payment by the Successor Program LOC Provider to the Program LOC Provider of an amount equal to the purchase price agreed between the Successor Program LOC Provider and the Program LOC Provider, the Program LOC Provider shall be released from its obligations hereunder to the extent of such assignment and the Successor Program LOC Provider shall for all purposes be the Program LOC Provider party to this Agreement and shall have all the rights and obligations of the Program LOC Provider under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required. The amount of the Program LOC Provider Interest allocable to the Successor Program LOC Provider shall be equal to the amount of the Program LOC Provider Interest transferred hereunder regardless of the purchase price paid therefor. Such Loans Supplement shall amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of the Successor Program LOC Provider as the Program LOC Provider, arising from the purchase by the Successor Program LOC Provider of all of the Program LOC Provider Commitment.

     (g) The parties to each assignment permitted under Section 11.6 shall execute and deliver a Loans Supplement in respect thereof to the Agent, for its acceptance and recording in its books and records (the "Register"). The Agent shall not be required to deliver any payment hereunder to any Person that is not known by the Agent to be a party hereto unless the Agent shall have received a Loans Supplement reflecting the assignment to such Person hereunder. From and after its receipt of a Loans Supplement that purports on its face to be permitted and to have been duly executed and delivered in accordance with the terms of this Agreement, the Agent shall be entitled to rely on the directions set forth therein as to the appropriate allocation of payments as between the assignee and assignor thereunder. The Agent shall maintain at its address at Suite 611, 135 South LaSalle Street, Chicago, Illinois 60603 a copy of each Loans Supplement delivered to and accepted by it. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each of the parties hereto may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

     Section 11.7. Further Assurances. The Borrower agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Agent to more fully effect the purposes of this Agreement and the transfer of the Secured Interest, including the execution of any financing statements or continuation statements relating to the Affected Assets for filing under the provisions of the UCC of any applicable jurisdiction.

     Section 11.8. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Termination Event, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final, and in whatever currency denominated) and any other indebtedness at any time held or owing by such Lender (including by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Aggregate Unpaids of the Borrower to such Lender under this Agreement, including all interests in Aggregate Unpaids purchased by such Lender pursuant to Section 2.6(j), and all other claims of any nature or description arising out of or connected with this Agreement, irrespective of whether or not such Lender shall have made any demand hereunder and although said Aggregate Unpaids, liabilities or claims, or any of them, shall be contingent or unmatured.

     Section 11.9. Waiver of Confidentiality. Anything herein to the contrary notwithstanding, the Borrower hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent or the Lenders by the other, and
(ii) by the Agent or the Lenders to any prospective or actual assignee or participant of any of them (only if such nonpublic information is accompanied by a statement that such prospective or actual assignee or participant agrees, by receipt of such information, to maintain the confidentiality of such information) or any rating agency or provider of a surety, guaranty or credit or liquidity enhancement to any of them or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which ABN AMRO provides managerial services or acts as the administrative agent, or the Administrator, the Management Company, the Referral Agent, the Depositary, any commercial paper dealer or placement agent, or any officers, directors, employees, outside accountants, auditors, Governmental Authorities having jurisdiction over them or lawyers of any of the foregoing. In addition, the Agent and/or the Lenders may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force and effect of law).

     Section 11.10. Confidentiality of Agreement. Unless otherwise agreed to in writing by the Agent, the Borrower hereby agrees that it will not disclose the contents of this Agreement, or any other confidential or proprietary information furnished by the Agent or any Lender to any other Person except (i) its auditors and attorneys or (ii) as otherwise required by applicable law or order of a court of competent jurisdiction.

     Section 11.11. Bankruptcy Petition Against Windmill. Each of the Lenders, (excluding Windmill), the Agent, the Borrower and the Collection Agent hereby covenants and agrees that, prior to the date which is one (1) year and one (1) day after the payment in full of all outstanding commercial paper of Windmill, such party will not institute against, or join any other Person in instituting against, Windmill any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the USA. The provisions of this Section 11.11 shall survive the termination of this Agreement.

     Section 11.12. Limitation of Liability. No claim may be made by the Borrower, the Collection Agent or any other Person against the Agent or any Lender or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower, for itself, the Collection Agent and all other Persons claiming by or through the Borrower, hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     Section 11.13. Headings. Article and Section headings used herein are for convenience and reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

     Section 11.14. Waiver of Trial by Jury. To the extent permitted by applicable law, each of the parties hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Agreement or any matter arising hereunder.

     Section 11.15. Administrator. Each of the parties hereto acknowledges and agrees that each and every responsibility, function, duty and agreement of Windmill may be performed by the Administrator for, in the name of and on behalf of Windmill, as Windmill's agent. It is further acknowledged and agreed that notwithstanding the Administrator's undertaking to so perform Windmill's responsibilities, functions, duties and agreements for, in the name of and on behalf of Windmill, as Windmill's agent, Windmill's responsibilities, functions, duties and agreements shall remain obligations of Windmill and shall not constitute obligations of the Administrator.

     Section 11.16. No Recourse. The obligations of each of the Management Company, the Administrator, Windmill and the Referral Agent are solely the corporate obligations of such Person. No recourse shall be had with respect to this Agreement, any of the Program Documents or any of the other Transaction Documents, including the enforcement of the obligations of the Management Company, the Administrator, Windmill or the Referral Agent thereunder or for the payment of any fee or other amount payable thereunder for any claim based on, arising out of or relating to any provision of this Agreement, any of the Program Documents or any of the other Transaction Documents, against any stockholder, employee, officer, director, incorporator, affiliate, agent or servant of any of the Management Company, the Administrator, Windmill or the Referral Agent. Each of the parties hereto agrees to look solely to the Management Company, the Administrator, Windmill or the Referral Agent for payment or performance of all obligations of such Person and claims against the Management Company, the Administrator, Windmill or the Referral Agent based on, arising out of or relating to this Agreement, any Program Document to which such Person is (or is intended to be) a party or any other Transaction Document. The provisions of this Section 11.16 shall survive the termination of this Agreement.

     Section 11.17. Reliance on Information Obtained from Third Parties. Each of the parties hereto recognizes that the accuracy and completeness of the records maintained and the information supplied by Windmill and supplied by the Referral Agent, the Management Company and the Administrator, for, in the name of and on behalf of Windmill as Windmill's agent is dependent upon the accuracy and completeness of the information obtained by Windmill, the Referral Agent, the Management Company and the Administrator from other Persons and other sources and neither Windmill, the Referral Agent, the Management Company nor the Administrator shall be responsible for any inaccuracy in the information so obtained or for any inaccuracy in the records maintained by Windmill, the Referral Agent, the Management Company or the Administrator which may result therefrom. All calculations and determinations made by Windmill or by the Referral Agent, the Management Company or the Administrator for, in the name of or on behalf of Windmill, are based on the most recent information provided to Windmill, the Referral Agent, the Management Company and the Administrator and entered into the Administrator's or the Referral Agent's computerized information system. Consequently, some of the information relied upon in making such calculations and determinations may not reflect the actual current facts and neither Windmill, the Referral Agent, the Management Company nor the Administrator shall be liable for any loss, cost or expense arising, directly or indirectly, as a result of or in connection with any discrepancy attributable to such timing differential. The provisions of this Section 11.17 shall survive the termination of the Agreement.

     Section 11.18. Excess Funds. Other than amounts Windmill has become obligated to pay pursuant to Section 3.2 (other than interest becoming due from Windmill in connection with its failure to timely make the purchase price available to the Agent), Windmill shall be required to make payment of the amounts required to be paid pursuant to this Agreement only if Windmill has Excess Funds. In the event that Windmill does not have Excess Funds, the excess of the amount due hereunder over the amount paid (the "Insufficiency") shall not constitute a "claim" against Windmill as defined in Section 101(5) of the Federal Bankruptcy Code until such time, if any, as Windmill shall have Excess Funds. If at any time Windmill does not have sufficient funds to make any payment due under this Agreement other than amounts Windmill has become obligated to pay pursuant to Section 3.2 (other than interest becoming due from Windmill in connection with its failure to timely make the purchase price available to the Agent), then Windmill may pay a lesser amount and make an additional payment (or payments) in the amount of deficiency as soon as possible thereafter. No party to this Agreement shall cause or require any fees, costs, expenses or any other amount, the amount of which is not expressly provided for herein, to be paid out of Windmill's funds, or require Windmill to reimburse it for any fees, costs, expenses or any other amount paid by it, without prior review by the Administrator to determine the reasonableness of such fees, costs, expenses and other amounts. For purposes of this Section 11.18, "Excess Funds" shall mean the excess (redetermined daily based on the most current available information) of (a) the sum of (i) the funds on deposit in, or otherwise credited to, the commercial paper account or the special account established and maintained pursuant to that certain Amended and Restated Depositary Agreement, dated as of November 15, 1994, between Windmill and the Depositary, plus (ii) the projected value of Windmill's assets (other than cash and cash equivalents) (determined by the Administrator in accordance with the Administration Agreement), plus (iii) all other cash and cash equivalents then owned by Windmill, minus (b) the sum of (i) the sum of the Face Amount of all commercial paper notes of Windmill that have been properly authorized, issued, authenticated and delivered in accordance with that certain Amended and Restated Depositary Agreement, dated as of November 15, 1994, between Windmill and the Depositary which have not been paid in full, plus (ii) the Program Unreimbursed Draw Amount, together with all unpaid interest then accrued thereon, plus (iii) the Backup Purchase Facility Usage (as that term is used and defined in the Swingline and Backup Purchase Agreement), together with all unpaid interest then accrued thereon, plus (iv) all outstanding Swingline Advances (as that term is used and defined in the Swingline and Backup Purchase Agreement), together with all unpaid interest then accrued thereon, plus (v) all taxes payable by Windmill to the Internal Revenue Service, plus (vi) all other unpaid indebtedness, liabilities, and obligations of Windmill then due and payable. A determination of Excess Funds will be made by the Administrator once each Business Day. So long as there is any Excess Funds, then all amounts reflected in such calculation may be paid on such Business Day if then due and payable. If there are no Excess Funds, then the payment of any amount limited to an Excess Funds test shall not be paid until there are Excess Funds. The provisions of this
Section 11.18 shall survive the termination of this Agreement.

     Section 11.19. Enforceability of Receivables. The obligations of the Borrower under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable or any transfer of a Secured Interest.

     Section 11.20. Integration. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

[the remainder of this page intentionally left blank]

     In Witness Whereof, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

ABN AMRO Bank N.V., as a Bank


By:
     Title:


By:
     Title:
     Address:  Suite 725
               135 South LaSalle Street
               Chicago, Illinois  60674
               Attention:  Lender Agent-
               Windmill
               Telephone:  (312) 904-6263
               Telecopy:    (312) 904-6376



     ABN AMRO Bank N.V., as the Agent



By:
     Title:


By:
     Title:
     Address:  Structured Finance, Asset
               Securitization
               Suite 725
               135 South LaSalle Street
               Chicago, Illinois 60674
               Attention:  Lender Agent-
               Windmill
               Telephone:  (312) 904-6263
               Telecopy:    (312) 904-6376


BWA Receivables Corporation


          By:
          Title:
          Address:  200 South Michigan Avenue
                    Chicago, Illinois  60604
                    Attention:  Vice President and
                    Treasurer
                    Telephone:  (312) 322-8500
                    Telecopy:    (312) 322-8712


Borg-Warner Automotive, Inc.


          By:
          Title:
          Address:  200 South Michigan Avenue
                    Chicago, Illinois  60604
                    Attention:  Vice President and
                    Treasurer
                    Telephone:  (312) 322-8500
                    Telecopy:    (312) 322-8712

ABN AMRO Bank N.V., as the Program LOC Provider


By:
     Title:

By:
     Title:
     Address:  Structured Finance, Asset
               Securitization
               Suite 725
               135 South LaSalle Street
               Chicago, Illinois  60674
               Attention:  Program LOC
                Provider - Windmill
               Telephone:  (312) 904-6263
               Telecopy:    (312) 904-6376


Windmill Funding Corporation


By:
     Title:
     Address:  c/o Global Securitization
               Services, LLC
               25 West 43rd Street,
               Suite 704
               New York, New York  10036
               Attention:  Andrew L. Stidd
               Telephone:  (212) 302-8330
               Telecopy:    (212) 302-8767

With a copy to:

               ABN AMRO Bank N.V.
               Structured Finance, Asset
               Securitization
               Suite 725
               135 South LaSalle Street
               Chicago, Illinois  60674
               Attention:  Administrator -
                 Windmill
               Telephone:  (312) 904-6263
               Telecopy:    (312) 904-6376

Exhibit A
To
Receivables Loan Agreement
BWA Receivables Corporation
Credit and Collection Policy

Exhibit B-1
To
Receivables Loan Agreement
Form of Contract

Exhibit B-2
To
Receivables Loan Agreement
Contract Terms

Exhibit C
To
Receivables Loan Agreement
Lockboxes and Lockbox Banks

Exhibit D
to
Receivables Loan Agreement
Form of Lock-Box Letter

[Lock-Box Bank]
Ladies and Gentlemen:

Reference is made to the lockbox numbers ---------- and -----------in ------- ------ and the lockbox account numbers ----------- and --------------respec-tively maintained with you (such lockboxes and lockbox accounts being collec-tively referred to herein as the "Accounts"), each in the name of [Originator]. [Originator] hereby unconditionally transfers exclusive ownership of the Accounts to BWA Receivables Corporation and confirms that [Originator] has sold all Receivables (as defined below) to BWA Receivables Corporation. [Originator] hereby authorizes and directs you to endorse all checks, drafts and other payments remitted to the Accounts to BWA Receivables Corporation. [Originator] shall have control of and access to the Accounts prior to delivery of the Agent's Notice (defined below) solely in its role as collection agent.

     In connection with a receivables transaction entered into by BWA Receivables Corporation pursuant to a Receivables Loan Agreement, dated as of December 23, 1998, among BWA Receivables Corporation (the "Borrower"), Borg-Warner Automotive, Inc., as Collection Agent, the banks from time to time party thereto (collectively, the "Banks"), Windmill Funding Corporation ("Windmill"), ABN AMRO Bank N.V., as provider of the program letter of credit (the "Program LOC Provider"), and ABN AMRO Bank N.V., as agent (the "Agent") for Windmill, the Banks and the Program LOC Provider (collectively, the "Lenders"), as amended or otherwise modified from time to time (the "Receivables Loan Agreement"), BWA Receivables Corporation has assigned to the Agent for the benefit of the Lenders an undivided percentage interest in the accounts, chattel paper, instruments or general intangibles (collectively, the "Receivables") with respect to which payments are or may hereafter be made to the Accounts, and has granted to the Agent for the benefit of the Lenders a security interest in its retained interest in such Receivables, and as is the customary practice in this type of transaction, we hereby request that you execute this letter agreement. All references herein to "we" and "us" refer to [Originator] and BWA Receivables Corporation. Your execution hereof is a condition precedent to our continued maintenance of the Accounts with you.

     We hereby transfer exclusive ownership and control of the Accounts to the Agent, subject only to the condition subsequent that the Agent shall have given you notice of its election to assume such ownership and control, which notice may be in the form attached hereto as Annex A or in any other form that gives you reasonable notice of such election (the "Agent's Notice").

     We hereby irrevocably instruct you, at all times from and after the date of your receipt of the Agent's Notice as described above, to make all payments to be made by you out of or in connection with the Accounts directly to the Agent, at its address set forth below its signature hereto or as the Agent otherwise notifies you, or otherwise in accordance with the instructions of the Agent.

     We also hereby notify you that, at all times from and after the date of your receipt of the Agent's Notice as described above, the Agent shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Accounts, including, without limitation,
(a) the right to specify, when payments are to be made out of or in connection with the Accounts and (b) the right to require preparation of duplicate monthly bank statements on the Accounts for the Agent's audit purposes and mailing of such statements directly to an address specified by the Agent. At all times from and after the date of your receipt of the Agent's notice, neither we nor any of our affiliates shall be given any access to the Accounts.

     The Agent's Notice may be personally served or sent by Telex, facsimile or U.S. mail, certified return receipt requested, to the address, Telex or facsimile number set forth under your signature to this letter agreement (or to such other address, Telex or facsimile number as to which you shall notify the Agent in writing). If the Agent's Notice is given by Telex or facsimile, it will be deemed to have been received when the Agent's Notice is sent and the answerback is received (in the case of Telex) or receipt is confirmed by telephone or other electronic means (in the case of facsimile). All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.

     By executing this letter agreement, you acknowledge the existence of the Agent's right to ownership and control of the Accounts and its ownership of and security interest in the amounts from time to time on deposit therein and agree that from the date hereof the Accounts shall be maintained by you for the benefit of, and amounts from time to time therein held by you as agent for, the Agent on the terms provided herein. The Accounts are to be entitled "BWA Receivables Corporation and ABN AMRO Bank N.V., as Agent for the Lenders." Except as otherwise provided in this letter agreement, payments to the Accounts are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Accounts shall continue to be payable by us as under the arrangements currently in effect.

     By executing this letter agreement, you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to the Accounts or any funds from time to time therein. Except for your right to payment of your service charges and fees and to make deductions for returned items, you shall have no rights in the Accounts or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Agent. To the extent that the Agent actually receives funds from you relating directly to a returned item, the Agent agrees to remit such funds to you up to the actual returned amount relating to such returned item (the provisions of this sentence shall survive the termination of the Accounts and this letter agreement).

     Notwithstanding any other provision of this letter agreement, unless you are grossly negligent or engaged in willful misconduct in performance or nonperformance in connection with this letter agreement and the Accounts, we and the Agent agree to hold you harmless and we and the Agent agree not to assert a claim against you for any claims, damages, losses or expenses incurred by any party in connection herewith; in the event you breach the standard of care set forth herein, we and the Agent expressly agree that your liability shall be limited to damages directly caused by such breach and in no event shall you be liable for any incidental, indirect, punitive or consequential damages whatsoever. In performing your functions and duties under this letter agreement, you shall not be deemed to have assumed any fiduciary obligation towards or relationship of trust with or for us or the Agent.

     You may terminate this letter agreement by canceling the Accounts maintained with you, which cancellation and termination shall become effective only upon thirty (30) days prior written notice thereof from you to the Agent. Incoming mail addressed to the Accounts (including, without limitation, any direct funds transfer to the Accounts) received after such cancellation shall be forwarded in accordance with the Agent's instructions. This letter agreement may also be terminated upon written notice to you by the Agent stating that the Receivables Loan Agreement is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated without the prior written consent of the Agent.

     This letter agreement contains the entire agreement between the parties with respect to the subject matter hereof, and may not be altered, modified or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by you, us and the Agent of a written instrument so providing. The terms and conditions of any agreement between us and you (a "LockBox Service Agreement") (whether now existing or executed hereafter) with respect to the lockbox arrangements, to the extent not inconsistent with this letter agreement, are made part of this letter agreement with respect to matters not explicitly covered in this letter agreement. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of any such LockBox Service Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

     This letter agreement and the rights and obligations of the parties hereunder will be governed by and construed and interpreted in accordance with the laws of State of Illinois. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

     Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.


Very truly yours,

[Originator]



By:
Title:


BWA Receivables Corporation



By:
Title:

Accepted and confirmed as of
the date first written above:


By: ABN AMRO Bank N.V., as Agent



By:---------------------------------
     Title:-------------------------


By:---------------------------------
     Title:-------------------------

Address of notice:
                    ABN AMRO Bank N.V.
                    Structured Finance, Asset Securitization
                    Suite 725
                    135 South LaSalle Street
                    Chicago, Illinois  60674
                    Attention:     Lender Agent-Windmill
                    Telephone Number:  (312) 904-6263
                    Telecopy Number:  (312) 904-6376
                    Acknowledged and agreed to as of
                    the date first written above:
                    [Lock-Box Bank]


By-----------------------------
     Title:--------------------
Address for notice:

Annex A to

LockBox Letter
[Lock-Box Bank]
Re:                          BWA Receivables Corporation
     Lock-Box Numbers ------------ and ---------------
     and Lock-Box Account Numbers ----------------- and ------------------

Ladies and Gentlemen:
     Reference is made to the letter agreement dated ----------------- (the "Letter Agreement") among [Originator], BWA Receivables Corporation, the undersigned, as Agent, and you concerning the above-described lockboxes, and lockbox accounts (collectively, the "Accounts"). We hereby give you notice of our assumption of ownership and control of the Accounts as provided in the Letter Agreement.

     We hereby instruct you not to permit any other party to have access to the Accounts and to make all payments to be made by you out of or in connection with the Accounts directly to the undersigned upon our instructions, at our address set forth above.


Very truly yours,

ABN AMRO Bank N.V., as Agent


By:
Title:


By:
Title:

Exhibit E
To

Receivables Loan Agreement
Form of Periodic Report

Exhibit F-1
to
Receivables Loan Agreement

Form of Assignment
[Windmill to a Bank or The Program LOC Provider]
     This Assignment (this "Assignment"), dated ------------, 19--, is by and between [insert name of Bank or Program LOC Provider] (the "Assignee") and Windmill Funding Corporation ("Windmill"). Reference is hereby made to that certain Amended and Restated Receivables Loan Agreement (as amended, supplemented or otherwise modified through the date hereof, the "Loan Agreement"), dated as of December 23, 1998, by and among Windmill, BWA Receivables Corporation (the "Borrower"), Borg-Warner Automotive, Inc., as Collection Agent, the banks from time to time party thereto (collectively, the "Banks"), ABN AMRO Bank N.V., as provider of the program letter of credit (the "Program LOC Provider"), and ABN AMRO Bank N.V., as agent (the "Agent") for the Banks, the Program LOC Provider and Windmill. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such term in the Loan Agreement.

W i t n e s s e t h  T h a t:

     Whereas, this Assignment is being executed and delivered in accordance with
Section 3.1(a) of the Loan Agreement,

Now, Therefore, the parties hereto hereby agree as follows:

1. On the terms and subject to the conditions of this Assignment and the Loan Agreement, Windmill hereby sells, transfers, assigns, sets over and otherwise conveys to the Assignee, and the Assignee hereby acquires from Windmill, all of Windmill's right, title and interest in and to the Interest and related Assigned Windmill Settlement with respect thereto designated in the Windmill Notice attached hereto after giving effect to the payment (or exchange) of the Windmill Loan Price (the "Purchased Interest"), all without recourse, representation or warranty (except as explicitly described below).

     2. Each of the parties to this Assignment agrees that at any time and from time to time upon the written request of any other party it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment.

     3. By executing and delivering this Assignment, each of Windmill and the Assignee confirms and agrees with the other as follows: other than the representation and warranty that Windmill is transferring the Purchased Interest free and clear of any Adverse Claim created or granted by Windmill, Windmill makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Purchased Interest or the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Purchased Interest or the Loan Agreement or any other instrument or document furnished pursuant thereto or in connection therewith.

     4. This assignment shall be governed by, and construed in accordance with, the laws of the State of Illinois.

     In Witness Whereof, the parties hereto have caused this Assignment to be executed by their respective duly authorized officers.

Windmill Funding Corporation


By:
Title:


[Insert Name of Assignee]


By:
Title:


[By:
Title:    ]

Acknowledged:

ABN AMRO Bank N.V., as
  Agent under the Loan Agreement


By:
   Title:

By:
   Title:

Form of Section 3.1(a) Windmill Notice
Dated ------------, 199-
ABN AMRO Bank N.V.,
  as Agent for the Lenders
Asset Securitization, Structured Finance
Suite 725
135 South LaSalle Street
Chicago, Illinois 60674
Attention:  Lender Agent - Windmill

BWA Receivables Corporation
200 South Michigan Avenue
Chicago, Illinois  60604
Attention:  Vice President and Treasurer
Ladies and Gentlemen:

Reference is made to the Amended and Restated Receivables Loan Agreement, dated as of December 23, 1998 (as amended, the "Loan Agreement"), among BWA Receivables Corporation, a Delaware corporation (the "Borrower"), Borg-Warner Automotive, Inc., a Delaware corporation, as Collection Agent, Windmill Funding Corporation, a Delaware corporation ("Windmill"), the banks from time to time party thereto (collectively, the "Banks"), ABN AMRO Bank N.V., as provider of the program letter of credit (the "Program LOC Provider"), and ABN AMRO Bank N.V., as agent (the "Agent") for Windmill, the Program LOC Provider and the Banks. Unless expressly otherwise defined herein, terms defined in the Loan Agreement are used herein with the same meaning.

     This notice constitutes a "Windmill Notice." Windmill hereby advises the Agent and the Borrower that it intends to exercise its right under Section 3.1 of the Loan Agreement to transfer the portion of Windmill's Interest identified below on -----------, 199-- (the "Windmill Put Date"). The Windmill Loan Price in the amount of -------- Dollars ($------------) shall be payable in full to the Agent, for the account of Windmill, on such Windmill Put Date. Such Windmill Loan Price has been calculated in the manner described on Schedule I attached hereto and made a part hereof.

     In connection with the transfer of the Interest described above (the "Assigned Interest"), Windmill agrees as follows:

1. Windmill hereby assigns to the Agent for the account of [insert name of appropriate Lenders], effective as of the Windmill Put Date specified above, all right, title and interest of Windmill in the Assigned Interest in consideration of the payment to Windmill of the Windmill Loan Price specified above.

     2. Windmill (i) represents and warrants that it is the legal and beneficial owner of the Assigned Interest and that such interest is free and clear of any Adverse Claim created by Windmill; (ii) represents and warrants that, on and as of the Windmill Put Date, it is not the subject of any bankruptcy, insolvency or other similar proceeding, (iii) makes no representation and warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any Interest (whether the Assigned Interest or otherwise), any Receivables, or Related Security or any other instrument or document or other Affected Asset related to the foregoing; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the Parent, any Originator or any Obligor, the collectibility of any Receivable or the performance or observance by the Borrower of any of its obligations under the Loan Agreement or any other instrument or document related thereto.

3. This Windmill Notice is delivered to the Agent for, among other purposes, recording by the Agent. From and after the later to occur of the Windmill Put Date specified above, the date Windmill shall receive payment in full of the Windmill Loan Price specified above, and the execution and delivery of an Assignment in the form of Exhibit F-1 of the Loan Agreement, the Agent shall make all payments under the Loan Agreement in respect of the Assigned Interest (including, without limitation, all payments on account of the Receivables and of Interest with respect thereto) to [insert name of appropriate Lender].

     4. This Windmill Notice shall be governed by, and construed in accordance with, the laws of the State of Illinois.

     In Witness Whereof, Windmill has caused this Windmill Notice to be executed by an authorized signatory as of the date first above written.

Windmill Funding Corporation



By:
Title:

Schedule I
to
Windmill Notice

Dated -----------, 199-
Calculation of Windmill Loan Price
(as defined in Section 1.1 of the Loan Agreement)

(To be attached at the time Windmill Notice is submitted, demonstrating compliance with the requirements for calculation set forth in the Loan Agreement)

                                    Exhibit F-2
                                         to
                             Receivables Loan Agreement

                                 Form of Assignment
               [From a Bank or The Program LOC Provider to Windmill]

     This Assignment (this "Assignment"), dated ------------, 19--, is by and between [insert name of Bank or Program LOC Provider] (the "Assignor") and Windmill Funding Corporation ("Windmill"). Reference is hereby made to that certain Amended and Restated Receivables Loan Agreement (as amended, supplemented or otherwise modified through the date hereof, the "Loan Agreement"), dated as of December 23, 1998, by and among Windmill, BWA Receivables Corporation (the "Borrower"), Borg-Warner Automotive, Inc., as Collection Agent, the banks from time to time party thereto (collectively, the "Banks"), ABN AMRO Bank N.V., as provider of the program letter of credit (the "Program LOC Provider"), and ABN AMRO Bank N.V., as agent (the "Agent") for the Banks, the Program LOC Provider and Windmill. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such term in the Loan Agreement.

W i t n e s s e t h  T h a t:

     Whereas, this Assignment is being executed and delivered in accordance with
Section 3.2 of the Loan Agreement,

     Now, Therefore, the parties hereto hereby agree as follows:

     1. On the terms and subject to the conditions of this Assignment and the Loan Agreement, the Assignor hereby sells, transfers, assigns, sets over and otherwise conveys to Windmill, and Windmill hereby acquires from the Assignor, all of the Assignor's right, title and interest in and to the Interest designated in the Notice attached hereto (the "Purchased Interest"), after giving effect to the payment (or exchange) of the purchase price as calculated in accordance with Section 3.2 of the Loan Agreement (the "Loan Price"), all without recourse, representation or warranty (except as explicitly described below).

     2. Each of the parties to this Assignment agrees that at any time and from time to time upon the written request of any other party it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment.

     3. By executing and delivering this Assignment, each of Windmill and the Assignor confirms and agrees with the other as follows: other than the representation and warranty that the Assignor is transferring the Purchased Interest free and clear of any Adverse Claim created or granted by the Assignor, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Purchased Interest or the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Purchased Interest or the Loan Agreement or any other instrument or document furnished pursuant thereto or in connection therewith.

     4. This assignment shall be governed by, and construed in accordance with, the laws of the State of Illinois.

     In Witness Whereof, the parties hereto have caused this Assignment to be executed by their respective duly authorized officers.

                              Windmill Funding Corporation


By:
Title:


[Insert Name of Assignor]


By:
Title:


[By:
Title:    ]

Acknowledged:

ABN AMRO Bank N.V., as
  Agent under the Loan Agreement


By:
   Title:

By:
   Title:

Form of Section 3.2 Windmill Purchase Notice
Dated -----------, 199--

ABN AMRO Bank N.V.,
  as Agent for the Lenders
Asset Securitization, Structured Finance
Suite 725
135 South LaSalle Street
Chicago, Illinois 60674
Attention:  Lender Agent - Windmill

BWA Receivables Corporation
200 South Michigan Avenue
Chicago, Illinois  60604
Attention:  Vice President and Treasurer

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Receivables Loan Agreement, dated as of December 23, 1998 (as amended, the "Loan Agreement"), among BWA Receivables Corporation, a Delaware corporation (the "Borrower"), Borg-Warner Automotive, Inc., a Delaware corporation, as Collection Agent, Windmill Funding Corporation, a Delaware corporation ("Windmill"), the banks from time to time party thereto (collectively, the "Banks"), ABN AMRO Bank N.V., as provider of the program letter of credit (the "Program LOC Provider"), and ABN AMRO Bank N.V., as agent (the "Agent") for Windmill, the Program LOC Provider and the Banks. Unless expressly otherwise defined herein, terms defined in the Loan Agreement are used herein with the same meaning.

     Windmill hereby advises the Agent that, at the request of the Borrower, it intends to exercise its right under Section 3.2 of the Loan Agreement to acquire the portion of the other Lenders' Interest identified below on ---------------, 199-- (the "Windmill Purchase Date"). The purchase price as calculated in accordance with Section 3.2 of the Loan Agreement (the "Loan Price") in the amount of ------------ Dollars ($------------) shall be payable in full to the Agent, for the account of the applicable Lender, on such Windmill Purchase Date.The Loan Price has been calculated in the manner described on Schedule I attached hereto and made a part hereof.

     In connection with the transfer of the Interest described above (the "Assigned Interest"), the undersigned Assignor agrees as follows:

     1. The Assignor hereby assigns to the Agent for the account of Windmill, effective as of the Windmill Purchase Date specified above, all right, title and interest of the Assignor in the Assigned Interest in consideration of the payment to the Assignor of the Loan Price specified above.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the Assigned Interest and that such interest is free and clear of any Adverse Claim created by the Assignor; (ii) represents and warrants that, on and as of the Windmill Purchase Date, it is not the subject of any bankruptcy, insolvency or other similar proceeding, (iii) makes no representation and warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any Interest (whether the Assigned Interest or otherwise), any Receivables, or Related Security or any other instrument or document or other Affected Asset related to the foregoing; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the Parent, any Originator or any Obligor, the collectibility of any Receivable or the performance or observance by the Borrower (whether as the Borrower, in its capacity as Collection Agent or otherwise) of any of its obligations under the Loan Agreement or any other instrument or document related thereto.

     3. This notice is delivered to the Agent for, among other purposes, recording by the Agent. From and after the later to occur of the Windmill Purchase Date specified above, the date the Assignor shall receive payment in full of the Loan Price specified above, and the execution and delivery of an Assignment in the form of Exhibit F2 of the Loan Agreement, the Agent shall make all payments under the Loan Agreement in respect of the Assigned Interest (including, without limitation, all payments on account of the Receivables and of Interest with respect thereto) to Windmill.

     4. This notice shall be governed by, and construed in accordance with, the laws of the State of Illinois.

     In Witness Whereof, the Assignor and Windmill have caused this notice to be executed by an authorized signatory as of the date first above written.

Windmill Funding Corporation


By:
Title:


Assignor:

[Insert Name of Assignor]


By:
Title:


[By:
Title:    ]

                                     Schedule I
                                         to
                                       Notice

Dated--------------, 199-

Calculation of the Loan Price
(as specified in Section 3.2 of the Loan Agreement)

(To be attached at the time the notice is submitted, demonstrating compliance with the requirements for calculation set forth in the Loan Agreement)

Exhibit G
To
Receivables Loan Agreement
Addresses of Borrower And Originator

Exhibit H
to
Receivables Loan Agreement

Borrower's and Borg-Warner Entities' Corporate Names; Trade Names; Assumed Names



1.)  Borg-Warner Automotive, Inc.
2.)  Borg-Warner Automotive Powertrain Systems Corporation
     Borg-Warner Powertrain Assemblies
3.) Borg-Warner Automotive Diversified Transmission Products Corporation Borg-Warner Powertrain Assemblies
4.)  Borg-Warner Automotive Air/Fluid Systems Corporation
     Borg-Warner Automotive Electronic & Mechanical Systems Corporation Borg-Warner Control Systems

5.)  Borg-Warner Automotive Morse TEC Corporation
     -Borg-Warner Automotive Transmission & Engine Components Corporation -Morse Chain Systems

6.) Borg-Warner Automotive Automatic Transmission Systems Corporation -Borg-Warner Automotive Transmission & Engine Components Corporation -Borg-Warner Automotive Automatic Transmission Systems (ATS)
     -Borg & Beck

7.)  BWA Receivables Corporation

Exhibit I
to
Receivables Loan Agreement

Form of Opinion for Borg-Warner Entities


[To Be Provided By Borrower at a  Later Date]

Exhibit J

Form of Compliance Certificate

To:  ABN AMRO Bank N.V., as Agent, and
     each Lender
     This Compliance Certificate is furnished pursuant to Section [5.1(d)], [6.1(a)(iii)] of that certain Amended and Restated Receivables Loan Agreement, dated as of December 23, 1998 (as amended, supplemented or otherwise modified through the date hereof, the "Loan Agreement"), among BWA Receivables Corporation (the "Borrower"), Borg-Warner Automotive, Inc., as Collection Agent, the banks from time to time party thereto (collectively, the "Banks"), Windmill Funding Corporation ("Windmill") and ABN AMRO Bank N.V., as the provider of the program letter of credit (the "Program LOC Provider" and together with the Banks and Windmill, the "Lenders"), and ABN AMRO Bank N.V. as agent for the Lenders (in such capacity, the "Agent"). Terms used in this Compliance Certificate and not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

     The undersigned hereby represents, warrants, certifies and confirms that:

1.   I am a duly elected Designated Financial Officer of -------------.

     2. Attached hereto is a copy of the [balance sheet] [financial statements] described in Section 6.1(a)(i) or 6.1(a)(ii) of the Loan Agreement.

     3. I have reviewed the terms of the Transaction Documents and I have made, or have caused to be made under my supervision, a detailed review of the transactions and the conditions of the Borrower and each other Borg-Warner Entity during and at the end of the accounting period covered by the attached [balance sheet] [financial statements].

     4. The examinations described in paragraph 3 hereof did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or Potential Termination Event, during or at the end of the accounting period covered by the attached [balance sheet] [financial statements] or as of the date of this Compliance Certificate, except as set forth below.

     [5. Schedule I attached hereto sets forth data and computations with respect to the financial covenants set forth in the Loan Agreement and/or in
Section 4.2 of the Indemnity Agreement, evidencing the compliance with each such financial covenant, all of which data and computations are true, complete and correct, and all information which is based on estimates has been calculated using methods of estimation on a consistent basis and without any intent to change or distort such information to show compliance with such financial covenants.]

     Described below are the exceptions, if any, to paragraph 4 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which ----------------------------- has taken, is taking or proposes to take with respect to each such condition or event:

     The foregoing certifications, together with the computations set forth in
Schedule I hereto and the [balance sheet] [financial statements] delivered with this Compliance Certificate in support hereof, are made and delivered this ____ day of -----------, 19--.

[Name of Borrower or Parent]


By:
Designated Financial Officer

                                     Exhibit K
                                         to
                             Receivables Loan Agreement
Form of Loan Request
------------ ---, 199-

ABN AMRO Bank N.V., as Agent
Asset Securitization, Structured Finance
Suite 725
135 South LaSalle Street
Chicago, Illinois  60674
Attn:  Lender Agent Windmill

re: BWA Receivables Corporation
-------------------------------

Ladies and Gentlemen:

     The undersigned, BWA Receivables Corporation, a Delaware corporation (the "Borrower"), hereby refers to the Amended and Restated Receivables Loan Agreement, dated as of December 23, 1998 (the "Loan Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement), among the Borrower, Borg-Warner Automotive, Inc., a Delaware corporation, as Collection Agent, the banks from time to time party thereto (collectively, the "Banks"), Windmill Funding Corporation, a Delaware corporation ("Windmill"), ABN AMRO Bank N.V., as provider of the program letter of credit (the "Program LOC Provider"), and ABN AMRO Bank N.V., as agent (the "Agent") for the Banks, the Program LOC Provider and Windmill, and hereby gives the Agent notice, irrevocably, pursuant to Section 2.1(c) of the Loan Agreement, of a proposed (the "Proposed Loan(s)"). In connection therewith, please find attached hereto as Exhibit A, the information relating to the Proposed Loan(s) required by Section 2.1(c) of the Loan Agreement. In the event that, on the date of this Loan Request ("Notice"), any Interim Liquidation shall then be in effect, this Notice shall be revoked, effective immediately, and Collections shall be set aside in accordance with Section 3.3(b) of the Loan Agreement.

     The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on [each of] the proposed Loan Date(s) referenced on Exhibit A:

     (i) Both before and after giving effect to [each of] the Proposed Loan[s] contemplated hereby and the use of the proceeds therefrom, the representations and warranties contained in Section 4.1 of the Loan Agreement are true and correct in all material respects on and as of such Loan Date as though made on and as of such Loan Date;

     (ii) Both before and after giving effect to [each of] the Proposed Loan[s] contemplated hereby, no Termination Event or Potential Termination Event has occurred and is continuing, or would result in connection with such Proposed Loan or the use of the proceeds therefrom; and

     (iii) All of the requirements of Section 5.2 of the Loan Agreement have been satisfied in connection with each Loan.

                              Very truly yours,

                              BWA Receivables Corporation


                              By:
                              Title:

                                     Exhibit A
                                         to
                                   Loan Requests

Summary of Information Relating to Proposed Loan(s)

1.   Dates, Amounts, Lender(s), Proposed Tranche Periods
     A1   Date of Notice ---------
     A2   Measurement Date (the last Business Day of
          the week immediately preceding the week in which the Date of Notice
occurs)        ---------
     A3   Proposed Loan Dates --------- --------- ----------     ---------
          (each of which is a Business Day)
     A4   Respective Proposed Loan on each such Loan Date
          $---------     $---------$---------     $---------
          (A4A)          (A4B)          (A4C)          (A4D)
     A5   Proposed Allocation among Lenders
          Windmill  $---------     $---------$---------     $---------
          Banks          $---------     $---------     $----------$--------
          Program LOC  Provider $--------- $---------  $---------$---------
     A6   Tranche Period
          Starting Date  --------- --------- ------------------
          Ending Date    --------- --------- ------------------
          Number of Days --------- --------- ------------------
          Notes:

(i) Each proposed Loan Date must be a Business Day, and must occur no later than two (2) weeks after the Measurement Date set forth above. The choice of Measurement Date is a risk undertaken by the Borrower. If a selected Measurement Date is other than the applicable Loan Date, notwithstanding the disclosure of such choice herein, such choice shall not in any manner diminish, waive, reduce or otherwise affect the obligation of the Borrower to assure the Lenders that, after giving effect to the Proposed Loan, the actual Percentage Factor (including the aggregate for all Lenders) as of the date of such Proposed Transfer shall not exceed one hundred percent (100%), such assurance being a fundamental condition on which the willingness of any Lender to make the related purchase shall be based.

(ii) Except as set forth in Section 2.1(c) of the Loan Agreement, each Loan shall not be less than One Million Dollars ($1,000,000).

                                     Exhibit L
                                         To
                             Receivables Loan Agreement

                     Activities to Maintain Separate Corporate
                         Existence of Borg-Warner Entities

The Borrower shall:

1. compensate all employees, consultants and agents directly, from the Borrower's bank accounts, for services provided to the Borrower by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Borrower is also an employee, consultant or agent of any other BorgWarner Entity, allocate the compensation of such employee, consultant or agent between the Borrower and such BorgWarner Entity on a basis which reflects the services rendered to the Borrower and such BorgWarner Entity;

2. clearly identify and occupy space that is separate and distinct from any space occupied by any other BorgWarner Entity even if such space is leased or subleased from, or is on or near premises occupied by, any other BorgWarner Entity;

3.   have separate stationery and other business forms;

4. conduct its business solely in its own name through its duly authorized officers or agents including, without limitation, in all oral and written communications such as letters, invoices, purchase orders, contracts, statements and applications;

5. make independent decisions with respect to its daily business and affairs and not be controlled in making such decisions by any other BorgWarner Entity;

6. allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Borrower and any other BorgWarner Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

7. at all times have at least two member of its board of directors (each, an "Independent Director") (which Independent Director shall have a fiduciary duty to creditors of the Borrower) who is not (A) a director, officer or employee of any other BorgWarner Entity, (B) a person related to any officer or director of any BorgWarner Entity, (C) a holder (directly or indirectly) of more than one percent (1%) of any voting securities of any BorgWarner Entity, or (D) a person related to a holder (directly or indirectly) of more than one percent (1%) of any voting securities of any other BorgWarner Entity;

8. ensure that all corporate actions with respect to (i) the filing for any petition of bankruptcy of the Borrower, (ii) transactions with Affiliates of the Borrower and (iii) compensation of officers of the Borrower, are duly authorized by unanimous vote of its board of directors (and duly authorized by its stockholders when necessary);

9. maintain complete and correct books and records of account and minutes of meetings and other proceedings of its stockholder and board of directors;

10. maintain its financial, corporate and other books and records separate from those of any other BorgWarner Entity;

11. prepare its financial statements separately from those of other BorgWarner Entities and insure that any consolidated financial statements of any other BorgWarner Entity that include the Borrower have detailed notes clearly stating that the Borrower is a separate corporate entity;

12. maintain a cash management system separate from any other BorgWarner Entity and not commingle funds or other assets of Borrower with those of any other BorgWarner Entity and not maintain bank accounts or other depository accounts to which any other BorgWarner Entity is an account party, into which any other BorgWarner Entity makes deposits or from which any other BorgWarner Entity has the power to make withdrawals (except as agent to the special purpose corporation as specifically contemplated by any servicing agreement between such parties approved by Windmill);

13. pay operating expenses and liabilities from its own funds and not permit any other BorgWarner Entity to pay any of the Borrower's operating expenses or liabilities (except pursuant to allocation arrangements that comply with the requirements of paragraph 2 above);

14.  maintain adequate capitalization in light of its business and purpose;

15. not hold itself out or permit itself to be held out as having agreed to pay or as being liable for the debts of any other BorgWarner Entity nor will it hold any other BorgWarner Entity out or permit any other BorgWarner Entity to be held out as having agreed to pay or as being liable for the debts of the Borrower (except as contemplated by the Receivables Loan Agreement) nor will it fail to correct any known misrepresentation with respect to the foregoing;

16. not operate or purport to operate as an integrated, single economic unit with one or more of the other BorgWarner Entities;

17. not seek or obtain credit or incur any obligation to any third party based upon the assets of one or more of the other BorgWarner Entities or induce any such third party to reasonably rely on the creditworthiness of one or more of the other BorgWarner Entities;

18. not guaranty or otherwise become liable with respect to indebtedness of any other BorgWarner Entity nor permit guaranties or liability by any other Borg-Warner Entity of the indebtedness of the Borrower (except as contemplated by the Receivables Loan Agreement);

19. maintain an arm's-length relationship with each other BorgWarner Entity, including, without limitation, payment of an arm's-length servicing fee for any receivables-servicing functions performed by any other BorgWarner Entity on behalf of the Borrower; and

20. not, directly or indirectly, be named and shall not enter into any agreement to be named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any other BorgWarner Entity.

                                     Exhibit M
                                         to
                             Receivables Loan Agreement

                                  Loans Supplement
                      [Form of Assignment for Bank Commitment]

Loans Supplement, dated as of the date set forth in Item 1 of Schedule I hereto, between the Selling Bank set forth in Item 2 of Schedule I hereto (the "Selling Bank"), and the Purchasing Bank set forth in Item 3 of Schedule I hereto (the "Purchasing Bank").

                                W i t n e s s e t h:

Whereas, this Loans Supplement is being executed and delivered in accordance with Section 11.6(c) of the Amended and Restated Receivables Loan Agreement, dated as of December 23, 1998, among BWA Receivables Corporation, a Delaware corporation (the "Borrower"), Borg-Warner Automotive, Inc., a Delaware corporation, as Collection Agent, ABN AMRO Bank N.V., as agent for the Lenders (in such capacity on behalf of the Lenders, the "Agent"), and the banks from time to time party thereto (collectively the "Banks"), ABN AMRO Bank N.V., as provider of the program letter of credit (the "Program LOC Provider"), and Windmill Funding Corporation, a Delaware corporation ("Windmill") (Windmill together with the Program LOC Provider and the Banks, the "Lenders") (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"). Terms defined therein being used herein (and in the Schedules hereto) have the same meaning as defined in the Loan Agreement).

     Whereas, the Purchasing Bank wishes to become a Bank party to the Loan Agreement; and

     Whereas, the Selling Bank is selling and assigning to the Purchasing Bank certain rights and obligations under the Loan Agreement as set forth herein;

     Now, Therefore, the parties hereto hereby agree as follows:

     1. Upon receipt by the Agent of ten (10) counterparts of this Loans Supplement, to each of which is attached a fully completed Schedule I and
Schedule II, and each of which has been executed by the Selling Bank, the Purchasing Bank, the Agent and the Borrower, and upon the satisfaction of all of the requirements set forth in clauses (i) through (iii) of Section 11.6(c) of the Loan Agreement and delivery of an opinion of counsel of the Purchasing Bank as described therein, the Agent will transmit to the Borrower, the Selling Bank and the Purchasing Bank a Transfer Effective Notice, substantially in the form of Schedule III to this Loans Supplement (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Loans Supplement shall become effective (the "Transfer Effective Date"), which date shall be two (2) Business Days following the date of such Transfer Effective Notice (or such other date selected by the Agent in its sole discretion). From and after the Transfer Effective Date, the Purchasing Bank shall be a Bank party to the Loan Agreement for all purposes thereof as if the Purchasing Bank were an original party thereto and the Purchasing Bank agrees to be bound by all of the terms and provisions contained therein.

     2. At or before 12:00 noon, local time of the Selling Bank, on the Transfer Effective Date, if the Selling Bank owns any Loan Amount under the Loan Agreement, the Purchasing Bank shall pay to the Selling Bank, in immediately available funds, an amount equal to the sum of (i) that portion of the Selling Bank's Loan Amount based upon that portion of its Bank Commitment hereby transferred (the "Purchasing Bank Investment"), plus (ii) all accrued but unpaid (whether or not then due) Interest attributable to such Purchasing Bank Investment, plus (iii) all accrued but unpaid fees and other costs and expenses (whether or not then due) payable in respect of the Bank Commitment hereby transferred, plus (iv) any breakfunding cost incurred by the Selling Bank as a result of any reduction in such Selling Bank's Loan Amount in a Eurodollar Tranche due to the reduction of such Selling Bank's allocable portion of the Bank Loan Amount pursuant hereto (the "Loan Price"). Effective upon receipt by the Selling Bank of the Loan Price from the Purchasing Bank, the Selling Bank hereby transfers and assigns to the Purchasing Bank, without recourse, representation or warranty (except as explicitly set forth below), and the Purchasing Bank hereby irrevocably takes, receives and assumes from the Selling Bank, that portion of the Selling Bank's beneficial interest in the Secured Interest held by the Agent on its behalf, if any, allocable to the portion of the Bank Commitment hereby transferred.

     3. Concurrently with the execution and delivery hereof, the Selling Bank will provide to the Purchasing Bank copies of all documents requested by such Purchasing Bank which were delivered to such Selling Bank pursuant to the conditions precedent set forth in Article V of the Loan Agreement.

     4. Each of the parties to this Loans Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Loans Supplement.

     5. By executing and delivering this Loans Supplement, the Selling Bank and the Purchasing Bank confirm to and agree with each other and the Agent and the other Lenders as follows: (i) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, the Selling Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other Transaction Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Transaction Document, any Interest, any Receivable, or any other Affected Asset or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (ii) the Selling Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Borg-Warner Entity or any other Affiliate of the Borrower or any other Borg-Warner Entity or any Obligor or the performance or observance by the Borrower or any other Borg-Warner Entity or any other Affiliate of the Borrower or any other Borg-Warner Entity of any of its obligations under the Loan Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the collectibility of any Receivable; (iii) the Purchasing Bank confirms that it has received a copy of the Loan Agreement (other than the Fee Letter), together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Loans Supplement; (iv) the Purchasing Bank will, independently and without reliance upon the Agent, the Selling Bank or any other and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under, or in connection with, the Loan Agreement; (v) the Purchasing Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under, or in connection with, the Loan Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Loan Agreement; (vi) the Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Bank; and (vii) the Purchasing Bank specifies as its address for notices the address set forth in
Schedule II hereto.

     6. Each party hereto represents and warrants to and agrees with the Agent that each party hereto is aware of and will comply with all of the provisions of the Loan Agreement.

     7. Schedule II hereto sets forth the revised Bank Commitment of the Selling Bank and the Purchasing Bank, respectively, as well as administrative information with respect to the Purchasing Bank.

     8. Following the execution of this Loans Supplement by the Selling Bank and the Purchasing Bank, it will be delivered to the Agent for acceptance and recording by the Agent. This Loans Supplement shall be effective as of the Transfer Effective Date but only after it has been accepted and recorded by the Agent.

     9. Upon acceptance and recording of this Loans Supplement by the Agent, as of the Transfer Effective Date, (i) the Purchasing Bank shall be a party to the Loan Agreement and, to the extent provided in this Loans Supplement and in the Loan Agreement and to the extent transferred hereunder, have the rights and obligations of the Selling Bank thereunder and (ii) the Selling Bank shall, to the extent provided in this Loans Supplement and the Loan Agreement, relinquish its rights and be released from its obligations under the Loan Agreement.

     10. From and after the later of the Transfer Effective Date and the date of acceptance and recording of this Loans Supplement by the Agent, the Agent shall make all payments under the Loan Agreement in respect of the interest assigned hereby (including, without limitation, all payments on account of the Purchasing Bank Investment and of Interest with respect thereto) to the Purchasing Bank. The Selling Bank and the Purchasing Bank shall make directly between themselves all appropriate adjustments in payments under the Transfer Agreement for periods, if any, prior to the later of the dates specified in the preceding sentence.

     11. The Selling Bank and the Purchasing Bank hereby advise the Agent that, to the extent the consent of the Borrower or any other Person is required for the transfer contemplated herein, such consent has been duly obtained and remains in full force and effect.

     12. This Loans Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Loans Supplement.

     13. This Loans Supplement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

In Witness Whereof, the parties hereto have caused this Loans Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.
     Schedule I
     to Loans
     Supplement
     Completion of Information
     and Signatures for
     Loans Supplement
     Re: Amended and Restated Receivables Loan Agreement, dated as of December 23, 1998, with BWA Receivables Corporation

     Item      1    Date of Loans Supplement:
     Item      2    Selling Bank:
     Item      3    Purchasing Bank:
               -----------------------------------, as
               Selling Bank


     By:
     Title:

[By:
Title:    ]

-----------------------------------, as
Purchasing Bank


By:
Title:
Consented To and Acknowledged:
ABN AMRO Bank N.V.,
    as Agent
By:
     Title:

By:
     Title:

BWA Receivables Corporation
By:

Title:
Schedule II
to Loans
Supplement

List of Offices and Addresses
for Notices and Commitment Amounts

Selling Bank:  Revised Bank Commitment:

Purchasing Bank:    Bank Commitment:

Address for Notices for Purchasing Bank:



Attention:
Telephone:
Telecopy:

                                     Schedule III
to Loans
Supplement
Transfer Effective Notice
To:  The Purchasing Bank Listed
on Schedule I Hereto

     The undersigned, as Agent under the Amended and Restated Receivables Loan Agreement, dated as of December 23, 1998, among BWA Receivables Corporation, Borg-Warner Automotive, Inc., as Collection Agent, ABN AMRO Bank N.V., as Agent and Program LOC Provider, the banks from time to time party thereto and Windmill Funding Corporation (as amended, supplemented, or otherwise modified from time to time, the "Loan Agreement") acknowledges receipt of ten (10) executed counterparts of a completed Loans Supplement, dated as of the date set forth in
Item 1 of Schedule I hereto, between the Selling Bank set forth in Item 2 of
Schedule I hereto and the Purchasing Bank set forth in Item 3 of Schedule I hereto, and schedules thereto. Terms defined in such Loans Supplement are used herein as therein defined.

     1. Pursuant to such Loans Supplement, you are advised that the Transfer Effective Date will be ------------------.

     2. Pursuant to such Loans Supplement the Purchasing Bank is required to pay its Loan Price, if any, to the Selling Bank at or before 12:00 noon, local time of the Selling Bank, on the Transfer Effective Date in immediately available funds.

Very truly yours,

ABN AMRO Bank N.V., as
    Agent


By:
Title:

By:
Title:

                                     Exhibit N
                                         to
                             Receivables Loan Agreement

                                  Loans Supplement
                   [Form of Assignment for Program LOC Provider]

     Loans Supplement, dated as of the date set forth in Item 1 of Schedule I hereto, between the Program LOC Provider set forth in Item 2 of Schedule I hereto (the "Program LOC Provider"), and the Successor Program LOC Provider set forth in Item 3 of Schedule I hereto (the "Successor Program LOC Provider").

W i t n e s s e t h:

     Whereas, this Loans Supplement is being executed and delivered in accordance with Section 11.6(f) of the Amended and Restated Receivables Loan Agreement, dated as of December 23, 1998, among BWA Receivables Corporation, a Delaware corporation (the "Borrower"), Borg-Warner Automotive, Inc., a Delaware corporation, as Collection Agent, ABN AMRO Bank N.V., as agent for the Lenders (in such capacity on behalf of the Lenders, the "Agent"), and the banks from time to time party thereto (collectively the "Banks"), ABN AMRO Bank N.V., as provider of the program letter of credit, and Windmill Funding Corporation, a Delaware corporation ("Windmill") (Windmill together with the Program LOC Provider and the Banks, the "Lenders") (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"). Terms defined therein being used herein (and in the Schedules hereto) have the same meaning as defined in the Loan Agreement).

     Whereas, the Successor Program LOC Provider wishes to become a party to the Loan Agreement; and

     Whereas, the Program LOC Provider is selling and assigning to the Successor Program LOC Provider all of its Program LOC Provider Commitment, Loan Amount and Interest and all rights and obligations related thereto under the Loan Agreement as set forth herein;

     Now, Therefore, the parties hereto hereby agree as follows:

     1. Upon receipt by the Agent of ten (10) counterparts of this Loans Supplement, to each of which is attached a fully completed Schedule I and
Schedule II, and each of which has been executed by the Program LOC Provider, the Successor Program LOC Provider, the Agent and the Borrower, and upon the satisfaction of all of the requirements set forth in Section 11.6(f) of the Loan Agreement, including delivery of an opinion of counsel of the Successor Program LOC Provider as described therein, the Agent will transmit to the Borrower, the Program LOC Provider and the Successor Program LOC Provider a Transfer Effective Notice, substantially in the form of Schedule III to this Loans Supplement (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Loans Supplement shall become effective (the "Transfer Effective Date"), which date shall be two
(2) Business Days following the date of such Transfer Effective Notice (or such other date selected by the Agent in its sole discretion). From and after the Transfer Effective Date, (i) the Successor Program LOC Provider shall be a party to the Loan Agreement for all purposes thereof as if the Successor Program LOC Provider were an original party thereto and the Successor Program LOC Provider agrees to be bound by all of the terms and provisions contained therein, and the Program LOC Provider shall be substituted, released and discharged from any further obligations under the Loan Agreement.

     2. At or before 12:00 noon, local time of the Program LOC Provider, on the Transfer Effective Date, if the Program LOC Provider owns any Loan Amount under the Loan Agreement, the Successor Program LOC Provider shall pay to the Program LOC Provider, in immediately available funds, an amount equal to the sum of (i) the Program LOC Provider Investment hereby transferred, plus (ii) all accrued but unpaid (whether or not then due) Interest attributable to such Program LOC Provider Loan Amount, plus (iii) all accrued but unpaid fees and other costs and expenses (whether or not then due) payable in respect of the Program LOC Provider Commitment hereby transferred, plus (iv) any breakfunding cost incurred by the Program LOC Provider as a result of any reduction in such Program LOC Provider's Loan Amount in a Eurodollar Tranche due to the reduction of such Program LOC Provider's Loan Amount pursuant hereto (the Loan Price"). Effective upon receipt by the Program LOC Provider of the Loan Price from the Successor Program LOC Provider, the Program LOC Provider hereby transfers and assigns to the Successor Program LOC Provider, without recourse, representation or warranty (except as explicitly set forth below), and the Successor Program LOC Provider hereby irrevocably takes, receives and assumes from the Program LOC Provider, all of the Program LOC Provider's beneficial interest in the Secured Interest held by the Agent on its behalf, if any, allocable to the Program LOC Provider Commitment.

     3. Concurrently with the execution and delivery hereof, the Program LOC Provider will provide to the Successor Program LOC Provider copies of all documents requested by such Successor Program LOC Provider which were delivered to such Program LOC Provider pursuant to the conditions precedent set forth in
Article V of the Loan Agreement.

     4. Each of the parties to this Loans Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Loans Supplement.

     5. By executing and delivering this Loans Supplement, the Program LOC Provider and the Successor Program LOC Provider confirm to and agree with each other and the Agent and the other Lenders as follows: (i) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, the Program LOC Provider makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other Transaction Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Transaction Document, any Interest, any Receivable, or any other Affected Asset or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (ii) the Program LOC Provider makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Borg-Warner Entity or any other Affiliate of the Borrower or any other Borg-Warner Entity or any Obligor or the performance or observance by the Borrower or any other Borg-Warner Entity or any other Affiliate of the Borrower or any Borg-Warner Entity of any of its obligations under the Loan Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the collectibility of any Receivable; (iii) the Successor Program LOC Provider confirms that it has received a copy of the Loan Agreement (other than the Fee Letter), together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Loans Supplement; (iv) the Successor Program LOC Provider will, independently and without reliance upon the Agent, the Program LOC Provider or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under, or in connection with, the Loan Agreement;
(v) the Successor Program LOC Provider appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under, or in connection with, the Loan Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Loan Agreement; (vi) the Successor Program LOC Provider agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as the "Program LOC Provider" under the Loan Agreement; and
(vii) the Successor Program LOC Provider specifies as its address for notices the address set forth in Schedule II hereto.

     6. Each party hereto represents and warrants to and agrees with the Agent that each party hereto is aware of and will comply with all of the provisions of the Loan Agreement.

     7. Schedule II hereto sets forth administrative information with respect to the Successor Program LOC Provider.

     8. Following the execution of this Loans Supplement by the Program LOC Provider and the Successor Program LOC Provider, it will be delivered to the Agent for acceptance and recording by the Agent. This Loans Supplement shall be effective as of the Transfer Effective Date but only after it has been accepted and recorded by the Agent.

     9. Upon acceptance and recording of this Loans Supplement by the Agent, as of the Transfer Effective Date, (i) the Successor Program LOC Provider shall be a party to the Loan Agreement and, to the extent provided in this Loans Supplement and in the Loan Agreement and to the extent transferred hereunder, have the rights and obligations of the "Program LOC Provider" thereunder and
(ii) the Program LOC Provider shall, to the extent provided in this Loans Supplement and the Loan Agreement, relinquish its rights and be released from its obligations under the Loan Agreement.

     10. From and after the later of the Transfer Effective Date and the date of acceptance and recording of this Loans Supplement by the Agent, the Agent shall make all payments under the Loan Agreement in respect of the interest assigned hereby (including, without limitation, all payments on account of the Program LOC Provider and of Interest with respect thereto) to the Successor Program LOC Provider. The Program LOC Provider and the Successor Program LOC Provider shall make directly between themselves all appropriate adjustments in payments under the Loan Agreement for periods, if any, prior to the later of the dates specified in the preceding sentence.

     11. The Program LOC Provider and the Successor Program LOC Provider hereby advise the Agent that, to the extent the consent of the Borrower or any other Person is required for the transfer contemplated herein, such consent has been duly obtained and remains in full force and effect.

     12. This Loans Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Loans Supplement.

     13. This Loans Supplement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

     In Witness Whereof, the parties hereto have caused this Loans Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.


        Schedule to Loans Supplement

Completion of Information
and Signatures for
Loans Supplement

Re:Amended and Restated Receivables Loan Agreement, dated as of December 23, 1998, with BWA Receivables Corporation

     Item      1    Date of Loans Supplement:
     Item      2    Program LOC Provider:
     Item      3    Successor Program LOC Provider:
     --------------------------------------------, as
Program LOC Provider

By:
Title:

[By:
Title:    ]

-----------------------------------, as
Successor Program LOC Provider

By:
Title:
Consented To and Acknowledged:
ABN AMRO Bank N.V.,
    as Agent
By:
     Title:
By:
     Title:

BWA Receivables Corporation
By:
     Title:
                                     Schedule II
to Loans
Supplement


List of Offices and Addresses
for Notices

Address for Notices:



Attention:
Telephone:
Telecopy:
                                     Schedule III
to Loans
Supplement
Transfer Effective Notice
To: The Successor Program LOC Provider Listed on Schedule I Hereto

     The undersigned, as Agent under the Amended and Restated Receivables Loan Agreement, dated as of December 23, 1998, among BWA Receivables Corporation, BorgWarner Automotive, Inc., as Collection Agent, ABN AMRO Bank N.V., as Agent and Program LOC Provider, the banks from time to time party thereto and Windmill Funding Corporation (as amended, supplemented, or otherwise modified from time to time, the "Loan Agreement"), acknowledges receipt of ten (10) executed counterparts of a completed Loans Supplement, dated as of the date set forth in
Item 1 of Schedule I hereto, between the Program LOC Provider set forth in Item 2 of Schedule I hereto, and the Successor Program LOC Provider set forth in Item 3 of Schedule I hereto, and schedules thereto. Terms defined in such Loans Supplement are used herein as therein defined.

     1. Pursuant to such Loans Supplement, you are advised that the Transfer Effective Date will be --------.

     2. Pursuant to such Loans Supplement the Successor Program LOC Provider is required to pay its Loan Price, if any, to the Program LOC Provider at or before 12:00 noon, local time of the Program LOC Provider, on the Transfer Effective Date in immediately available funds.

Very truly yours,

ABN AMRO Bank N.V., as
    Agent


By:
Title:

By:
Title:

Exhibit O
To
Receivables Loan Agreement
Loans Supplement
[Form of Assignment for Windmill]

     Loans Supplement, dated as of the date set forth in Item 1 of Schedule I hereto, between the Assignor set forth in Item 2 of Schedule I hereto (the "Assignor"), and the Assignee set forth in Item 3 of Schedule I hereto (the "Assignee").

W i t n e s s e t h:

     Whereas, this Loans Supplement is being executed and delivered in accordance with Section 11.6(e)(ii) of the Amended and Restated Receivables Loan Agreement, dated as of December 23, 1998, among BWA Receivables Corporation, a Delaware corporation (the "Borrower"), BorgWarner Automotive, Inc., a Delaware corporation, as Collection Agent, ABN AMRO Bank N.V., as agent for the Lenders (in such capacity on behalf of the Lenders, the "Agent"), and the banks from time to time party thereto (collectively the "Banks"), ABN AMRO Bank N.V., as provider of the program letter of credit (the "Program LOC Provider"), and Windmill Funding Corporation, a Delaware corporation ("Windmill") (Windmill together with the Program LOC Provider and the Banks, the "Lenders") (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"). Terms defined therein being used herein (and in the Schedules hereto) have the same meaning as defined in the Loan Agreement).

     Whereas, the Assignee wishes to become a party to the Loan Agreement; and

     Whereas, the Assignor is selling and assigning to the Assignee all of its Loan Amount and Interest and all rights and obligations related thereto under the Loan Agreement as set forth herein;

     Now, Therefore, the parties hereto hereby agree as follows:

1. Upon receipt by the Agent of ten (10) counterparts of this Loans Supplement, to each of which is attached a fully completed Schedule I and
Schedule II, and each of which has been executed by the Assignor, the Assignee, the Agent and the Borrower, and upon the satisfaction of all of the requirements set forth in Section 11.6(e)(ii) of the Loan Agreement, including delivery of an opinion of counsel of the Assignee as described therein, the Agent will transmit to the Borrower, the Assignor and the Assignee a Transfer Effective Notice, substantially in the form of Schedule III to this Loans Supplement (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Loans Supplement shall become effective (the "Transfer Effective Date"), which date shall be two (2) Business Days following the date of such Transfer Effective Notice (or such other date selected by the Agent in its sole discretion). From and after the Transfer Effective Date, (i) the Assignee shall be a party to the Loan Agreement for all purposes thereof as if the Assignee were an original party thereto, all references to "Windmill" in the Loan Agreement and all other Transaction Documents shall be references to the Assignee and the Assignee agrees to be bound by all of the terms and provisions contained therein, and the Assignor shall be substituted, released and discharged from any further obligations under the Loan Agreement.

     2. At or before 12:00 noon, local time of the Assignor, on the Transfer Effective Date, if the Assignor owns any Loan Amount under the Loan Agreement, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the sum of (i) the Loan Amount of the Assignor, plus (ii) all unpaid Interest owed to, or which may become payable to, the Assignor under the Loan Agreement to the end of all Tranche Periods applicable to such Loan Amount, plus (iii) all accrued but unpaid fees and other costs and expenses (whether or not then due) payable to the Assignor under or in connection with the Loan Agreement (the "Loan Price"). Effective upon receipt by the Assignor of the Loan Price from the Assignee, the Assignor hereby transfers and assigns to the Assignee, without recourse, representation or warranty (except as explicitly set forth below), and the Assignee hereby irrevocably takes, receives and assumes from the Assignor, all of the Assignor's beneficial interest in the Secured Interest held by the Agent on its behalf, if any.

     3. Concurrently with the execution and delivery hereof, the Assignor will provide to the Assignee copies of all documents requested by the Assignee which were delivered to the Assignor pursuant to the conditions precedent set forth in
Article V of the Loan Agreement.

     4. Each of the parties to this Loans Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Loans Supplement.

     5. By executing and delivering this Loans Supplement, the Assignor and the Assignee confirm to and agree with each other and the Agent and the other Lenders as follows: (i) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other Transaction Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Transaction Document, any Interest, any Receivable, or any other Affected Asset or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (ii) the Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Borg-Warner Entity or any other Affiliate of the Borrower or any other Borg-Warner Entity or any Obligor or the performance or observance by the Borrower or any other Borg-Warner Entity or any other Affiliate of the Borrower or any other Borg-Warner Entity of any of its obligations under the Loan Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the collectibility of any Receivable; (iii) the Assignee confirms that it has received a copy of the Loan Agreement (other than the Fee Letter), together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Loans Supplement; (iv) the Assignee will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under, or in connection with, the Loan Agreement; (v) the Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under, or in connection with, the Loan Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Loan Agreement; (vi) the Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as "Windmill" under the Loan Agreement; and (vii) the Assignee specifies as its address for notices the address set forth in
Schedule II hereto.

     6. Each party hereto represents and warrants to and agrees with the Agent that each party hereto is aware of and will comply with all of the provisions of the Loan Agreement.

     7. Schedule II hereto sets forth administrative information with respect to the Assignee.

     8. Following the execution of this Loans Supplement by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent. This Loans Supplement shall be effective as of the Transfer Effective Date but only after it has been accepted and recorded by the Agent.

     9. Upon acceptance and recording of this Loans Supplement by the Agent, as of the Transfer Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Loans Supplement and in the Loan Agreement and to the extent transferred hereunder, have the rights and obligations of the Assignor thereunder and (ii) the Assignor shall, to the extent provided in this Loans Supplement and the Loan Agreement, relinquish its rights and be released from its obligations under the Loan Agreement.

     10. From and after the later of the Transfer Effective Date and the date of acceptance and recording of this Loans Supplement by the Agent, the Agent shall make all payments under the Loan Agreement in respect of the interest assigned hereby (including, without limitation, all payments on account of the Assignor and of Interest with respect thereto) to the Assignee. The Assignor and the Assignee shall make directly between themselves all appropriate adjustments in payments under the Loan Agreement for periods, if any, prior to the later of the dates specified in the preceding sentence.

     11. The Assignor and the Assignee hereby advise the Agent that, to the extent the consent of the Borrower or any other Person is required for the transfer contemplated herein, such consent has been duly obtained and remains in full force and effect.

     12. This Loans Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Loans Supplement.

     13. This Loans Supplement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

In Witness Whereof, the parties hereto have caused this Loans Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

          Schedule I
     to Loans
     Supplement
Completion of Information
and Signatures for
Loans Supplement

Re:Receivables Loan Agreement, dated as of December 23, 1998, with BWA Receivables Corporation

     Item      1    Date of Loans Supplement:
     Item      2    Assignor:
     Item      3    Assignee:
-----------------------------------, as
Assignor

By:
Title:


-----------------------------------, as
Assignee

By:
Title:
Consented To and Acknowledged:
ABN AMRO Bank N.V.,
    as Agent
By:
Title:

By:
     Title:

BWA Receivables Corporation
By:
Title:
                                     Schedule II
     to Loans
     Supplement
List of Offices and Addresses
for Notices

Address for Notices:



Attention:
Telephone:
Telecopy:
                                     Schedule III
     to Loans
     Supplement
Transfer Effective Notice
To:  The Assignee Listed
on Schedule I Hereto

     The undersigned, as Agent under the Receivables Loan Agreement, dated as of December 23, 1998, among BWA Receivables Corporation, BorgWarner Automotive, Inc., as Collection Agent, ABN AMRO Bank N.V., as Agent and Program LOC Provider, the banks from time to time party thereto and Windmill Funding Corporation (as amended, supplemented, or otherwise modified from time to time, the "Loan Agreement"), acknowledges receipt of ten (10) executed counterparts of a completed Loans Supplement, dated as of the date set forth in Item 1 of
Schedule I hereto, between the Assignor set forth in Item 2 of Schedule I hereto, and the Assignee set forth in Item 3 of Schedule I hereto, and schedules thereto. Terms defined in such Loans Supplement are used herein as therein defined.

     1. Pursuant to such Loans Supplement, you are advised that the Transfer Effective Date will be ------------------.
     2. Pursuant to such Loans Supplement the Assignee is required to pay its Loan Price, if any, to the Assignor at or before 12:00 noon, local time of the Assignor, on the Transfer Effective Date in immediately available funds.

     Very truly yours,

     ABN AMRO Bank N.V., as
         Agent


     By:
     Title:

     By:
     Title:

Schedule I
To
Receivables Loan Agreement
Banks and Bank Commitments

Name of Bank   Bank Commitment

ABN AMRO Bank N.V.  $114,750,000